================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

      [X]   Preliminary Proxy Statement
      [ ]   Confidential, For Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))
      [ ]   Definitive Proxy Statement
      [ ]   Definitive Additional Materials
      [ ]   Soliciting Material Pursuant to Section 240.14a-12

                            NATIONAL PROCESSING, INC.
                    ----------------------------------------

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                       N/A
                -------------------------------------------------

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

      [ ]  No fee required.

      [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

           (1)  Title of each class of securities to which transaction applies:
                Common Stock, without par value, of National Processing, Inc.

           (2)  Aggregate number of securities to which transaction applies:
                53,344,125 shares of National Processing Common Stock and options to purchase 1,586,065 shares of National Processing Common Stock

           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee of $180,881 is equal to $126.70 per million of the aggregate merger consideration of $1,427,635,600.

           (4)  Proposed maximum aggregate value of transaction: $1,427,635,600

           (5)  Total fee paid:

                $180,881

      [ ]  Fee paid previously with proxy materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount previously paid:

           (2)  Form, Schedule or Registration Statement No.:

           (3)   Filing Party:

           (4)   Date Filed:

                     [National Processing, Inc. Letterhead]

                                                 September [             ], 2004

Dear Fellow Shareholder:

      You are cordially invited to attend a special meeting of shareholders of National Processing, Inc., to be held on October [ ], 2004, at 9:00 a.m., Eastern time, at our principal executive offices, 1900 East Ninth Street, Cleveland, Ohio 44114.

      At the special meeting, we will ask you to adopt the merger agreement among National Processing, Bank of America Corporation and an indirect wholly owned subsidiary of Bank of America. If the merger is completed, each of your National Processing common shares will be converted into the right to receive $26.60 in cash, without interest.

      Our board of directors has carefully reviewed and considered the terms and conditions of the proposed merger. Based on its review, the board of directors has determined that the merger is advisable to and in the best interests of our shareholders. ACCORDINGLY, OUR BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

      Your vote is important. Failure to submit a signed proxy or to vote in person at the special meeting will have the same effect as a vote against the adoption of the merger agreement. Only holders of record of our common shares at the close of business on [ ], 2004 will be entitled to vote at the special meeting.

      Adoption of the merger agreement requires the affirmative vote of the holders of two-thirds of our common shares outstanding and entitled to vote at the special meeting. National City Corporation, which owned approximately 83.2% of our outstanding common shares as of the record date, has entered into a shareholders agreement with Bank of America pursuant to which National City has agreed to cause the common shares that it owns to be (i) counted as present at the special meeting for the purpose of establishing a quorum and (ii) voted against any other proposal for a merger, consolidation, reorganization or similar transaction involving National Processing. Assuming that National City votes the National Processing common shares it owns in favor of adoption of the merger agreement, sufficient votes will be cast for adoption of the merger agreement to ensure its passage without the vote of any other National Processing shareholder.

      Please complete, sign, date and return your proxy. If you hold your shares in "street name," you should instruct your broker how to vote in accordance with your voting instruction form.

      This proxy statement explains the proposed merger, the merger agreement and the transactions contemplated by the merger agreement and provides specific information concerning the special meeting. Please read the entire proxy statement carefully.

                                         Sincerely,

                                         Jon L. Gorney
                                         Chairman and Chief Executive Officer

This proxy statement is dated September [ ], 2004, and is first being mailed to National Processing shareholders on or about September [ ], 2004.

                            NATIONAL PROCESSING, INC.
                             1900 EAST NINTH STREET
                              CLEVELAND, OHIO 44114

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Shareholders of
NATIONAL PROCESSING, INC.

      A special meeting of shareholders of National Processing, Inc. will be held at our principal executive offices, 1900 East Ninth Street, Cleveland, Ohio 44114, on October [ ], 2004, at 9:00 a.m., Eastern time, for the following purposes:

      1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of July 12, 2004, among Bank of America Corporation, Monarch Acquisition, Inc., an indirect wholly owned subsidiary of Bank of America, and National Processing, Inc. In the merger National Processing, Inc. will become an indirect wholly owned subsidiary of Bank of America, and each outstanding National Processing common share will be converted into the right to receive $26.60 in cash, without interest; and

      2. To transact such other business that may properly come before the special meeting or any adjournment or postponement thereof, including a motion to adjourn the special meeting to another time or place, if necessary, for the purpose of soliciting additional proxies.

      We will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournments or postponements thereof.

      Only holders of record of our common shares at the close of business on [ ], 2004, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

      This proxy statement describes the proposed merger and the actions to be taken in connection with the merger and provides additional information about the parties involved. Please give this information your careful attention. Under Ohio law, if you do not vote in favor of the adoption of the merger agreement you will have the right to seek appraisal of the fair value of your National Processing common shares under Section 1701.85 of the Ohio Revised Code if the merger is completed, but only if you submit a written demand for an appraisal on or before the tenth day following the special meeting and you comply with the Ohio law procedures explained in this proxy statement. See "The Merger - Dissenters' Appraisal Rights of National Processing Shareholders" on page 49.

      NATIONAL PROCESSING'S BOARD OF DIRECTORS RECOMMENDS THAT NATIONAL PROCESSING SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

      We cannot complete the merger unless the merger agreement is adopted by our shareholders. Adoption of the merger agreement requires the affirmative vote of holders of two-thirds of our common shares outstanding and entitled to vote at the special meeting. National City Corporation, which owned approximately 83.2% of our outstanding common shares as of the record date, has entered into a shareholders agreement with Bank of America pursuant to which National City has agreed to cause the common shares that it owns to be (i) counted as present at the special meeting for the purpose of establishing a quorum and (ii) voted against any other proposal for a merger, consolidation, reorganization or similar transaction involving National Processing. Assuming that National City votes the National Processing common shares it owns in favor of adoption of the merger agreement, sufficient votes will be cast for adoption of the merger agreement to ensure its passage without the vote of any other National Processing shareholder.

      WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE AT THE SPECIAL MEETING IN THE MANNER DESCRIBED IN THIS PROXY STATEMENT. ANY SHAREHOLDER PRESENT AT THE SPECIAL MEETING, INCLUDING ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, MAY REVOKE SUCH SHAREHOLDER'S PROXY AND VOTE PERSONALLY ON THE PROPOSAL TO ADOPT THE MERGER AGREEMENT. YOUR VOTE AT THE SPECIAL MEETING WILL SUPERSEDE ANY VOTE YOU MAY HAVE PREVIOUSLY MADE. EXECUTED PROXIES WITH NO INSTRUCTIONS INDICATED THEREON WILL BE VOTED "FOR" THE ADOPTION OF THE MERGER AGREEMENT. IF YOU FAIL TO RETURN YOUR PROXY OR TO VOTE IN PERSON AT THE SPECIAL MEETING, YOUR SHARES WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE SPECIAL MEETING, AND WILL EFFECTIVELY BE COUNTED AS A VOTE "AGAINST" THE ADOPTION OF THE MERGER AGREEMENT.

      Please complete, date and sign the enclosed proxy card and return it in the enclosed postage-paid return envelope. Please do not send any share certificates at this time.

      By Order of the Board of Directors,

      CARLTON E. LANGER
      Secretary

      September [   ], 2004

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER..................................    1

SUMMARY ................................................................    4

     Information About the Companies....................................    4

     The Special Meeting................................................    4

     Board Recommendation...............................................    7

     The Merger and the Merger Agreement................................    8

     Material United States Federal Income Tax Consequences.............   11

     Accounting Treatment...............................................   12

     Interests of National Processing Directors and Executive Officers
       in the Merger....................................................   12

     Dissenters' Appraisal Rights of National Processing Shareholders...   12

     The Paying Agent...................................................   13

     The Shareholders Agreement.........................................   13

     Certain Other Agreements...........................................   13

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE.........................   15

THE COMPANIES...........................................................   16

     National Processing, Inc...........................................   16

     Bank of America Corporation........................................   16

     Monarch Acquisition, Inc...........................................   16

THE SPECIAL MEETING.....................................................   17

     Date, Time and Place...............................................   17

     Purpose of the Special Meeting.....................................   17

     Record Date; Shareholders Entitled to Vote.........................   17

     Voting.............................................................   17

     Revocation of Proxies..............................................   18

     Quorum ............................................................   18

     Shareholder Vote Required to Adopt the Merger Agreement............   19

     Solicitation Costs.................................................   19

     Exchange of Share Certificates.....................................   20

THE MERGER..............................................................   21

     Background of the Merger...........................................   21

     National Processing's Considerations Relating to the Merger........   30

     Recommendation of National Processing's Board of Directors.........   34

     Opinion and Summary of Analyses of Our Financial Advisor...........   34

         Certain Financial Information..................................   41

         Interests of National Processing Directors and
          Executive Officers in the Merger..............................   43

         Interests of National City in the Merger.......................   47

         Indemnification; Directors' and Officers' Insurance............   47

         Governmental and Regulatory Matters............................   47

         Material United States Federal Income Tax Consequences.........   48

         Dissenters' Appraisal Rights of National Processing
          Shareholders..................................................   49

         Fees and Expenses..............................................   51

         Other Expenses.................................................   51

         Accounting Treatment...........................................   52

         Delisting and Deregistration of National Processing Common
          Shares........................................................   52

THE MERGER AGREEMENT....................................................   53

         The Merger.....................................................   53

         Closing and Effective Time of the Merger.......................   53

         Consideration to be Received in the Merger.....................   53

         Cancellation of Shares.........................................   53

         Treatment of Stock Options and Restricted Shares...............   54

         Payment for Shares.............................................   54

         Representations and Warranties.................................   55

         Material Adverse Effect........................................   56

         Covenants......................................................   57

         No Solicitation................................................   59

         Shareholder Meeting............................................   60

         Access to Information; Confidentiality.........................   61

         Reasonable Best Efforts; Cooperation...........................   61

         Employee Benefit Matters.......................................   62

         Indemnification................................................   64

         Public Announcements...........................................   64

         Termination of Tax-Sharing Agreement...........................   65

         Fees and Expenses..............................................   65

         Conditions of the Merger.......................................   65

         Termination....................................................   67

         Fee if the Merger Agreement is Terminated......................   68

         Effect of Termination..........................................   68

         Amendment......................................................   68

         Extension; Waiver..............................................   68

         Bank of America Commitment.....................................   69

THE SHAREHOLDERS AGREEMENT..............................................   70

         Voting Matters.................................................   70

         Transfer and Other Restrictions................................   71

         No Solicitation................................................   71

         Termination and Termination Fee................................   71

         Noncompetition and Nonsolicitation Obligations.................   72

         Nondisclosure of Proprietary Information.......................   73

         Taxes..........................................................   73

         Indemnification................................................   73

         Purchase Price Reimbursement...................................   75

CERTAIN OTHER AGREEMENTS................................................   75

BENEFICIAL OWNERSHIP OF NATIONAL PROCESSING COMMON SHARES...............   77

ADDITIONAL INFORMATION..................................................   79

SHAREHOLDER PROPOSALS FOR ANNUAL MEETINGS...............................   80

ANNEX A - AGREEMENT AND PLAN OF MERGER

ANNEX B - SHAREHOLDERS AGREEMENT

ANNEX C - OPINION OF MORGAN STANLEY & CO. INCORPORATED

ANNEX D - SECTIONS 1701.84 AND 1701.85 OF THE OHIO REVISED CODE

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.    WHAT IS THE PROPOSED TRANSACTION?

A. Bank of America will acquire National Processing through the merger of an indirect wholly owned subsidiary of Bank of America with and into National Processing. After the merger, National Processing will continue as an indirect wholly owned subsidiary of Bank of America.

Q. WHY IS THE NATIONAL PROCESSING BOARD OF DIRECTORS RECOMMENDING THE ADOPTION OF THE MERGER AGREEMENT?

A. The National Processing board of directors believes that the merger is advisable and in the best interests of National Processing and its shareholders. The National Processing board of directors received an opinion from Morgan Stanley & Co. Incorporated that, as of July 12, 2004, and based on the matters and subject to the considerations set forth in that opinion, the $26.60 per share in cash to be received by holders of National Processing common shares is fair, from a financial point of view, to those holders other than National City. See "The Merger - National Processing's Considerations Relating to the Merger" on page 30 and "The Merger - Opinion and Summary of Analyses of Our Financial Advisor" on page
      34. Some directors and executive officers of National Processing have interests in the merger that differ from or are in addition to those of shareholders of National Processing generally. See "The Merger - Interests of National Processing Directors and Executive Officers in the Merger" on page 43.

Q.    WHAT WILL HAPPEN TO MY NATIONAL PROCESSING COMMON SHARES AFTER THE MERGER?

A. Upon completion of the merger, each issued and outstanding National Processing common share will automatically be converted into the right to receive a per share amount equal to $26.60 in cash, without interest.

Q.    WHAT WILL HAPPEN TO MY STOCK OPTIONS AFTER THE MERGER?

A. Pursuant to the merger agreement, we will take all action necessary to adjust the terms of all outstanding options to acquire our common shares so that, upon completion of the merger, each option outstanding immediately prior to the completion of the merger will become fully vested and will be converted into the right to receive the excess, if any, of $26.60 over the sum of (1) the exercise price per share of the stock option and (2) any applicable withholding tax, multiplied by the number of common shares subject to the stock option. No payment will be made with respect to options that have per share exercise prices equal to or greater than $26.60.

Q.    WHAT ARE THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

A. Generally, a holder of National Processing common shares will recognize taxable gain or loss equal to the difference between (1) the amount of cash such holder receives and (2) the adjusted tax basis of such holder's National Processing common shares exchanged therefor. Please read "The Merger - Material United States Federal Income Tax Consequences" beginning on page 48 for a more detailed discussion of the tax consequences of the merger. You should consult your tax advisor on how specific tax consequences of the merger apply to you.

Q.    WHAT VOTE OF OUR SHAREHOLDERS IS REQUIRED TO ADOPT THE MERGER AGREEMENT?

A. The affirmative vote of holders of two-thirds of our common shares outstanding and entitled to vote at the special meeting is necessary to adopt the merger agreement. National City, which owned approximately 83.2% of our outstanding common shares as of the close of business on [ ], 2004, the record date for the special meeting, has entered into a shareholders agreement with Bank of America pursuant to which National City has agreed to cause the common shares that it owns to be (i) counted as present at the special meeting for the purpose of establishing a quorum and (ii) voted against any other proposal for a merger, consolidation, reorganization or similar transaction involving National Processing. Assuming that National City votes the National Processing common shares it owns in favor of adoption of the merger agreement, sufficient votes will be cast for adoption of the merger agreement to ensure its passage without the vote of any other National Processing shareholder. Nonetheless, we encourage you to vote on the adoption of the merger agreement by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid return envelope.

Q.    AM I ENTITLED TO APPRAISAL RIGHTS?

A. Yes, if you follow the procedures required by the Ohio Revised Code. Under Ohio law, if you own our common shares and do not vote in favor of adopting the merger agreement, you will have the right to seek appraisal of the fair value of your National Processing common shares under Section 1701.85 of the Ohio Revised Code if the merger is completed, but only if you submit a written demand for an appraisal on or before the tenth day following the special meeting and you comply with the Ohio law procedures explained in this proxy statement. We will not notify you of the expiration of this ten-day period.

Q.    WHAT DO I NEED TO DO NOW?

A. After carefully reading and considering the information contained in this proxy statement, please complete, sign and date your proxy and return it in the enclosed postage-paid return envelope as soon as possible, so that your shares may be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote "FOR" the adoption of the merger agreement.

Q. WHAT HAPPENS IF I DO NOT SUBMIT A PROXY OR VOTE IN PERSON AT THE SPECIAL MEETING?

A. Because the required vote of our shareholders is based upon the number of our outstanding common shares rather than upon the shares actually voted, the failure by the holder of any of our common shares to submit a proxy or to vote in person at the special meeting, including abstentions and broker non-votes, will have the same effect as a vote "AGAINST" the adoption of the merger agreement.

Q.    CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A. Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy bearing a later date. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to us prior to the special meeting at:
      National Processing, Inc., Locator Number 2174, 1900 East Ninth Street, Cleveland, Ohio 44114, Attention: Secretary. Third, you can attend the special meeting and deliver a signed notice of revocation, deliver a later-dated duly executed proxy, or vote in person. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause shares to be voted.

Q. IF MY NATIONAL PROCESSING SHARES ARE HELD IN "STREET NAME" BY MY BROKER OR BANK, WILL MY BROKER OR BANK VOTE MY SHARES FOR ME?

A. Your broker or bank will vote your National Processing shares only if you provide instructions on how to vote. You should follow the directions provided by your broker or bank regarding how to instruct your broker or bank to vote your shares. Without instructions, your shares will not be voted, which will have the effect of a vote "AGAINST" the adoption of the merger agreement.

Q.    SHOULD I SEND IN MY SHARE CERTIFICATES NOW?

A. No. After the merger is completed, you will receive a transmittal form with instructions for the surrender of your National Processing share certificates. Please do not send in your share certificates with your proxy.

Q.    WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A. We are working to complete the merger as quickly as possible. In addition to obtaining shareholder approval, we must satisfy all other closing conditions, including the expiration or termination of applicable regulatory waiting periods. We currently expect to complete the merger promptly following our special meeting, which is scheduled for October [ ], 2004.

Q.    WHO CAN HELP ANSWER MY QUESTIONS?

A. If you have any questions about the merger or if you need additional copies of this proxy statement or the enclosed proxy, you should contact us at: National Processing, Inc., Locator Number 2174, 1900 East Ninth Street, Cleveland, Ohio 44114, Telephone: (800) 622-4204, Attention:
      Secretary.

                                     SUMMARY

      This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the attached annexes, and the other documents to which we have referred you. See "Additional Information" on page 80. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

INFORMATION ABOUT THE COMPANIES (PAGE 16)

      National Processing, Inc.

      National Processing, Inc. and its subsidiaries are providers of electronic payment processing services. National Processing is headquartered in Cleveland, Ohio. National Processing's primary operating subsidiary, National Processing Company, LLC, is located in Louisville, Kentucky. National Processing's principal executive offices are located at 1900 East Ninth Street, Cleveland, Ohio 44114, and its telephone number is (800) 622-4204.

      Bank of America Corporation

      Bank of America Corporation is a bank holding company and a financial holding company. Bank of America provides a diversified range of banking and nonbanking financial services and products in 29 states and the District of Columbia and in selected international markets. Bank of America's principal executive offices are located at Bank of America Corporate Center, 100 N. Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-8486.

      Monarch Acquisition, Inc.

      Monarch Acquisition, Inc., an Ohio corporation, is an indirect wholly owned subsidiary of Bank of America formed solely for the purpose of effecting the merger with National Processing. Monarch Acquisition has not conducted any unrelated activities since its organization. Monarch Acquisition's principal executive offices are located at Bank of America Corporate Center, 100 N. Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-8486.

THE SPECIAL MEETING (PAGE 17)

      We are furnishing this proxy statement to our shareholders as part of the solicitation of proxies by our board of directors for use at the special meeting.

      Date, Time and Place. The special meeting of our shareholders will be held at our principal executive offices, 1900 East Ninth Street, Cleveland, Ohio 44114, at 9:00 a.m., Eastern time, on October [ ], 2004.

      Purpose. You will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of July 12, 2004, by and among Bank of America, Monarch

Acquisition and National Processing. The merger agreement provides that Monarch Acquisition will merge into us, and we will become an indirect wholly owned subsidiary of Bank of America. Each National Processing common share you own will be converted into the right to receive $26.60 in cash, without interest. However, you will have the right to demand appraisal rights and receive the "fair value" of your shares as determined under Ohio law. Any National Processing common shares held by us, Bank of America or Monarch Acquisition will be canceled in the merger.

      Record Date; Shareholders Entitled to Vote. You are entitled to vote at the special meeting if you owned our common shares as of the close of business on [ ], 2004, the record date for the special meeting. On the record date, there were [ ] common shares entitled to vote at the special meeting, of which a total of [ ] common shares (or % of the total outstanding) were held by National Processing's directors and executive officers. You will have one vote on each matter submitted to a vote at the special meeting for each National Processing common share that you owned as of the close of business on the record date.

      Voting and Revocability of Proxies. You should complete, date and sign the accompanying proxy and promptly return it in the enclosed postage-paid return envelope. Brokers or banks holding shares in "street name" may vote the shares only if you provide instructions on how to vote. Brokers or banks will provide you with directions on how to instruct the broker or bank to vote your shares. All properly executed proxies that we receive prior to the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no direction is indicated on a properly executed proxy returned to us, the underlying shares will be voted "FOR" the adoption of the merger agreement.

      We do not expect any other business to come before the special meeting. If other business properly comes before the special meeting or any adjournments or postponements of the special meeting, including any adjournments or postponements for the purpose of soliciting additional proxies to adopt the merger agreement, the enclosed proxy card gives discretionary authority to the persons named on the card to vote the National Processing common shares represented by the card in their discretion.

      You may revoke your proxy at any time prior to the vote at the special meeting by delivering to National Processing's Secretary a signed notice of revocation or a later-dated, signed proxy. In addition, you may revoke your proxy by delivering to the chairman of the special meeting, on the day of the special meeting, a signed notice of revocation or a later-dated signed proxy. You also may revoke your proxy by attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause shares to be voted.

      Quorum. A quorum must be present to transact business at the special meeting. A quorum will be present at the special meeting if a majority of all of our common shares issued and outstanding on the record date and entitled to vote at the special meeting are represented at the special meeting in person or by a properly executed proxy. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. National City has agreed, pursuant to the terms of the shareholders agreement, to cause all of the National Processing common shares it owns to be counted as present at any shareholders meeting for the purpose of establishing a quorum.

      Vote Required. Adoption of the merger agreement requires the affirmative vote of holders of two-thirds of our common shares outstanding and entitled to vote at the special meeting. National City, which owns approximately 83.2% of our outstanding common shares as of the record date, has entered into a shareholders agreement with Bank of America pursuant to which National City has agreed to cause the common shares that it owns to be (i) counted as present at the special meeting for the purpose of establishing a quorum and (ii) voted against any other proposal for a merger, consolidation, reorganization or similar transaction involving National Processing. Assuming that National City votes the National Processing common shares it owns in favor of adoption of the merger agreement, sufficient votes will be cast for adoption of the merger agreement to ensure its passage without the vote of any other National Processing shareholder. Nonetheless, we encourage you to vote on the adoption of the merger agreement by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid return envelope.

      Effect of Abstentions and Broker Non-Votes. Both abstentions and "broker non-votes" will be counted in determining whether a quorum is present at the special meeting. Abstentions, "broker non-votes" and shares not in attendance and not voted at the special meeting will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. It is very important that ALL National Processing shareholders vote their shares, so please promptly complete and return the enclosed proxy card.

      Solicitation of Proxies and Expenses. We will bear the cost and expense associated with the solicitation of proxies from our shareholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from our shareholders by telephone, internet, facsimile, or other electronic means or in person. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

      [ ] will assist in our solicitation of proxies. We will pay [ ] a fee of $[ ], plus reimbursement of certain out-of-pocket expenses, and will indemnify [ ] against any losses arising out of its proxy solicitation services on our behalf.

      SHAREHOLDERS SHOULD NOT SEND SHARE CERTIFICATES WITH THEIR PROXIES. A transmittal form with instructions for the surrender of certificates representing common shares will be mailed to shareholders shortly after completion of the merger.

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BOARD RECOMMENDATION (PAGE 34)

      National Processing's board of directors has unanimously approved the merger agreement and unanimously recommends that National Processing's shareholders vote "FOR" the adoption of the merger agreement.

      Some directors and executive officers of National Processing have interests in the merger that differ from or are in addition to those of shareholders of National Processing generally. See "The Merger - Interests of National Processing Directors and Executive Officers in the Merger" on page 43.

THE MERGER AND THE MERGER AGREEMENT (PAGES 21 & 53)

      The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the merger agreement and the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement.

      Structure of the merger

      At the effective time of the merger, Monarch Acquisition, an indirect wholly owned subsidiary of Bank of America, will be merged with and into National Processing. National Processing will continue as the surviving corporation and become an indirect wholly owned subsidiary of Bank of America.

      National Processing common shares

      At the closing of the merger, each of your National Processing common shares will be converted into the right to receive $26.60 in cash, without interest.

      National Processing stock options and restricted stock

      In connection with the merger, our board of directors will take any action necessary to make sure that each option to purchase National Processing common shares outstanding immediately prior to the completion time of the merger will become fully vested and will be converted into the right to receive the excess, if any, of $26.60 over the sum of (1) the exercise price per share of the stock option and (2) any applicable withholding tax, multiplied by the number of common shares subject to the stock option. In addition, each National Processing common share subject to a transfer restriction or risk of forfeiture that is outstanding immediately prior to the completion of the merger will be converted into the right to receive $26.60 in cash, without interest.

      Opinion of financial advisor

      In connection with National Processing's consideration of the merger, National Processing received financial advice from Morgan Stanley & Co. Incorporated. Morgan Stanley has provided its opinion dated July 12, 2004 to National Processing's board of directors that, as of that date and subject to the qualifications and limitations and based on the considerations in its opinion, the merger consideration to be received by the holders of National Processing common shares is fair from a financial point of view to the holders of National Processing common shares other than National City.

      The full text of the written opinion of Morgan Stanley, dated July 12, 2004, is attached as Annex C to this proxy statement. For a description of the opinion, see "The Merger -- Opinion and Summary of Financial Analyses of Our Financial Advisor" on page 34. Morgan Stanley provided its opinion for the information and assistance of National Processing's board of directors in connection with its consideration of the merger. The Morgan Stanley opinion is not a recommendation as to how any holder of National Processing common shares should vote with respect to the merger.

      Conditions to the merger

      A number of conditions must be satisfied before the merger can be completed. These include:

      - the receipt of the approval of National Processing shareholders adopting the merger agreement, and evidence that holders of less than 10% of National Processing's outstanding common shares are eligible to effectively assert dissenters' rights;

      - the receipt of any consents or approvals of any governmental entity required to consummate the merger, if the failure to receive the consent or approval is reasonably expected to materially impair the ability of the parties to consummate the merger;

      - the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (see "The Merger -- Governmental and Regulatory Matters" on page 47);

      - the absence of any legal restraints or prohibitions preventing the consummation of the merger;

      - the accuracy of the representations and warranties of each party contained in the merger agreement, except for any inaccuracies that would not reasonably be expected to result in a material adverse effect on such party; and

      - the performance in all material respects of all of the obligations of the parties contained in the merger agreement.

      In addition, the obligation of Bank of America to effect the merger is subject to the satisfaction or waiver of the following conditions:

      - National Processing having obtained required consents from third parties under certain material contracts;

      - execution of certain commercial agreements between National City and its affiliates, on the one hand, and Bank of America and National Processing, on the other hand;

      -     the receipt of consents and releases from various third parties; and

      - no third-party claim, litigation or proceeding seeking an injunction, order or decree or similar legal adjudication seeking to limit Bank of America's or its subsidiaries' business activities as a result of the merger will be in effect.

      Either Bank of America or National Processing may waive conditions for the benefit of itself and its stockholders or shareholders, as applicable, and complete the merger even though one or more of these conditions have not been met. Bank of America and National Processing cannot give any assurance that all of the conditions will be satisfied or waived or that the merger will occur.

      Termination of the merger agreement

      Bank of America and National Processing may mutually agree at any time before the effective time of the merger to terminate the merger agreement. Also, either party may terminate the merger agreement, without the consent of the other, before the effective time of the merger if:

      - the merger is not consummated on or before November 30, 2004, provided that the terminating party is not in breach of the merger agreement;

      - National Processing shareholders fail to adopt the merger agreement at the special meeting;

      - any final and nonappealable order of any court or governmental entity prohibits the merger;

      - any condition to the obligation of the terminating party to effect the merger is not capable of being satisfied prior to the termination date;

      - National Processing's board of directors has withdrawn, modified or qualified in any manner adverse to Bank of America its recommendation that the National Processing shareholders adopt the merger agreement; or

      - in the case of Bank of America, the occurrence of a material adverse change with respect to National Processing.

      Termination fee

      A termination fee of $50,000,000 is payable by National Processing to Bank of America in the event that (i) National Processing's board of directors withdraws, modifies or qualifies its recommendation that National Processing shareholders adopt the merger agreement and National Processing terminates the merger agreement or (ii) National Processing fails to hold the special meeting by November 19, 2004, and Bank of America terminates the merger agreement because any condition to the obligation of both parties to effect the merger, or any condition to the obligation of Bank of America to effect the merger, is not capable of being satisfied by November 30, 2004.

      No Solicitation

      The merger agreement provides that we will not, nor will we authorize or permit any of our subsidiaries or our or their directors, officers, or employees or any investment banker, attorney, accountant or other representative retained by us or any of our subsidiaries to, directly or indirectly:

      - initiate, solicit or knowingly encourage the making of any acquisition proposal; or

      - participate in any discussions or negotiations regarding, or furnish to any person any information, or otherwise knowingly encourage the making of an acquisition proposal.

      The merger agreement provides that if at any time prior to the time that our shareholders adopt the merger agreement we receive a bona fide written acquisition proposal, we may, if our board of directors determines that it is reasonably likely to be necessary to do so in order to comply with its fiduciary duties under applicable law:

      - furnish information about us to the person making such acquisition proposal, provided that such acquisition proposal constitutes, or is reasonably likely to result in, a transaction more favorable to our shareholders, from a financial point of view, than the merger;

      - participate in discussions or negotiations regarding such acquisition proposal, provided that such acquisition proposal constitutes, or is reasonably likely to result in, a transaction more favorable to our shareholders, from a financial point of view, than the merger; or

      - recommend such acquisition proposal to our shareholders if our board of directors determines that such acquisition proposal would be more favorable to our shareholders, from a financial point of view, than the merger.

      Governmental Clearance

      The merger is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. See "The Merger -- Governmental and Regulatory Matters."

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES (PAGE 48)

      For United States federal income tax purposes, generally you will recognize a taxable gain or loss as a result of the merger measured by the difference, if any, between $26.60 per share and your adjusted tax basis in that share.

      You should read "The Merger - Material United States Federal Income Tax Consequences" beginning on page 48 for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor to fully understand the tax consequences of the merger to you.

ACCOUNTING TREATMENT (PAGE 52)

      The merger will be accounted for as a "purchase" for financial accounting purposes.

INTERESTS OF NATIONAL PROCESSING DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (PAGE 43)

      In considering the recommendation of National Processing's board of directors with respect to the merger, National Processing shareholders should be aware that some of our directors and executive officers have interests in the merger that are different from, or are in addition to, the interests of our shareholders generally, including those listed below:

      - Outstanding options to acquire National Processing common shares, including those that are held by National Processing's directors and executive officers, will be canceled in exchange for a cash payment specified in the merger agreement. Based upon the options to purchase National Processing common shares outstanding as of July 27, 2004, the aggregate amount of the cash payment, before withholding of applicable taxes, expected to be payable to National Processing's directors and executive officers in respect of such options is $3,357,180.

      - The vesting of National Processing common shares held by National Processing's executive officers that are subject to restrictions on transfer or risk of forfeiture will be accelerated. Such shares will be converted at the effective time of the merger into the right to receive the merger consideration without restriction on transfer or risk of forfeiture. The aggregate number of restricted National Processing common shares held by the executive officers as of July 27, 2004 is 64,000.

      - National Processing has entered into severance agreements with certain executive officers which provide severance and other benefits if the executive officers' employment with National Processing is terminated after the merger under specified conditions. The aggregate amount of the cash benefits that would be payable to such executive officers if their employment was terminated after completion of the merger under qualifying circumstances would be $2,681,388.

DISSENTERS' APPRAISAL RIGHTS OF NATIONAL PROCESSING SHAREHOLDERS (PAGE 49)

      Under Ohio law, if the merger agreement is adopted by the National Processing shareholders, any National Processing shareholder that objects to the merger agreement may be entitled to seek relief as a dissenting shareholder under Section 1701.85 of the Ohio Revised Code. To perfect dissenters' rights, a record holder must:

      - not vote his or her National Processing common shares in favor of the proposal to adopt the merger agreement at the special meeting;

      - deliver a written demand for payment of the fair cash value of his or her National Processing common shares on or before the tenth day following the special meeting; and

      -     otherwise comply with the statute.

      We will not notify shareholders of the expiration of this ten -day period. National Processing common shares held by any person who desires to dissent but fails to perfect or who effectively withdraws or loses the right to dissent under Section 1701.85 of the Ohio Revised Code will be converted into, as of the effective time of the merger, the right to receive the $26.60 per share merger consideration. Copies of Sections 1701.84 and 1701.85 of the Ohio Revised Code are attached as Annex D to this proxy statement. See "The Merger - Dissenters' Appraisal Rights of National Processing Shareholders."

THE PAYING AGENT

      [ ] or another comparable institution will act as the paying agent in connection with the merger.

THE SHAREHOLDERS AGREEMENT (PAGE 70)

      In connection with the merger agreement, National City, which owns approximately 83.2% of our issued and outstanding common shares as of the close of business on the record date, entered into a shareholders agreement with Bank of America. Under the terms of the shareholders agreement, National City has agreed to:

      - cause the National Processing common shares it owns to be counted as present for the purpose of establishing a quorum at any National Processing shareholder meeting held to consider the merger;

      - vote the National Processing common shares it owns against any action that would (i) cause National Processing to breach the terms of the merger agreement or (ii) postpone or delay any National Processing shareholder meeting held to consider the merger; and

      - vote the National Processing common shares it owns against any other merger, consolidation, reorganization, sale or transfer of material assets or recapitalization of National Processing.

      Pursuant to the shareholders agreement, National City has agreed to pay Bank of America a $50,000,000 termination fee in the event that National City does not vote the National Processing common shares it owns in favor of adoption of the merger agreement. See "The Shareholders Agreement - Termination and Termination Fee."

CERTAIN OTHER AGREEMENTS

      Pursuant to, and simultaneously with the execution of, the merger agreement, National City and certain of its affiliates entered into, or agreed to enter into, the following agreements with us and Bank of America.

      Service and Sponsorship Agreement

      National Processing and National City Bank of Kentucky ("NCBK"), a subsidiary of National City, are parties to a sponsorship agreement entered into on June 30, 1996. The sponsorship agreement provides, among other things, that National Processing will indemnify NCBK against certain losses and claims, including chargebacks for airline tickets that have been purchased pursuant to the Charge Card Processing Agreement dated as of November 15, 2000, by and among National Processing Company (a subsidiary of National Processing), NCBK and United Air Lines, Inc. (the "UAL Contract").

      In connection with the merger, National Processing and NCBK entered into a Service and Sponsorship Agreement dated July 12, 2004, effective upon closing of the merger, with respect to the UAL Contract. Pursuant to this Service and Sponsorship Agreement, Bank of America through National Processing has agreed to make a one-time payment of $36 million to NCBK in exchange for NCBK's agreement to release National Processing from its obligation under the sponsorship agreement to indemnify NCBK against any losses or claims to the extent related to or arising from the UAL Contract. National City has also agreed, pursuant to the Shareholders Agreement, to assume National Processing's obligations and potential liabilities under, and to indemnify Bank of America for losses related to, the UAL Contract.

      In addition, the Service and Sponsorship Agreement provides that National Processing will pay NCBK processing fees for NCBK's settlement of United Air Lines transactions services less National Processing's actual costs in providing certain services to United Air Lines. NCBK will have the opportunity to earn a profit of approximately $1 million under the Service and Sponsorship Agreement over the term of that agreement.

      Master Referral Agreement

      National City and Bank of America entered into a master referral agreement dated July 12, 2004, effective upon closing of the merger, pursuant to which National City is eligible to receive fees from Bank of America based on National City's and its affiliates' use of Bank of America's merchant services. National City and its affiliates are also eligible to receive fees in the event that their respective business customers utilize Bank of America's merchant services. National City and its affiliates have agreed to refer their customers' processing business through National Processing. The fees National City is eligible to receive are customary for agreements of this type.

      Transition Services Agreement

      In connection with the merger, National City and National Processing will enter into a transition services agreement, pursuant to which National City or its affiliates will provide, at cost for an initial term, certain services to National Processing following the completion of the merger with respect to information technology and human resources.

                 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

      Certain statements and assumptions in this proxy statement are based on "forward-looking" information and involve risks and uncertainties. We believe that such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include those that may predict, forecast, indicate or imply future results, performance or achievements. These statements are subject to numerous risks, assumptions and uncertainties that could cause actual results, performance or achievements to differ materially from those suggested by our forward-looking statements. Although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements could be incorrect. Such risks and uncertainties include our inability to complete the merger and the other risks and factors identified from time to time in reports we file with the Securities and Exchange Commission (the "SEC").

      Words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "hopes," "targets" or similar expressions are intended to identify forward-looking statements, which speak only as to the date of this proxy statement. It is not possible to predict all risk factors or to estimate the impact of these factors. Accordingly, shareholders should not place undue reliance on our forward-looking statements. We do not undertake any obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as required by law.

      All information contained in this proxy statement with respect to Bank of America and Monarch Acquisition has been supplied by Bank of America.

                                  THE COMPANIES

NATIONAL PROCESSING, INC.

      When we refer to "we," "us," "our," and "the company" in this proxy statement, we are referring to National Processing, Inc. and its subsidiaries taken as a whole, unless the context requires otherwise.

      We are providers of electronic payment processing services. We were incorporated in 1996 as an Ohio corporation and, as of the record date, are 83.2% owned by National City, a financial holding company headquartered in Cleveland, Ohio. Our primary operating subsidiary, National Processing Company, LLC, is located in Louisville, Kentucky. As of June 30, 2004, we had approximately 1,600 full-time and part-time employees. We lease our main processing facility in Louisville, Kentucky, consisting of approximately 224,000 square feet. We lease a portion of this facility from National City Bank of Kentucky, a wholly owned subsidiary of National City. We also have 18 marketing and sales offices located throughout the United States. National Processing's principal executive offices are located at 1900 East Ninth Street, Cleveland, Ohio 44114, and its telephone number is (800) 622-4204.

      Additional information about National Processing and its subsidiaries is contained in its filings with the SEC. See "Additional Information."

BANK OF AMERICA CORPORATION

      Bank of America Corporation is a Delaware corporation, a bank holding company and a financial holding company. It provides a diversified range of banking and nonbanking financial services and products in 29 states and the District of Columbia and in selected international markets. Bank of America provides services and products through four business segments: (1) Consumer and Small Business Banking, (2) Commercial Banking, (3) Wealth and Investment Management, and (4) Global Corporate and Investment Banking. Effective April 1, 2004, FleetBoston Financial Corporation, or "FleetBoston," merged with and into Bank of America and Bank of America was the surviving corporation in the transition. Following the FleetBoston merger, the principal banking subsidiaries of Bank of America are Bank of America, NA and Fleet National Bank. The principal executive offices of Bank of America are located in the Bank of America Corporate Center, 100 N. Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-8486.

MONARCH ACQUISITION, INC.

      Monarch Acquisition, Inc. is an indirect wholly owned subsidiary of Bank of America Corporation. Monarch Acquisition is an Ohio corporation that was formed solely for the purpose of facilitating the merger and has not conducted any unrelated activities since its organization. The address of its principal executive offices is Bank of America Corporate Center, 100 N. Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-8486.

                               THE SPECIAL MEETING

      We are furnishing this proxy statement to our shareholders as part of the solicitation of the enclosed proxy card by our board of directors for use at the special meeting in connection with the proposed merger. This proxy statement provides National Processing shareholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

DATE, TIME AND PLACE

      We will hold the special meeting on October [ ], 2004 at 9:00 a.m., Eastern time at our principal executive offices, 1900 East Ninth Street, Cleveland, Ohio 44114.

PURPOSE OF THE SPECIAL MEETING

      At the special meeting, National Processing shareholders will consider and vote upon a proposal to adopt the merger agreement. The merger agreement provides that Monarch Acquisition will merge into us, and we will become an indirect wholly owned subsidiary of Bank of America. Each National Processing common share you own will be converted into the right to receive $26.60 in cash, without interest. National Processing's board of directors unanimously recommends that holders of National Processing common shares vote and instruct their votes be cast "FOR" the proposal to adopt the merger agreement. Some directors and executive officers of National Processing have interests in the merger that are in addition to or differ from those of shareholders of National Processing generally. See "The Merger -- Interests of National Processing Directors and Executive Officers in the Merger."

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE

      The record date for the special meeting is [ ], 2004. Record holders of National Processing common shares at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were outstanding [ ] National Processing common shares entitled to cast votes at the special meeting, of which a total of [ ] common shares, or [ ]% of the total outstanding, were held by National Processing's directors and executive officers. On the record date, 44,365,400 National Processing common shares, or approximately 83.2% of the outstanding National Processing common shares, were owned by National City. Accordingly, National City can adopt the merger agreement without the vote of any other shareholder. See " -- Shareholder Vote Required to Adopt the Merger Agreement." Shareholders will have one vote on each matter submitted to a vote at the special meeting for each National Processing common share they owned on the record date.

VOTING

      National Processing shareholders are requested to complete, date and sign the enclosed proxy card and promptly return it in the enclosed postage-paid return envelope. There are two ways to vote National Processing common shares at the special meeting:

      - National Processing shareholders can vote by signing and returning the enclosed proxy card. If a holder votes by proxy card, the "proxy" (one of the individuals named on the proxy card) will vote the holder's shares as the holder instructs on the proxy card. If a holder signs and returns the proxy card but does not give instructions on how to vote the shares, the shares will be voted as recommended by National Processing's board of directors "FOR" the proposal to adopt the merger agreement; or

      - National Processing shareholders can attend the special meeting and vote in person. We will give each shareholder a ballot when he or she arrives at the special meeting. National Processing shareholders who are beneficial owners of shares held in "street name" by a broker, trustee or bank or other nominee holder on behalf of such shareholder may vote in person at the meeting by obtaining a proxy from the nominee holding the National Processing shares.

      If a holder does not vote his or her National Processing common shares in any of the ways described above, it will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

      If you have any questions about how to vote or direct a vote in respect of your National Processing common shares, you may contact National Processing's Investor Relations Department by phone at (800) 622-4204 or by submitting a question to: investor.relations@nationalcity.com.

REVOCATION OF PROXIES

      Any proxy given by a National Processing shareholder may be revoked at any time before it is voted at the special meeting by doing any of the following:

      - delivering a written notice bearing a date later than the date of the first proxy to National Processing's corporate secretary stating that the first proxy is revoked;

      - signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy; or

      - attending the special meeting and revoking the proxy in open meeting.

QUORUM

      A quorum must be present to transact business at the special meeting. A quorum will be present at the special meeting if a majority of all of our common shares issued and outstanding on the record date and entitled to vote at the special meeting are represented at the special meeting in person or by a properly executed proxy. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the special meeting. As of the record date, [ ] National Processing common shares were outstanding.

      If a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. If a new record date is set for the adjourned meeting, however, then a new quorum would have to be established. National City has agreed pursuant to the shareholders agreement to (i) cause all of the National Processing common shares it owns to be counted as present at any shareholders' meeting for the purpose of establishing a quorum and (ii) vote all of the National Processing common shares it owns against any adjournment or postponement of the special meeting.

SHAREHOLDER VOTE REQUIRED TO ADOPT THE MERGER AGREEMENT

      Adoption of the merger agreement requires the affirmative vote of holders of two-thirds of our common shares outstanding and entitled to vote at the special meeting. National City, which owns approximately 83.2% of our outstanding common shares as of the record date, has entered into a shareholders agreement with Bank of America pursuant to which National City has agreed to cause the common shares that it owns to be (i) counted as present at the special meeting for the purpose of establishing a quorum and (ii) voted against any other proposal for a merger, consolidation, reorganization or similar transaction involving National Processing. Assuming that National City votes the National Processing common shares it owns in favor of adoption of the merger agreement, sufficient votes will be cast for adoption of the merger agreement to ensure its passage without the vote of any other National Processing shareholder. If a National Processing shareholder abstains from voting or does not vote, either in person or by proxy, it will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. If a broker holds a shareholder's National Processing common shares in its name and the shareholder does not give the broker voting instructions, under the rules of the New York Stock Exchange, the broker may not vote the shares on the proposal to adopt the merger agreement. If a shareholder does not give a broker voting instructions and the broker does not vote the shares, this is referred to as a "broker non-vote." An abstention occurs when a shareholder attends the special meeting, either in person or by proxy, but abstains from voting or does not vote. Abstentions, broker non-votes and shares not present and not voted at the special meeting have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

SOLICITATION COSTS

      National Processing is soliciting the enclosed proxy card on behalf of National Processing's board of directors. In addition to solicitation by mail, our directors, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be paid for doing this.

      National Processing has retained [ ] to assist in the solicitation process. National Processing will pay [ ] a fee of $[ ] plus reimbursement of out-of-pocket costs and expenses. National Processing also has agreed to indemnify [ ] against various liabilities and expenses that relate to or arise out of [ ] solicitation of proxies.

      National Processing will ask banks, brokers and other custodians, nominees and fiduciaries to forward our proxy solicitation materials to the beneficial owners of the National Processing common shares held of record by such nominee holders. National Processing will reimburse these nominee holders for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

EXCHANGE OF SHARE CERTIFICATES

      Holders of National Processing common shares should not send share certificates or account statements with their proxies. Separate transmittal documents for the surrender of National Processing common share certificates in exchange for the $26.60 per share in cash merger consideration will be mailed to holders of National Processing common shares after the merger is completed. See "The Merger Agreement -- Payment for Shares."

                                   THE MERGER

      The discussion in this proxy statement of the merger, the principal terms of the merger agreement and the shareholders agreement is subject to, and is qualified in its entirety by reference to, the merger agreement and the shareholders agreement, as applicable, copies of which are attached to this proxy statement as Annex A and Annex B. You should read carefully the merger agreement and the shareholders agreement.

BACKGROUND OF THE MERGER

      In 1996, National City, which then owned 100% of National Processing, decided to separate National Processing from National City to enhance the focus of the business and achieve equity-based compensation arrangements critical to attracting, retaining and motivating key employees. Proceeds from the sale of National Processing's common shares to the public provided additional capital for investment in National Processing's processing business. In August 1996, National Processing completed its initial public offering at $16.50 per share.

      In 1999, National City considered acquiring the publicly traded shares outstanding of National Processing, and commenced a tender offer on June 28, 1999 to acquire the shares at $9.50 per share. The tender offer was unsuccessful and National City let the offer expire.

      On September 30, 2002, National Processing's board of directors named Jon Gorney as National Processing's chairman and chief executive officer. Mr. Gorney replaced Thomas A. Wimsett, formerly chief executive officer and president, who resigned from National Processing.

      Since going public, the board of directors of National Processing, as part of its ongoing oversight and planning, has from time to time considered various financial and other alternatives that might be available to address operational issues and increase the value of National Processing to all of its shareholders. Beginning in May 2003, National Processing's board of directors explored a number of strategic alternatives designed to enhance shareholder value such as:

      -     a number of operational restructuring alternatives;

      -     potential joint ventures; and

      - acquisition, partnership and merger opportunities with participants in the merchant processing industry.

      In early March 2004, National Processing's board of directors decided to pursue a potential sale of National Processing to a third party and continued the evaluation of possible corporate restructurings in the event a sale of National Processing was not effected. On March 11, 2004, National Processing contacted Morgan Stanley to discuss exploring a potential sale of National Processing.

      On March 16, 2004, select members of the Management Team (defined below) and National Processing's board of directors met with representatives of Morgan Stanley to discuss a variety of issues relating to a sale process, including timing, potential interested parties, due diligence, confidentiality of the process, employee retention and other matters. Representatives of Morgan Stanley presented a preliminary list of parties likely to be interested in an acquisition of National Processing. After the meeting, representatives of the Management Team contacted National Processing's legal counsel, Jones Day, to advise them of the actions being taken in anticipation of the sale process.

      On March 19, 2004, representatives of Morgan Stanley and Jones Day separately met with Jon Gorney, Chairman and Chief Executive Officer of National Processing, and the three independent National Processing directors to further discuss the process related to a potential sale of National Processing.

      On March 20, 2004, Aureliano Gonzalez-Baz, Preston B. Heller, Jr. and Jeffrey P. Gotschall, National Processing's independent directors, decided to retain separate counsel because of the possibility of conflict between National City, National Processing's majority shareholder, and National Processing's minority shareholders in connection with a potential sale of National Processing.

      On March 20, 2004, National Processing's independent directors retained the law firm of Baker & Botts, LLP, in connection with the potential sale of National Processing. Baker & Botts had previously represented a committee of National Processing's independent directors in 1999 in connection with National City's tender offer for National Processing's publicly traded outstanding shares.

      On March 23, 2004, National Processing's management team, consisting of:
Mr. Gorney; Mark Pyke, Chief Operating Officer; David Fountain, Chief Financial Officer; Kelly Lanham, Chief Accounting Officer and Controller; Eric Barth, Senior Vice President; Sonny Martin, Executive Vice President; and Steve Cory, Executive Vice President (collectively, the "Management Team"), met with representatives of Morgan Stanley in Louisville for an introductory meeting and due diligence session. Representatives of National City's corporate planning division also attended the meeting. The Management Team provided Morgan Stanley with extensive due diligence materials in order to further assist Morgan Stanley in its analysis of National Processing and preparation for the potential sale process. Following this meeting, representatives of the Management Team, with the assistance of representatives of Morgan Stanley, began to draft a confidential information memorandum for distribution to potential acquirers in connection with the potential sale process.

      During the week of March 29, 2004 and first two weeks of April 2004, representatives of the Management Team, Jones Day and Morgan Stanley engaged in a number of conference calls and meetings to continue due diligence and further drafting of the confidential information memorandum.

      In mid-April 2004, National Processing instructed representatives of Morgan Stanley to prepare to contact a number of potential purchasers in order to commence an auction for the sale of National Processing to a third party. The companies selected to be contacted were chosen by representatives of the Management Team, in consultation with Morgan Stanley and National Processing's board of directors. The parties generated a list of 12 potential purchasers meeting criteria which included: perceived strategic interest or overlap in the merchant processing sector, financial wherewithal, ability to consummate an acquisition in a timely fashion and perceived ability to maintain confidentiality.

      On April 19, 2004, National Processing announced its first quarter financial results. During the week of April 19, 2004, representatives of Morgan Stanley placed calls to each of the 12 potential buyers (including Bank of America) in order to determine their respective levels of interest in a possible acquisition of National Processing. Of the 12 potential buyers Morgan Stanley initially contacted, nine expressed an interest in receiving information about, and pursuing a review of a possible acquisition of, National Processing. On April 20, 2004, representatives of Morgan Stanley furnished Bank of America a customary confidentiality agreement and requested that such agreement be executed and returned so that representatives of Morgan Stanley could provide the confidential information memorandum to Bank of America in connection with its preliminary evaluation of an acquisition of National Processing. In addition, confidentiality agreements were furnished to the other eight parties that expressed an interest in receiving information about National Processing. Seven of the nine parties receiving confidentiality agreements executed them. Two parties, after receiving a confidentiality agreement, determined not to pursue a review of a possible acquisition of National Processing and were not provided any additional information.

      At a meeting of National City's board of directors held on April 27, 2004, in Cleveland, Mr. Gorney provided the board with an update of the sale process and actions taken as of that date.

      On April 30, 2004, the seven parties that signed confidentiality agreements were provided a copy of the confidential information memorandum, which included information about National Processing's business operations, technical capabilities, services shared with and provided by National City and financial performance, including certain historical financial data and management projections. See "-Certain Financial Information."

      On May 4, 2004, National Processing's independent directors met informally amongst themselves and with Mr. Gorney and representatives of Morgan Stanley in Cleveland to discuss the sale process.

      At a meeting of National Processing's board of directors held on May 5, 2004, in Cleveland, representatives of Morgan Stanley provided the board with an update of the sale process and actions taken as of that date. Morgan Stanley discussed, among other things, the degree of interest expressed by each of the potential purchasers and the ability of those parties to consummate an acquisition. Following the meeting, and at the board's request, representatives of Morgan Stanley and the Management Team prepared for management presentations to potential purchasers.

      On May 5, 2004, representatives of Jones Day and Baker & Botts met with Mr. Gonzalez-Baz, Mr. Heller, and Mr. Gotschall, National Processing's independent directors, to discuss a variety of issues relating to the sale process, including the independent directors' fiduciary duties, especially with respect to the interests of National Processing's minority shareholders.

      On May 7, 2004, Morgan Stanley sent a letter to each of the potential purchasers requesting that such parties provide Morgan Stanley, not later than May 26, 2004, written, non-binding preliminary indications of interest, specifying the prices at which such parties believed they would be willing to pursue an acquisition of National Processing, the legal and tax structure of the deal, and certain steps required to be taken by such parties in order to consummate an acquisition of National Processing.

      In early May 2004, Morgan Stanley contacted the seven parties that had executed confidentiality agreements and received the confidential information memorandum to schedule meetings with representatives of the Management Team. Beginning May 7, 2004, representatives of the Management Team held full-day management presentations in New York and Louisville for four of the seven potential purchasers that had received the confidential information memorandum. Based on their review of the confidential information memorandum, three parties believed that an acquisition of National Processing did not comport with their strategic plans or believed it was not necessary to meet with management to assess a potential acquisition of National Processing and, accordingly, decided not to move further in the process and attend management presentations. On May 10, 2004, representatives of the Management Team held a full-day management presentation in Louisville for Bank of America.

      On May 10, 2004 National Processing formalized Morgan Stanley's engagement executing a letter agreement hiring Morgan Stanley.

      Throughout May 2004, representatives of Morgan Stanley, the Management Team and Jones Day responded to questions presented by each of the potential purchasers that attended the management presentations. During conversations with representatives of Morgan Stanley in connection with the management presentations, a number of the potential purchasers indicated that they would be unwilling to consummate an acquisition of National Processing that included the obligations and potential liabilities associated with the UAL Contract, and expected National City to retain such obligations and potential liabilities or provide indemnification in respect thereof. For a discussion of the UAL Contract, see "The Shareholders Agreement-Indemnification" and "Certain Other Agreements-Service and Sponsorship Agreement."

      On May 19, 2004, National Processing's independent directors spoke by teleconference to discuss the sale process.

      By May 26, 2004, three companies (including Bank of America) gave preliminary indications of interest based on the information they had received. The fourth party subsequently gave its written indication on June 3, 2004. All of the indications received highlighted a lack of willingness to assume the UAL Contract. Bank of America's preliminary indication of interest was subject to a number of conditions and contemplated an acquisition of National Processing for $1 billion and the $296 million of National Processing's cash and cash equivalents, which was equivalent to $24.18 in cash per National Processing common share on a fully diluted basis. In addition, Bank of America's proposal contemplated paying $100 million or the equivalent of $1.86 more per share of consideration on a fully diluted basis if National City were to make an election under Section 338(h)(10) of the Internal Revenue Code of 1986 to treat the transaction, for income tax purposes, as a sale of assets of National Processing and those of its subsidiaries to which such election applied.

      During the evening of May 26, 2004, Mr. Gorney and Jeffrey Kelly, Executive Vice President and Chief Financial Officer of National City, discussed the preliminary indications of interest with representatives of Morgan Stanley at its offices in New York City.

      On the afternoon of May 27, 2004, shortly after the close of trading on the New York Stock Exchange, a news article speculating that National City was pursuing a transaction to sell its majority stake in National Processing appeared on Bloomberg News. Later that evening, National Processing issued a press release acknowledging that it was pursuing various strategic alternatives, including the potential sale of National Processing. The press release further stated that National Processing could make no assurance that any transaction would be consummated on terms acceptable to National Processing or its shareholders or that a transaction would be at a premium to the market price for National Processing's common shares as of May 27, 2004. The closing price for National Processing's common shares on May 27, 2004 was $24.93 per share.

      In early June 2004, Morgan Stanley received calls from 23 strategic and financial potential purchasers inquiring about National Processing's May 27, 2004 press release. Morgan Stanley directed these callers to National Processing's publicly available information and asked them to consider whether an acquisition of National Processing would be feasible. After a number of discussions, none of these parties expressed subsequent interest in discussing with Morgan Stanley the value of National Processing's shares, structure of a deal or financing required to consummate a possible acquisition of National Processing.

      At a meeting of National Processing's board of directors held on June 4, 2004, representatives of Morgan Stanley presented a status report with respect to the four non-binding preliminary indications of interest received and the sale process generally. In particular, representatives of Morgan Stanley discussed the terms of the non-binding preliminary indications of interest including price, form of consideration, conditions, tax issues, transaction structure and other factors. Representatives of Morgan Stanley also updated the board with respect to its discussions with the 23 parties who initiated contact with Morgan Stanley following National Processing's May 27, 2004 press release. After considering Morgan Stanley's report with respect to the non-binding preliminary indications of interest received, National Processing's board of directors decided to continue the sale process and instructed Morgan Stanley and the Management Team to provide access to additional due diligence and a data room.

      Throughout early June 2004, Morgan Stanley continued to have discussions with a number of potential purchasers, including the parties that submitted non-binding preliminary indications of interest. None of these discussions were as extensive as the discussions Morgan Stanley had with Bank of America.

      Between June 14 and June 17, 2004, representatives of Bank of America conducted extensive on-site due diligence at National Processing's data room in Louisville. Bank of America's due diligence review included a series of discussions with representatives of the

Management Team, Jones Day and Morgan Stanley and a review of documents contained in the data room.

      On June 14, 2004, Morgan Stanley circulated a draft merger agreement and shareholders agreement, which had been prepared by Jones Day, to Bank of America.

      On June 24, 2004, following completion of due diligence, Bank of America submitted a formal proposal, subject to a number of conditions, to acquire National Processing for $1.095 billion and the $296 million of National Processing's cash and cash equivalents, which was equivalent to $25.93 in cash per National Processing common share on a fully diluted basis. In addition, Bank of America's proposal contemplated paying $100 million or the equivalent of $1.86 more per share of consideration on a fully diluted basis if National City were to make an election under Section 338(h)(10) of the Internal Revenue Code of 1986 to treat the transaction, for income tax purposes, as a sale of assets of National Processing and those of its subsidiaries to which such election applied. The Bank of America proposal, including the price per share, excluded Bank of America's assumption of the obligations and any future or past liabilities of National Processing or any of its subsidiaries relating to the UAL Contract. Instead, Bank of America proposed that National City retain all of the rights and obligations associated with the UAL Contract and provide Bank of America indemnification in respect thereof, for which Bank of America proposed compensating National City through a payment of $36 million. The proposal was subject to additional conditions, including requirements for National City to enter into non-competition and other agreements with Bank of America and other significant changes to the terms of the proposed draft merger and shareholders agreements.

      From June 25 through July 7, 2004, representatives of the Management Team, National City, Morgan Stanley and Bank of America spoke by teleconference to discuss various aspects of Bank of America's formal proposal including, among other things, price, the Section 338(h)(10) election and the assumption of the contingent liabilities relating to the UAL Contract. National City expressed its view that a Section 338(h)(10) election was not a desirable option for it unless Bank of America were to increase the amount of additional consideration it was willing to pay in order to make such an election. Bank of America indicated it was not willing to increase the consideration beyond the $100 million value in its proposal. With respect to the UAL Contract, Bank of America further indicated that it would not acquire National Processing in any transaction that required it to retain the obligations and any future or past liabilities related to the UAL Contract.

      On June 28, 2004, representatives of Morgan Stanley met with representatives of the Management Team to further discuss the outstanding issues. Morgan Stanley presented an analysis, prepared in conjunction with National City's tax personnel and outside tax advisors, of the proceeds to be received by National City relative to the cost that National City would incur as a result of a Section 338(h)(10) election. This analysis indicated that the tax cost to National City of a Section 338(h)(10) election substantially outweighed what Bank of America was willing to pay National City to agree to undertake such an election. National City's after-tax proceeds from the sale of its National Processing common shares, assuming the terms of the Bank of America proposal, were estimated to be greater without the 338(h)(10) election. In addition, representatives of the Management Team and Morgan Stanley discussed the potential exposure of National Processing with respect to contingent liabilities relating to the UAL Contract.

      At a meeting of National Processing's board of directors held on June 29, 2004, representatives of Morgan Stanley discussed the terms and conditions of Bank of America's formal proposal. In particular, price, Bank of America's position with respect to the assumption of liabilities associated with the UAL Contract, and the Section 338(h)(10) election were fully discussed and considered. Representatives of the Management Team and Jones Day also attended the meeting. National Processing's board of directors also considered a number of different transaction structures designed to mitigate National Processing's exposure to future or past liabilities in respect of the UAL Contract. Among the structures considered was the formation of an escrow trust, to be managed by an independent trustee, which would hold the $36 million payment offered to National City's subsidiary, NCBK, plus a portion of the purchase price in order to provide a source of indemnification for National City in respect of any liabilities related to the UAL Contract. National Processing's independent directors decided against pursuing this structure. Rather than placing a portion of the merger consideration in an escrow trust and, thereby, depriving National Processing's shareholders of payment of the entire merger consideration at closing, National Processing's independent directors favored Bank of America's proposal to separately compensate National City through a $36 million payment in exchange for National City's retention of the UAL Contract. National Processing's board of directors determined, with the advice of its financial advisors, to continue the sale process and move forward with negotiations with Bank of America on an exclusive basis as Bank of America's proposal presented the greatest opportunity to maximize value for National Processing's shareholders. National Processing's board of directors instructed Morgan Stanley, the Management Team and Jones Day to diligently work toward the resolution of these issues and all other open issues by July 15, 2004. These representatives did not propose or pursue an escrow trust structure with Bank of America.

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


      On July 1, 2004, National City, based on discussions with National Processing's board of directors, its legal counsel and representatives of Morgan Stanley regarding the terms of the proposed transaction with Bank of America, decided to support the proposed transaction. As a result of this decision, National City amended its Schedule 13D on file with the SEC with respect to National Processing indicating that National Processing had authorized management to commence discussions regarding a possible transaction pursuant to which National Processing would be acquired by an unaffiliated third party. National City further indicated that it would support a sale transaction but that no assurance could be made that a transaction would be consummated on terms mutually acceptable to National Processing, National City and the third party acquirer.

      On July 1, 2004, representatives of Bank of America, Morgan Stanley and the Management Team agreed to pursue a merger without a Section 338(h)(10) election, however, Bank of America maintained its position with respect to the assumption of the UAL Contract liabilities. The parties continued to negotiate the price of Bank of America's offer.

      On July 2, 2004, representatives of National Processing and Jones Day, and representatives of Bank of America and Helms Mulliss & Wicker PLLC, counsel to Bank of America, began negotiating the terms of the merger agreement and the shareholders agreement. Representatives of Bank of America, National City and the Management Team also started to negotiate the terms of a number of commercial agreements between National City and its subsidiaries, on the one hand, and Bank of America and National Processing, on the other hand, to take effect as of the closing of the merger. See "Certain Other Agreements." The negotiations continued through July 12, 2004.

      On July 9, 2004, following further negotiations, Bank of America offered a price of $26.60 in cash per National Processing common share on a fully diluted basis.

      On July 9, 2004, National Processing's board of directors held a special meeting to discuss and evaluate the proposed merger. During this meeting, representatives from Jones Day, counsel to National Processing, discussed the terms of the merger agreement, the shareholders agreement, the related commercial agreements and the directors' fiduciary duties under Ohio law in connection with the consideration of the proposed merger. Representatives of Baker & Botts, counsel to the independent directors, were also in attendance. National Processing's board of directors considered the terms of the various commercial agreements between National City and its affiliates, on the one hand, and Bank of America and National Processing, on the other hand, to become effective upon the closing of the merger. In that regard, the board discussed the financial terms of such commercial agreements, including the fact that National City could earn a profit of approximately $1 million for services provided pursuant to the Service and Sponsorship Agreement over the term of that agreement. See "Certain Other Agreements." Morgan Stanley made a presentation to the board of directors regarding its financial analyses of the proposed merger.

      National Processing's board of directors further considered Bank of America's proposal to separately compensate National City through a $36 million payment in exchange for National City's retention of the UAL Contract, in particular, the fact that (i) National City had historically provided credit support to National Processing at no cost, including with respect to the credit risk of approximately $900 million in value of unflown airline tickets under the UAL Contract, (ii) Bank of America's willingness to consummate a transaction was conditioned upon National City retaining the obligations under the UAL Contract,
(iii) no other potential purchaser of National Processing was willing to assume the UAL Contract obligations, (iv) the $36 million payment represented an arm's-length proposal by Bank of America, (v) the independent directors, after consulting Baker & Botts, believed the $36 million payment to NCBK was reasonable in relation to the magnitude of the potential liabilities National City was retaining, and (vi) Morgan Stanley and members of the Management Team advised the board they had contacted two large insurance carriers in order to determine the premium National City would have to pay in order to obtain insurance coverage for the potential past or future liabilities associated with the UAL Contract and that the insurance carriers indicated that they would be unwilling to provide insurance coverage for such potential liabilities at any reasonable premium. Morgan Stanley further informed the board of directors that, in the limited period of time between Bank of America's formal proposal and the expected execution of the merger agreement, it had been unable to create or find in the capital markets any financial product capable of adequately hedging or mitigating the potential liabilities associated with the UAL Contract, particularly in light of UAL's status in bankruptcy.

      National Processing's board of directors engaged in further discussions and deliberations regarding the proposed merger and related transactions. The board of directors agreed to meet on July 12, 2004 to continue deliberations and directed the Management Team and National Processing's financial and legal advisors to negotiate the final terms of the transaction documents.

      On July 12, 2004, National City's executive committee met to discuss the terms of the proposed merger, the merger agreement, the shareholders agreement, the related commercial agreements and the transactions contemplated thereby and determined that it would be advisable for National City to support the proposed merger.

      On the afternoon of July 12, 2004, National Processing's board of directors met to further consider the proposed merger and the terms of the merger agreement, the shareholders agreement and the related commercial agreements. Representatives of Morgan Stanley, Jones Day, counsel to National Processing, and Baker & Botts, counsel to National Processing's independent directors, were in attendance and updated the board of directors as to the progress made over the previous weekend. Morgan Stanley also provided its oral opinion to National Processing's board of directors to the effect that, as of July 12, 2004, the consideration to be received by the National Processing shareholders under the terms of the proposed merger agreement is fair from a financial point of view to such shareholders other than National City. This opinion was confirmed in a written opinion, dated July 12, 2004.

     Following further deliberations by National Processing's board of directors, National Processing's independent directors met separately to discuss the terms of the proposed merger, the merger agreement, the shareholders agreement, the related commercial agreements and the transactions contemplated thereby, including the $36 million payment from Bank of America to NCBK and the potential for National City to earn a profit of approximately $1 million under the Service and Sponsorship Agreement over the term of that agreement. In particular, National Processing's independent directors considered Morgan Stanley's discussion of the absence of any insurance or financial products available under the circumstances to mitigate the UAL Contract liabilities. National Processing's independent directors approved the various commercial agreements entered into by National Processing as part of the merger and determined to recommend that the entire National Processing board of directors approve the merger agreement and related transactions and recommend to National Processing's shareholders that they vote for adoption of the merger agreement. National Processing's independent directors determined that because the various commercial agreements had been requested by Bank of America as a condition to consummating a transaction, contained arm's-length terms with pricing provisions at or below market rates and were an inducement to Bank of America to enter into the merger agreement, such agreements and the merger were fair to and in the best interests of all of National Processing's shareholders. Following National Processing's independent directors' deliberations, they reconvened with the entire National Processing board of directors. Upon the conclusion of its deliberations and based on the reasons and considerations listed below in " -- National Processing's Considerations Relating to the Merger," National Processing's board of directors unanimously voted to approve the merger agreement and the transactions contemplated by the merger agreement and related agreements, and resolved to recommend that National Processing shareholders vote for the adoption of the merger agreement.

      On July 12, 2004, the parties executed the merger agreement, the shareholders agreement and related commercial agreements.

      The execution of the merger agreement and related agreements was announced by National Processing and Bank of America in a joint press release early in the morning of July 13, 2004.

NATIONAL PROCESSING'S CONSIDERATIONS RELATING TO THE MERGER

      During the course of reaching its decision to approve the merger and the transactions contemplated by the merger agreement, our board of directors considered a number of factors and consulted our senior management and outside financial and legal advisors.

      Our board of directors considered a number of potentially positive factors in its deliberations, including, among other matters:

      - discussions with our management regarding our business, financial condition, competitive position, business strategy, strategic options and prospects, as well as the risks involved in achieving these prospects, the nature of our business and the industry in which we compete, and current industry, economic and market conditions, both on a historical and on a prospective basis, which led our board of directors to conclude that the merger presented an opportunity for National Processing's shareholders to realize greater value than the value likely to be realized by shareholders in the event we remained independent;

      - our review of the possible alternatives to a sale of National Processing, including the prospects of continuing to operate National Processing, undertaking certain business restructuring initiatives, or engaging in a corporate reorganization, the value to shareholders of such alternatives and the timing and likelihood of actually achieving additional value from these alternatives, and our board's assessment that none of these options were reasonably likely to create value for shareholders greater than the merger;

      - that the merger was agreed to only after a lengthy "auction" process pursuant to which twelve potential purchasers were contacted and 23 additional parties contacted our financial advisor, which process included, for certain parties, management presentations, due diligence sessions, and the submission of four non-binding preliminary indications of interest;

      - that the merger was agreed to by our board of directors only after the issuance on May 27, 2004 by us of a press release regarding a review of our strategic alternatives, significant publicity concerning our review of strategic alternatives and the possibility that we may be sold, and the passage of a significant period of time between issuance of the press release and approval of the merger agreement;

      - the fact that no other offers to acquire National Processing were made following our May 27, 2004 press release regarding our review of strategic alternatives, other than offers from potential purchasers involved in the auction process prior to such press release;

      - the current and historical market prices of our common shares relative to the $26.60 per share merger consideration, and the fact that $26.60 per share represented a 6.7% premium over the closing price of our common shares on May 27, 2004, the last trading day prior to a report on Bloomberg News that National Processing had retained Morgan Stanley to consider a possible sale of National Processing, and a 19.5% premium to the average closing price of our common shares over the sixty-trading-day period up to and including May 27, 2004;

      - our assessment regarding whether our common share price was likely to remain above the $26.60 per share merger consideration if the merger was not consummated;

      - the belief of our board of directors, after consulting with Morgan Stanley and representatives of our Management Team regarding the discussions and negotiations conducted with Bank of America, that we have obtained the highest price per share that Bank of America is willing to pay;

      - our assessment as to the low likelihood that a third party would offer a higher price than Bank of America;

      - that our independent directors were requested by the full board of directors to separately convene to consider the interests of the minority shareholders in connection with the merger, the independent directors retained separate legal counsel, the independent directors met numerous times during the auction process to discuss the sale of the company and Morgan Stanley was available during certain of those meetings to answer questions of the independent directors;

      - the fact that our independent directors separately considered the terms of the merger, the merger agreement, the shareholders agreement, the related commercial agreements and the transactions contemplated thereby, including Bank of America's $36 million payment to NCBK, a subsidiary of National City, in exchange for National City's agreement to assume, and provide Bank of America indemnification in respect of, National Processing's obligations and potential liabilities related to the UAL Contract;

      - the fact that following separate deliberations of our independent directors, such directors approved the commercial agreements between National Processing and National City, determined that such commercial agreements and the merger were fair to and in the best interests of all of the company's shareholders and recommended to the rest of our board of directors that the merger agreement be approved and recommended to National Processing's shareholders;

      - the fact that the merger consideration consists entirely of cash, which provides certainty of value to holders of our common shares compared to a transaction in which shareholders receive stock or other securities;

      - the support for the merger expressed by our principal shareholder, National City, as evidenced by the shareholders agreement;

      - that, in order for Bank of America to enter into the merger agreement, National City agreed to indemnify Bank of America with respect to certain liabilities of National Processing, including any and all past and future liabilities related to the UAL Contract, including in particular a potential $900 million liability related to refunds to customers of UAL, but that, as consideration for National City agreeing to assume and indemnify for the UAL Contract, Bank of America will pay NCBK, a subsidiary of National City, $36 million;

      - the financial analyses of Morgan Stanley presented to our board of directors on July 9, 2004, and the written opinion of Morgan Stanley delivered on July 12, 2004 to our board of directors that, as of July 12, 2004, based upon and subject to the matters set forth in its opinion, the consideration to be received by holders of our common shares pursuant to the merger agreement was fair, from a financial point of view, to such holders other than National City;

      - the terms of the merger agreement, as reviewed by our board of directors with our legal advisors, including:

                  - sufficient operating flexibility for us to conduct our business in the ordinary course between signing the merger agreement and consummating the merger;

                  -     the absence of a financing condition;

                  - our ability to furnish information to and conduct negotiations with third parties under certain circumstances, as more fully described in "The Merger Agreement -No Solicitation"; and

                  - our ability to recommend a more favorable unsolicited acquisition proposal to our shareholders and terminate the merger agreement upon the payment of a $50,000,000 termination fee to Bank of America;

      - Bank of America's financial capability and experience with acquisitions to complete the merger; and

      - the view of our board of directors, based upon the advice of senior management after consultation with our legal counsel, that the regulatory approvals necessary to complete the merger could be obtained.

      Our board of directors also considered a number of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

      - that we will no longer exist as a publicly traded company and our shareholders will no longer participate in our growth;

      - that the $26.60 per share merger consideration is less than the closing price of $29.40 per common share on July 12, 2004, the last trading day prior to the public announcement that we entered into the merger agreement;

      - that, in connection with the merger, National City has entered into various commercial agreements with Bank of America and National Processing, as the surviving corporation in the merger, on terms the independent directors separately considered and determined were arm's-length and that will provide certain customary fees to National City with respect to such arrangements;

      - that Bank of America will pay NCBK $36 million in exchange for National City's agreement to assume National Processing's obligations and potential liabilities related to the UAL Contract and provide indemnification in respect thereof;

      - that the per share merger consideration to be paid to all shareholders of National Processing is lower than it could have been had Bank of America and National City been able to arrive at a valuation for the 338(h)(10) election that would have adequately compensated National City for the tax costs it would have incurred for making such election;

      - that, under the terms of the merger agreement and the shareholders agreement, neither we nor National City can solicit other acquisition proposals, we must pay Bank of America a termination fee if the merger agreement is terminated under certain circumstances, and National City has agreed to vote approximately 83.2% of our outstanding common shares against any other third party proposal for a business combination with us, all of which may deter other parties from proposing an alternative transaction that may be more advantageous to our shareholders;

      - the fact that gains from an all-cash transaction would generally be taxable to our shareholders for United States federal income tax purposes;

      - that if the merger does not close, our employees will have expended extensive efforts to attempt to complete the transaction and will have experienced significant distractions from their work during the pendency of the transaction;

      - the conditions to Bank of America's obligation to complete the merger and the right of Bank of America to terminate the merger agreement under certain circumstances, including as a result of actions taken by National City, see "The Merger Agreement -- Termination"; and

      - risks and contingencies related to the announcement and pendency of the merger, including the likely impact on customers and the potential effect of the merger on existing relationships with third parties.

      During its consideration of the merger with Bank of America, our board of directors was also aware that some of our directors and executive officers have interests in the merger that are in addition to or differ from those of our shareholders generally, as described in "The Merger - Interests of National Processing Directors and Executive Officers in the Merger." Our board of directors also considered the fact that National City, which owns approximately 83.2% of our outstanding common shares as of the record date, entered into various commercial agreements with us and Bank of America in connection with the merger and, as a result, has interests in the merger that are in addition to or differ from those of our shareholders generally. See "Certain Other Agreements" and "The Shareholders Agreement."

      This summary is not meant to be an exhaustive description of the information and factors considered by our board of directors but is believed to address the material information and factors considered. In view of the wide variety of factors considered by our board of directors, it is not possible to quantify or to give relative weights to the various factors. After taking into consideration all the factors set forth above, as well as other factors not specifically described above, our board of directors unanimously approved the merger agreement and the transactions contemplated by the merger agreement because of its assessment that the merger is advisable to, and in the best interests of, our shareholders.

      The foregoing discussion of National Processing's board of directors' considerations relating to the merger is forward-looking in nature. This information should be read in light of the factors discussed under the heading "Forward-Looking Statements May Prove Inaccurate."

RECOMMENDATION OF NATIONAL PROCESSING'S BOARD OF DIRECTORS

      At its meeting on July 12, 2004, after due consideration, National Processing's board of directors unanimously approved the merger agreement and unanimously recommends that National Processing shareholders vote "FOR" the adoption of the merger agreement.

OPINION AND SUMMARY OF ANALYSES OF OUR FINANCIAL ADVISOR

      Pursuant to a letter agreement dated as of May 10, 2004 (the "Engagement Letter"), we retained Morgan Stanley to provide financial advisory services and a financial fairness opinion in connection with the merger. We selected Morgan Stanley to act as our financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of the company. At the meeting of our board of directors on July 12, 2004, Morgan Stanley rendered its written opinion that, as of such date and based upon and subject to the various considerations set forth in the opinion, the consideration of $26.60 per share in cash to be received by each of the holders of National Processing common shares, other than National City, pursuant to the merger agreement was fair, from a financial point of view, to such holders.

      THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY, DATED JULY 12, 2004, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT. NATIONAL PROCESSING SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION

CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS OF NATIONAL PROCESSING AND ADDRESSES ONLY THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED PURSUANT TO THE MERGER AGREEMENT FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF NATIONAL PROCESSING COMMON SHARES, OTHER THAN NATIONAL CITY, AS OF THE DATE OF THE OPINION. THE OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF OUR COMMON SHARES AS TO HOW TO VOTE WITH RESPECT TO THE MERGER. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. MORGAN STANLEY HAS NOT BEEN ASKED TO RENDER AN UPDATED FAIRNESS OPINION.

      In connection with rendering its opinion, Morgan Stanley, among other things:

      - reviewed certain publicly available financial statements and other business and financial information of the company;

      - reviewed certain internal financial statements and other financial and operating data concerning the company prepared by our management;

      - reviewed certain financial projections regarding the company prepared by our management;

      - discussed the past and current operations and financial condition and the prospects of the company with members of our senior management;

      - reviewed the reported prices and trading activity of National Processing common shares;

      - compared the financial performance of National Processing and the prices and trading activity of National Processing common shares with that of certain comparable publicly-traded companies and their securities;

      - reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

      - participated in discussions and negotiations among representatives of National Processing, Bank of America and National City and their financial and legal advisors;

      - reviewed the merger agreement, the shareholders agreement and various commercial agreements to be entered into by National City and Bank of America in connection with the merger and certain related documents; and

      - performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

      In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best then-currently available estimates and judgments of the future financial performance of the company.

      Morgan Stanley did not make, and did not assume any responsibility for making, any independent valuation or appraisal of the assets or liabilities of the company, nor was it furnished with any such appraisals. Morgan Stanley assumed that the executed versions of the merger agreement and the shareholders agreement would not differ in any material respect from the last drafts reviewed by Morgan Stanley. Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement. Morgan Stanley's opinion did not address the fairness of the merger consideration to be received by National City pursuant to the merger agreement. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it, as of July 12, 2004.

      The following is a summary of certain analyses performed by Morgan Stanley in connection with the preparation of its written opinion letter dated July 12, 2004. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

      HISTORICAL SHARE PRICE PERFORMANCE. Morgan Stanley reviewed the historical performance of National Processing common shares and also compared such performance with the stock performance of (i) a Transaction Processing Index comprised of Certegy, Inc., First Data Corporation, Global Payments, Inc. and Total Systems Services, Inc. and (ii) the Standard and Poor's 500 Index (the S&P
500).

     Morgan Stanley noted that for the period from August 9, 1996, the date of National Processing's initial public offering, to May 27, 2004, the day prior to the public announcement that National Processing was pursuing strategic alternatives, the closing price per share for the common shares increased 31.2% and ranged from a low of $4.38 to a high of $34.80 over the period. Morgan Stanley noted that the all-time high price per share of $34.80 was reached on August 15, 2001. Morgan Stanley also noted that the trading range for the twelve-month period ended May 27, 2004 for National Processing common shares was from $15.71 per share to $26.19 per share and compared that to the merger consideration of $26.60 per share. Morgan Stanley also calculated the closing and average daily closing prices for National Processing common shares for certain time periods ending on May 27, 2004 and calculated the premium the merger consideration of $26.60 per share represented over the closing prices. The results of these calculations appear in the table below:

                                                                         $26.60 / Share
                                                                             Merger
                                                                          Consideration
                                                     Closing Share         % Premium /
                                                         Price             (Discount)
                                                         -----             ----------
May 27, 2004                                         $       24.93              6.7%
30 Trading Day Average Ending May 27, 2004           $       25.01              6.4%
60 Trading Day Average Ending May 27, 2004           $       22.26             19.5%
90 Trading Day Average Ending May 27, 2004           $       21.66             22.8%
Twelve Months Average Ending May 27, 2004            $       20.93             27.1%
Twelve Months Ending May 27, 2004 High Price         $       26.19              1.6%
Twelve Months Ending May 27, 2004 Low Price          $       15.71             69.3%


      Morgan Stanley compared the historical common share price performance of National Processing with the Transaction Processing Index and the S&P 500 Index. During the period from July 7, 2002 to May 27, 2004, National Processing common shares decreased 3.0%, the Transaction Processing Index increased 16.1% and the S&P 500 Index increased 13.4%. Morgan Stanley also noted that for the period from May 27, 2004 to July 7, 2004, National Processing's common shares increased 16.3%, the Transaction Processing Index decreased 0.7%, and the S&P 500 decreased 0.3%.

      PEER GROUP COMPARISON. Morgan Stanley compared financial information of the company with publicly available information for the following U.S.-based transaction processing and services companies. Morgan Stanley selected companies for the peer group that operate in and are exposed to the transaction processing and servicing industry and that have similar lines of business as the company. The peer group contained:

      Automatic Data Processing, Inc.;
      Ceridian Corporation;
      Certegy, Inc.;
      DST Systems, Inc.;
      eFunds Corporation;
      Equifax, Inc.;
      First Data Corporation;
      Fiserv, Inc.;
      Global Payments, Inc.;
      iPayment, Inc.; and
      Total Systems Services, Inc.

      For this analysis, Morgan Stanley examined a range of estimates for the peer group based on publicly available equity research analysis and company filings with the SEC. The following table presents, as of July 7, 2004, the low, high and median of (i) the ratio of aggregate value, defined as market capitalization plus total debt less cash and cash equivalents, to estimated calendar year 2004 earnings before interest, taxes, depreciation and amortization (or EBITDA); (ii) the ratio of aggregate value to estimated calendar year 2004 revenue; and (iii) the ratio of share price to estimated calendar year 2004 earnings per share. Morgan Stanley then compared this information to information for the company as of May 27, 2004, the day prior to the public announcement that the company was pursuing strategic alternatives. Morgan Stanley noted the information used in comparing the company with the peer group was based upon our management's estimates for the company's calendar year 2004 performance.

                                            Aggregate             Price/
                                             Value /              2004E
                                             2004E               Earnings
                                             EBITDA             Per Share
                                             ------             ---------
Low                                              7.5x                15.3x
High                                            13.6                 31.4
Median                                          11.0                 22.9
National Processing,                             8.9                 23.7
as of May 27, 2004

      Morgan Stanley noted that based on estimated 2004 EBITDA, a comparable trading multiple range for the peer group companies of 8.0x to 10.0x 2004 EBITDA would imply a National Processing share price range of $23.33 to $27.88 per share. Morgan Stanley also noted that based on estimated 2004 earnings per share a comparable trading multiple range for the peer group companies of 21.0x to 25.0x 2004 EPS would imply a National Processing share price range of $23.31 to $27.75 per share. Morgan Stanley also calculated pro forma core earnings per share, calculated as earnings excluding the after-tax interest income on cash balances, for National Processing. Morgan Stanley noted that based on estimated 2004 core earnings per share, a comparable trading multiple range for the peer group companies of 17.0x to 22.0x 2004 core earnings per share would imply a National Processing share price range of $22.59 to $27.72 per share.

      No company utilized in the peer group comparison analysis is identical to National Processing. In evaluating the peer group, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control and the control of Morgan Stanley, such as the impact of competition on our business or the industry generally, industry growth and the absence of any material adverse change in our financial condition and prospects or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using peer group data.

      ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS. Morgan Stanley compared statistics based on publicly available information for selected precedent transactions and the relevant financial statistics for the company. Morgan Stanley selected and reviewed eight transaction processing and services industry transactions because they involved companies that operated in and were exposed to the transaction processing and services industry and that had lines of business similar to the company. These transactions consisted of:

                                                                                            Announcement
Acquired Company                           Acquiror                                             Date
----------------                           --------                                             ----
SPS Transaction Services, Inc.             Associates First Capital Corporation                 4/98
PMT Services, Inc.                         NOVA Corporation                                     6/98
Electronic Payment Services, Inc.          Concord EFS, Inc                                    11/98
BA Merchant Services, Inc.                 Bank of America Corporation                         12/98
Paymentech, Inc.                           First Data Corporation                               3/99
NOVA Corporation                           U.S. Bancorp                                         5/01
Concord EFS, Inc.                          First Data Corporation                               4/03
NYCE Corporation                           Metavante Corporation                                5/04

      For each of the transactions above, Morgan Stanley reviewed the price paid and calculated the multiple of aggregate value implied by the consideration to the acquired company's last twelve month EBITDA (or LTM EBITDA). Morgan Stanley also calculated the multiple of share price implied by the consideration to the acquired company's next twelve months earnings per share (or NTM Earnings per Share). Morgan Stanley also noted the three most recent selected precedent transactions announced since January, 2001 and calculated the median multiples implied by the consideration offered in those transactions. Morgan Stanley compared these calculations to the implied multiples for the company based upon the merger consideration of $26.60 per share. This analysis indicated the following multiples:

                                                      Aggregate          Price/NTM
                                                      Value/LTM         Earnings per
                                                        EBITDA              Share
                                                      ---------         ------------
Low                                                         9.8x                19.1x
High                                                       24.0                 36.9
Median                                                     12.2                 22.3
Median of Transactions Announced Since                     10.4                 20.2
January, 2001
National Processing                                        10.2                 25.3

      Morgan Stanley observed that a transaction multiple range of 9.5x-12.0x of LTM EBITDA for selected precedent transactions would imply a National Processing share price range of $25.18 to $30.46 per share. Morgan Stanley noted that a transaction multiple range of 19.0x to 22.0x 2004 estimated core earnings per share would imply a National Processing share price range of $24.65 to $27.72.

      No transaction utilized as a comparison in the selected precedent transactions analysis is identical to the merger. In evaluating the transactions listed above, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control and the control of Morgan Stanley, such as the impact of competition on our business or the industry generally, industry growth and the absence of any adverse material change in our financial condition and prospects or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable transaction data.

      DISCOUNTED CASH FLOW ANALYSIS. Morgan Stanley performed a discounted cash flow analysis, which is an analysis of the present value of projected unlevered free cash flows using terminal year multiples of 2007 EBITDA and discount rates (each, as indicated below) of the company. Morgan Stanley analyzed our business using publicly available information, discussions with our management and certain financial forecasts prepared by our management (the "Management Case") for the projected fiscal years 2004 through 2007. The Management Case projections for the fiscal year 2004 through 2005 implied a compound annual growth rate in revenue of 10.2% and a compound annual growth rate in EBITDA of 14.1%. The terminal value was calculated using terminal multiples of estimated 2007 EBITDA ranging from 8.0x to 10.0x. For purposes of this analysis, Morgan Stanley estimated National Processing's discounted unlevered free cash flow value using discount rates ranging from 9.0% to 11.0%. The discounted cash flow analysis implied a range of values for our common shares of $24.75 to $30.75 per share.

      Morgan Stanley performed a second discounted cash analysis of the company using financial forecasts prepared using representative transaction processing industry revenue and EBITDA growth rates (the "Industry Case"). The Industry Case projections for the fiscal year 2004 through 2005 implied a compound annual growth rate in EBITDA of 10.0%. The industry growth rate discounted cash flow analysis implied a range of values for our common shares of $21.50 to $26.25.

      In connection with the review of the merger by our board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of the company.

      In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our and the control of Morgan Stanley.

      Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the consideration to be received pursuant to the merger agreement from a financial point of view to the holders of our common shares, other than

National City, and were conducted in connection with the delivery of the Morgan Stanley opinion to our board of directors. The consideration to be received by the holders of our common shares pursuant to the merger agreement and other terms of the merger agreement were determined through arm's-length negotiations between us and Bank of America and were approved by our board of directors. In addition, as described above, Morgan Stanley's opinion and presentation to our board of directors was one of many factors taken into consideration by our board of directors in making its decision to approve the merger. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of our board of directors with respect to the value of the company or of whether our board of directors would have been willing to agree to a different consideration.

      Our board of directors retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, Morgan Stanley has provided financial advisory and financing services for National City and Bank of America and has received fees for the rendering of these services. In the ordinary course of business, Morgan Stanley may from time to time trade in the securities or indebtedness of National City, National Processing or Bank of America for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or indebtedness.

      Pursuant to the Engagement Letter, Morgan Stanley provided financial advisory services and a financial fairness opinion to our board of directors in connection with the merger, and we agreed to pay Morgan Stanley a fee in connection therewith. We have agreed to pay Morgan Stanley an amount equal to a percentage of the aggregate transaction value upon completion of the merger (which amount would be equal to approximately $6.9 million if the merger had been completed on July 12, 2004). We have also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, we have agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions.

CERTAIN FINANCIAL INFORMATION

     In the course of the sale process described under " -- Background of the Merger", we provided Bank of America and the other potential purchasers who signed confidentiality agreements selected, non-public financial projections prepared by our senior management. National Processing does not as a matter of course make public projections as to future performance or earnings and the portions of these financial projections set forth below are included in this proxy statement only because this information was provided to Bank of America and the other potential purchasers on a confidential basis in connection with National Processing's sale process. You should note that these financial projections constitute forward-looking statements. See "Forward-Looking Statements May Prove Inaccurate."

      National Processing advised the recipients of the financial projections that such projections are subjective in many respects. The financial projections are based on a variety of estimates and assumptions of our senior management regarding our business, industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and any many of which are beyond our control. In particular, these forward-looking statements were prepared on the assumption that National Processing remained a publicly-traded company and were based on numerous other assumptions that are now out-dated. You should not regard the inclusion of these projections in this proxy statement as an indication that National Processing, Bank of America or any of their respective affiliates or representatives considered or consider the projections to be a reliable prediction of future events, and you should not rely on the projections as such. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate. If the assumptions do not prove accurate, the projections will not be accurate. It is expected that there will be differences between actual and projected results, and actual results may be materially greater or less than those contained in the projections. It is highly likely that the contribution of National Processing's business to Bank of America's consolidated results will be different from National Processing's performance on a stand-alone basis. In addition, if the merger is not consummated, we may not be able to achieve these financial projections. None of National Processing, Bank of America or any of their respective affiliates or representatives has made or makes any representations to any person regarding the ultimate performance of National Processing compared to the information contained in the projections.

      The financial projections have been prepared by, and are the responsibility of, National Processing's senior management. Neither National Processing's independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections set forth below, nor have they expressed any opinion or any other form of assurance with respect thereto. The financial projections were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. We do not intend to update these out-dated financial projections or to make other projections public in the future.

      The financial projections included (in millions of dollars):

                                        2004(1)            2005              2006
                                        -------            ----              ----
Revenue                                  533.2             579.6             636.0

Net Income                                57.5              68.7              83.3

(1) Includes actual results for National Processing's first quarter ended March 31, 2004, and nine months of forecasted financials.

The foregoing financial projections are based upon numerous estimates and assumptions including, without limitation, the following: (i) annual dollar volume and transaction growth averaging 11% and 12% respectively, resulting in revenue growth averaging 10%, (ii) gradual margin improvement due to the excess of revenue growth over expense growth, and (iii) an increasing interest rate environment with short-term interest yields rising from approximately 1.2% in 2004 to 3.5% in 2006.

INTERESTS OF NATIONAL PROCESSING DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

      In considering the recommendation of National Processing's board of directors to vote for the proposal to adopt the merger agreement, National Processing shareholders should be aware that some of the directors and executive officers of National Processing have interests in the merger that are different from, or in addition to, the interests of National Processing shareholders generally and that may create potential conflicts of interest. National Processing's board of directors was aware of and considered the interests of its directors and executive officers when it considered and approved the merger agreement and determined to recommend to National Processing shareholders that they vote for the proposal to adopt the merger agreement.

      Treatment of stock options

      The merger agreement provides that before the completion of the merger, National Processing will amend its various stock option plans and adopt resolutions so that each option to purchase National Processing common shares outstanding immediately prior to the completion of the merger will become fully vested and will be converted into the right to receive the excess, if any, of $26.60 over the sum of (1) the exercise price per share of the stock option and
(2) any applicable withholding tax, multiplied by the number of common shares subject to the stock option. Based upon the options to purchase National Processing common shares outstanding as of July 27, 2004, the amount of the cash payment, before withholding of applicable taxes, expected to be payable to the following National Processing directors and named executive officers in respect of such options upon consummation of the merger is as follows: Paul G. Clark -- $0; Aureliano Gonzalez-Baz -- $360,336; Jon L. Gorney -- $0; Jeffrey P. Gotschall -- $418,713; Preston B. Heller, Jr. -- $404,086; Jeffrey D. Kelly -- $0; J. Armando Ramirez -- $0; Mark D. Pyke -- $1,605,851; Robert C. Robins -- $43,600; Steven C. Cory -- $270,750; David E. Fountain -- $116,135; and all
other executive officers as a group -- $137,710.

      Treatment of restricted shares

      Each National Processing common share subject to a transfer restriction or risk of forfeiture that is outstanding immediately prior to the completion of the merger will be converted at the effective time of the merger into the right to receive $26.60 in cash, without interest. The number of restricted National Processing common shares held by each director or named executive officer of National Processing as of July 27, 2004 is as follows: Paul G. Clark -- 0; Aureliano Gonzalez-Baz -- 0; Jon L. Gorney -- 0; Jeffrey P. Gotschall -- 0; Preston B. Heller, Jr. -- 0; Jeffrey D. Kelly -- 0; J. Armando Ramirez -- 0; Mark D. Pyke -- 20,500; Robert C. Robins -- 8,500; Steven C. Cory -- 10,000; David E. Fountain -- 9,500; and all other executive officers as a group -- 15,500.

      Existing employment and severance arrangements

      National Processing has entered into severance agreements with Messrs. Fountain and Robins that become operative immediately upon a change in control of National Processing. The completion of the merger will constitute a change in control of National Processing under these agreements.

      The severance agreements provide that following a change in control, these executive officers will be entitled to severance compensation upon termination for any reason other than death, disability or termination for cause (as defined in the applicable severance agreement) or upon resignation for good reason (as described in the applicable severance agreement) by the executive officers, during the period commencing with the occurrence of the change in control and continuing until the earliest of (a) the third anniversary of the occurrence of the change in control, (b) such officers' death, or (c) attainment of age sixty-five.

      In the event these individuals are terminated or resign as described above, the severance compensation due to each respective executive officer will be a lump sum cash payment in an amount equal to two times (for Mr. Robins, three times) the sum of such executive officer's (a) base pay at the highest rate in effect for any period prior to the termination date plus (b) incentive pay, including pursuant to National Processing's incentive plans, described below, in an amount equal to not less than the highest aggregate annual bonus, incentive, or other payments of cash compensation made or to be made in regard to services rendered in any calendar year during the three calendar years immediately preceding the year in which the change in control occurs, less the sum of (x) any and all payments received from National Processing, National City, or a successor or their affiliates following a change in control plus (y) any future payments to be made in accordance with any employment agreements or other contracts between National Processing and such other entities (specifically excluding payments from any deferred compensation plan). For two years (for Mr. Robins, three years) following termination or resignation as described above, National Processing will arrange to provide these executive officers with welfare benefits substantially similar to those they were receiving or were entitled to receive immediately prior to the occurrence of a change in control date, with such period qualifying as service with National Processing for the purpose of determining service credits and benefits due and payable under National Processing's various retirement and other benefit plans. These executive officers may waive one year of welfare benefits and have the lump sum severance payment reduced by an amount equal to the sum of the executive's base pay plus incentive pay in exchange for being released from any non-competition restrictions contained in their respective employment agreements or otherwise applicable. National Processing has agreed to pay any and all legal fees incurred by these executive officers in connection with the interpretation, enforcement, or defense of their rights under the severance agreements which arise from a change in control.

      Upon completion of the merger, if either of these executive officers' employment with National Processing is terminated without cause or if either of these executive officers resigns for good reason, such executive officer would receive cash severance benefits as follows: D. Fountain -- $672,320 and R. Robins -- $1,104,228. The aggregate cash severance benefits payable to all other National Processing executive officers as a group would be approximately $904,840.

      Mr. Fountain also has entered into an employment agreement with National Processing. This agreement provides that if Mr. Fountain is terminated for any reason other than for his violation of the contract or for cause (as defined in the employment agreement), an amount equal to his base pay at the time of termination will be paid in semi-monthly installments for one year after termination. In the event of such a termination, the payments made to Mr. Fountain pursuant to his employment agreement will be deducted from severance payments due to Mr.

Fountain pursuant to the terms of his severance agreement, described above, and therefore will not result in an additional cash-payment obligation of National Processing.

      Incentive Compensation Plans

      Messrs. Pyke, Robins, Cory and Fountain currently participate in the National Processing Company Short-Term Incentive Compensation Plan for Senior Officers, which provides cash awards to participants based on the short-term goals achieved by the individual participants and on National Processing's results. Awards are calculated as a percentage of the participant's base salary. The short-term incentive compensation plan provides that in the event of a change in control of National Processing, each participant will be paid at the effective time of the change in control the maximum benefit the participant is entitled to receive under the short-term incentive compensation plan.

      The completion of the merger will constitute a change in control pursuant to the short-term incentive compensation plan. Accordingly, the amount of the cash payment, before withholding of applicable taxes, expected to be payable to the following National Processing named executive officers upon completion of the merger is as follows: Mark D. Pyke -- $315,000; Robert C. Robins -- $225,000; Steven C. Cory -- $202,500 and David E. Fountain -- $198,000. The
aggregate cash award expected to be payable to all other National Processing executive officers as a group under the short-term incentive compensation plan is approximately $265,500.

      Messrs. Pyke, Cory and Fountain also currently participate in the National Processing Company Long-Term Incentive Compensation Plan for Senior Officers, which provides cash awards to participants based on the long-term profitability and success of National Processing. Awards are calculated as a percentage of the participant's average annual salary during a three-year plan cycle. The long-term incentive compensation plan provides that in the event of a change in control of National Processing, the last day of the current plan cycle shall be the implementation date of the change in control, and the award of each participant for that plan cycle shall be payable in cash to the participant within five business days after the implementation date and be in an amount equal to the participant's maximum award for that plan cycle, prorated to account for the shortened plan cycle, as necessary.

      The completion of the merger will constitute a change in control pursuant to the long-term incentive compensation plan. Accordingly, the amount of the cash payment, before withholding of applicable taxes, expected to be payable to the following National Processing named executive officers within five business days of completion of the merger is as follows: Mark D. Pyke -- $256,247; Steven
C. Cory -- $80,000; and David E. Fountain -- $161,333. The aggregate cash award expected to be payable to all other National Processing executive officers as a group under the long-term incentive compensation plan is approximately $148,079.

      Retention Agreement with Surviving Corporation

      Mark D. Pyke has entered into a retention agreement with National Processing to become effective upon completion of the merger. The retention agreement would replace and supersede his current severance and employment agreements with National Processing.

      Under the retention agreement, Mr. Pyke would have the position of President, Merchant Services, and would report to a direct report of a member of the Bank of America Risk and Capital Committee. He would receive base salary at the annual rate of $400,000 and be eligible to participate in such cash and equity incentive compensation plans and other benefit plans as similarly situated associates of Bank of America.

     In order to provide Mr. Pyke with appropriate incentives to remain with the surviving corporation after the merger, the cash severance he would have been eligible to receive under his National Processing severance agreement had he terminated employment immediately after completion of the merger under qualifying circumstances, in the amount of $1,681,620 (equal to three times his base salary plus cash incentives), would be converted into a cash deferral account at the effective time of the merger. The deferral account would become 50% vested on the first anniversary of the merger and 100% vested on the second anniversary of the merger. If prior to the second anniversary of the merger Mr. Pyke's employment is terminated by the surviving corporation with "cause" or by Mr. Pyke without "good reason" (as those terms are defined in the retention agreement), then the unvested portion of the deferral account would be forfeited. However, if prior to the second anniversary of the of the merger Mr. Pyke's employment is terminated by the surviving corporation without cause, by Mr. Pyke with good reason, or by death or disability, then the unvested portion of the deferral account would become fully vested on the date of termination. The deferral account would be credited with interest during the deferral period at the prior month's one year constant maturity treasury rate as determined each month by the Federal Reserve and would be payable, to the extent vested, in a lump sum within 30 days after termination of employment. Mr. Pyke could also elect within two days after his termination of employment to waive his right to receive $560,540 of the vested portion of the deferral account (representing one year of base salary and cash incentives) in exchange for a release from the post-termination covenants regarding non-competition and non-solicitation of customers described below.

      In addition, if prior to the second anniversary of the merger Mr. Pyke's employment is terminated by the surviving corporation without cause or by Mr. Pyke for good reason, Mr. Pyke would be eligible to receive continuation of welfare benefits until the second anniversary of the merger, plus a lump sum payment of the maximum matching contributions he would have been eligible to receive under the surviving corporation's qualified and non-qualified retirement savings plans through the second anniversary of the merger (assuming he had deferred the amount necessary to receive such matching contributions). The surviving corporation can elect to buy out Mr. Pyke's right to receive continuation of welfare benefits for a cash payment equal to the aggregate employer and employee monthly premiums for the applicable benefits times the number of months remaining before the second anniversary is reached.

     Under the retention agreement, Mr. Pyke is also subject to certain post-termination covenants regarding non-competition, non-solicitation of customers and employees, confidentiality and non-disparagement. As described above, under certain circumstances Mr. Pyke may cause the surviving corporation to release him from the covenants regarding non-competition and non-solicitation of customers in exchange for Mr. Pyke relinquishing his rights to a certain portion of his vested deferral account.

INTERESTS OF NATIONAL CITY IN THE MERGER

      In addition to the foregoing interests of National Processing's directors and executive officers, National City, which owns approximately 83.2% of our outstanding common shares as of the record date, has entered into a number of commercial agreements with us and Bank of America in connection with the merger. See "Certain Other Agreements" and "The Shareholders Agreement." As a result, National City has interests in the merger that are different from, or in addition to, the interests of National Processing shareholders generally and that may create potential conflicts of interest. In addition, Mr. Gorney, who is Chairman and Chief Executive Officer and a director of National Processing, is an Executive Vice President of National City.

INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

      Under the merger agreement, Bank of America has agreed to indemnify and hold harmless each current and former director, officer and employee of National Processing from liability and expenses for matters arising at or prior to the completion of the merger to the fullest extent provided by applicable law and National Processing's organizational documents, and to the same extent that they would have been indemnified as a National Processing director, officer and employee or otherwise under indemnification agreements they may have had with National Processing. Bank of America also has agreed that for six annual periods after the effective time of the merger, it will maintain directors' and officers' liability insurance coverage for the benefit of the officers and directors of National Processing that is not substantially less favorable to the insureds than the policy maintained by National Processing immediately prior to the effectiveness of the merger.

GOVERNMENTAL AND REGULATORY MATTERS

      Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the rules that have been promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the FTC and waiting period requirements have been satisfied. The merger is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms (the "Forms") with the Antitrust Division and the FTC. Pursuant to the requirements of the HSR Act, National Processing completed the filing of the required Forms with the Antitrust Division and the FTC on July 26, 2004. Bank of America filed the Forms on July 22, 2004. The statutory waiting period applicable to the merger pursuant to the HSR Act will expire at 11:59 p.m., Eastern Time, on August 25, 2004. If a request for additional information or documentary material is received from the FTC or the Antitrust Division, the waiting period will be further extended. In that case, the merger may not be completed until 30 days following the substantial compliance with that request by both parties, unless the 30-day period is earlier terminated by the Antitrust Division or the FTC.

      The Antitrust Division and the FTC frequently scrutinize the legality of transactions under the antitrust laws. At any time before or after the consummation of any such transactions, the Antitrust Division or the FTC could, notwithstanding termination of the waiting period, take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of National Processing's or Bank of America's assets. Private parties and State Attorneys General may also bring legal actions under the antitrust laws.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of material United States federal income tax consequences of the merger to our shareholders whose common shares are converted into the right to receive cash under the merger agreement. The discussion does not purport to consider all aspects of United States federal income taxation that might be relevant to our shareholders. The discussion is based on current law which is subject to change, possibly with retroactive effect. The discussion applies only to shareholders who hold our common shares as capital assets. This discussion does not apply to certain types of shareholders (such as insurance companies, tax-exempt organizations, financial institutions, traders, broker-dealers, persons who hold or have held our common shares as part of a straddle or a hedging, integrated constructive sale or conversion transaction for tax purposes, and persons who acquired our common shares in compensatory transactions) who may be subject to special rules.

      This discussion does not address the tax consequences to any shareholder who, for United States federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address any aspect of state, local or foreign taxation.

      In general, a shareholder who surrenders our common shares for cash pursuant to the merger will recognize a capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received and the shareholder's adjusted tax basis in our common shares surrendered. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss if a shareholder's holding period for such shares is more than one year at the time of the completion of the merger and otherwise will constitute short-term capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

      Backup federal withholding tax at a rate of 28% may apply with respect to certain payments, including cash received in the merger, unless a payee of cash received in the merger (1) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (2) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and that such shareholder is a U.S. person (including a U.S. resident alien) and otherwise complies with applicable requirements of the backup withholding rules. Each of our shareholders and, if applicable, each other payee should complete and sign the Substitute Form W-9 that will be included as part of the letter of transmittal to be returned to the paying agent, in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent.

      Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided that you furnish the required information to the IRS.

      THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION PURPOSES ONLY AND ARE NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, WE URGE EACH SHAREHOLDER TO CONSULT WITH HIS OR HER TAX ADVISOR REGARDING THE APPLICABILITY OF THE RULES DISCUSSED ABOVE TO THE SHAREHOLDER AND THE PARTICULAR TAX EFFECTS TO THE SHAREHOLDER OF THE MERGER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

DISSENTERS' APPRAISAL RIGHTS OF NATIONAL PROCESSING SHAREHOLDERS

      If the merger agreement is adopted, each National Processing shareholder objecting to the merger agreement may be entitled to seek relief as a dissenting shareholder under Section 1701.85 of the Ohio Revised Code. The following is a summary of the principal steps a shareholder must take to perfect his or her dissenters' rights under the Ohio Revised Code. This summary is qualified by reference to a complete copy of Section 1701.85 of the Ohio Revised Code, which is attached as Annex D to this proxy statement. Any dissenting shareholder contemplating exercise of his or her dissenters' rights is urged to carefully review the provisions of Section 1701.85 and to consult an attorney, since failure to follow fully and precisely the procedural requirements of the statute may result in termination or waiver of such rights.

      To perfect dissenters' rights, a dissenting shareholder must satisfy each of the following conditions and must otherwise comply with Section 1701.85:

      - a dissenting shareholder must be a record holder on [ ], 2004, the record date for determining entitlement to vote on the proposal to adopt the merger agreement, of the National Processing common shares as to which such shareholder seeks to exercise dissenters' rights. Because only shareholders of record on the record date may exercise dissenters' rights, any person who beneficially owns shares that are held of record by a broker, fiduciary, nominee or other holder and who desires to exercise dissenters' rights must, in all cases, instruct the record holder of the shares to satisfy all of the requirements outlined under Section 1701.85;

      - a dissenting shareholder must not vote his or her shares in favor of the proposal to adopt the merger agreement at the special meeting. Failing to vote or abstaining from voting does not waive a dissenting shareholder's rights. However, a proxy returned to National Processing signed but not marked to specify voting instructions will be voted in favor of the proposal to adopt the merger agreement and will be deemed a waiver of dissenters' rights. A dissenting shareholder may revoke his or her proxy at any time before its exercise by: (i) filing with National Processing an instrument revoking it; (ii) delivering a duly executed proxy bearing a later date; or (iii) by attending and giving notice of the revocation of the proxy at the special meeting;

      - a dissenting shareholder must deliver a written demand for payment of the fair value of his or her common shares to National Processing on or before the tenth day following the special meeting. Any written demand must specify the shareholder's name and address, the number and class of shares held by him or her on the record date, and the amount claimed as the "fair cash value" of the common shares. National Processing will not notify shareholders of the expiration of this ten-day period; and

      - if National Processing so requests, a dissenting shareholder must submit his or her share certificates to National Processing within fifteen days of such request for endorsement thereon by National Processing that demand for appraisal has been made. Such a request is not an admission by National Processing that a dissenting shareholder is entitled to relief. National Processing will promptly return the share certificates to the dissenting shareholder. At the option of National Processing, a dissenting shareholder who fails to deliver his or her certificate upon request from National Processing may have his or her dissenter's rights terminated, unless a court otherwise directs for good cause shown .

      National Processing and a dissenting shareholder may come to agreement as to the fair cash value of the common shares. If National Processing and any dissenting shareholder cannot agree upon the fair cash value of the common shares, then either may, within three months after service of demand by the dissenting shareholder, file a petition in the Court of Common Pleas of Cuyahoga County, Ohio, for a determination that the shareholder is entitled to exercise dissenters' rights and to determine the fair cash value of the common shares. The court may appoint one or more appraisers to recommend a fair cash value. The fair cash value is to be determined as of the day prior to the date of the special meeting. The fair cash value is the amount that a willing seller, under no compulsion to sell, would be willing to accept, and that a willing buyer, under no compulsion to purchase, would be willing to pay, but in no event may the fair cash value exceed the amount specified in the dissenting shareholder's demand. In determining this value, any appreciation or depreciation in the market value of the common shares resulting from the merger is excluded. The Ohio Supreme Court, in Armstrong v. Marathon Oil Company, 32 Ohio St. 3d 397
(1987), has held that fair cash value for publicly traded shares of a company with significant trading activity will be the market price for such shares on the date that the transaction is submitted to the shareholders or directors for final approval, as adjusted to exclude the impact of the transaction giving rise to the dissenters' rights. The fair cash value may ultimately be more or less than the per share merger consideration. Interest on the fair cash value and costs of the proceedings, including reasonable compensation to any appraisers, are to be assessed or apportioned as the court considers equitable.

      Payment of the fair cash value must be made within 30 days after the later of the final determination of such value or the closing date of the merger. Such payment shall be made only upon simultaneous surrender to National Processing of the share certificates for which such payment is made.

      A dissenting shareholder's rights to receive the fair cash value of his or her National Processing common shares will terminate if:

      -     the dissenting shareholder has not complied with Section 1701.85;

      - the merger is abandoned or is finally enjoined or prevented from being carried out or the National Processing shareholders rescind their adoption of the merger agreement;

      - the dissenting shareholder withdraws his or her demand with the consent of National Processing by its board of directors; or

      - the dissenting shareholder and National Processing's board of directors have not agreed on the fair cash value per share and neither has filed a timely complaint in the Court of Common Pleas of Cuyahoga County, Ohio.

      All rights accruing from National Processing common shares, including voting and dividend and distribution rights, are suspended from the time a dissenting shareholder makes demand with respect to such shares until the termination or satisfaction of the rights and obligations of the dissenting shareholder and National Processing arising from the demand. During this period of suspension, any dividend or distribution paid on the common shares will be paid to the record owner as a credit upon the fair cash value thereof. If a shareholder's dissenters' rights are terminated other than by purchase by National Processing of the dissenting shareholder's common shares, then at the time of termination all rights will be restored and all distributions that would have been made, but for suspension, will be made.

FEES AND EXPENSES

      National Processing has retained [ ] as its proxy solicitor in connection with the merger. [ ] may contact holders of National Processing common shares personally, electronically, via the internet, by mail or by telephone and may request brokers, dealers and other nominee shareholders to forward material relating to the merger to beneficial owners of National Processing common shares. National Processing will pay [ ] a fee of $[ ] plus reimbursement of out-of-pocket costs and expenses. If [ ] makes phone calls in order to solicit proxies, the fee per connect is $[ ]. National Processing also has agreed to indemnify [ ] against various liabilities and expenses that relate to or arise out of [ ]'s solicitation of proxies. In addition, National Processing directors, officers and employees may solicit proxies personally, electronically, via the internet or by telephone.

      The fees and expenses payable by National Processing to its financial advisor, Morgan Stanley, are described and quantified in the section entitled " -- Opinion of Our Financial Advisor."

OTHER EXPENSES

      Except as specifically discussed in the preceding paragraphs, all costs and expenses incurred in connection with the solicitation of proxies and the consummation of the transactions contemplated by the merger agreement will be paid by the party incurring such costs or expenses.

ACCOUNTING TREATMENT

      Bank of America will account for the merger as a "purchase," as that term is used under GAAP, for accounting and financial reporting purposes. Under purchase accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of National Processing as of the effective time of the merger will be recorded at their respective fair values and added to those of Bank of America. Any excess of purchase price over the fair value is recorded as goodwill. Financial statements of Bank of America issued after the merger would reflect these fair values and would not be restated retroactively to reflect the historical financial position or results of operations of National Processing.

DELISTING AND DEREGISTRATION OF NATIONAL PROCESSING COMMON SHARES

      National Processing common shares currently are listed on the New York Stock Exchange under the symbol "NAP." Upon the consummation of the merger, National Processing common shares will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934 (the "Exchange Act").

                              THE MERGER AGREEMENT

      The following description of the merger agreement describes the material provisions of the merger agreement but does not purport to describe all of the terms of the merger agreement. The full text of the merger agreement is attached to this proxy statement as Annex A. You are urged to read the merger agreement in its entirety because it is the legal document that governs the merger.

THE MERGER

      At the effective time of the merger, Monarch Acquisition, an indirect wholly owned subsidiary of Bank of America, will be merged with and into National Processing. National Processing will continue as the surviving corporation and will become a wholly owned subsidiary of Bank of America. Monarch Acquisition was created solely for purposes of the merger and has no material assets or operations of its own.

CLOSING AND EFFECTIVE TIME OF THE MERGER

      The closing of the merger will take place no later than the fifth business day after the satisfaction or waiver of the conditions described below under " -- Conditions of the Merger" (but no earlier than October 15, 2004), unless National Processing and Bank of America agree in writing to another time.

      The merger will become effective at the time a certificate of merger is filed with the Secretary of State of the State of Ohio, or at a later time agreed to by National Processing and Bank of America. The certificate of merger will be filed at the time of the closing of the merger.

CONSIDERATION TO BE RECEIVED IN THE MERGER

      The merger agreement provides that at the effective time of the merger, each issued and outstanding National Processing common share (other than National Processing common shares owned by National Processing or any of its subsidiaries, Bank of America, Monarch Acquisition or a National Processing shareholder exercising dissenters' rights) will be converted into the right to receive $26.60 in cash, without interest. At that time, each holder of National Processing common shares will no longer have any rights with respect to the shares, except for the right to receive the merger consideration.

CANCELLATION OF SHARES

      Each National Processing common share owned by Bank of America or Monarch Acquisition or held by National Processing or any of its subsidiaries immediately prior to the effective time of the merger automatically will be cancelled, and Bank of America will not pay any merger consideration for those shares.

TREATMENT OF STOCK OPTIONS AND RESTRICTED SHARES

      The merger agreement provides that, upon completion of the merger, each option to purchase National Processing common shares outstanding immediately prior to the completion of the merger, will become fully vested and will be converted into the right to receive the excess, if any, of $26.60 over the sum of (1) the exercise price per share of the stock option and (2) any applicable withholding tax, multiplied by the number of common shares subject to the stock option. The merger agreement further provides that the National Processing board of directors will make any other changes to the National Processing option plans as it believes are appropriate to give effect to the merger. In addition, each National Processing common share subject to a transfer restriction or risk of forfeiture that is outstanding immediately prior to completion of the merger will be converted at the effective time of the merger into the right to receive $26.60 in cash, without interest. All amounts payable may be subject to applicable withholding taxes.

PAYMENT FOR SHARES

      Prior to completion of the merger, Bank of America will appoint a bank or trust company or other exchange agent that is reasonably acceptable to National Processing to act as paying agent for the payment of the merger consideration. At the effective time of the merger, Bank of America will deposit with the paying agent funds necessary to pay the merger consideration.

      Following the merger, the paying agent will mail a letter of transmittal, which will include instructions for the delivery of certificates formerly representing National Processing common shares to the paying agent, to all record holders of National Processing common shares as of the time of the completion of the merger. Former holders of National Processing common shares at the time of the merger should use this letter of transmittal when sending certificates formerly representing National Processing common shares to the paying agent. After surrendering certificates formerly representing National Processing common shares to the paying agent for cancellation, together with a properly completed letter of transmittal, holders of these surrendered certificates will be entitled to receive a cash payment in an amount equal to the number of shares formerly represented by the certificate or certificates they surrendered multiplied by the merger consideration of $26.60. EACH CERTIFICATE REPRESENTING COMMON SHARES THAT IS SURRENDERED WILL BE CANCELED. YOU SHOULD NOT SEND IN YOUR NATIONAL PROCESSING SHARE CERTIFICATES UNTIL YOU RECEIVE A LETTER OF TRANSMITTAL WITH INSTRUCTIONS FROM THE PAYING AGENT.

      Payment of the merger consideration may be made to a person other than the person in whose name the surrendered certificate is registered if:

      - the certificate is properly endorsed or otherwise in proper form for transfer; and

      - the person requesting the payment pays any transfer or other taxes resulting from the payment of the merger consideration to a person other than the registered holder of that certificate or establishes to the satisfaction of the surviving corporation that the taxes have been paid or are not applicable.

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      All cash paid upon the surrender of certificates formerly representing
National Processing common shares in accordance with the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the National Processing common shares so surrendered. After the completion of the merger, no transfers of National Processing common shares will be made on the transfer books of the surviving corporation.

      If your National Processing share certificate has been lost, stolen or destroyed, you will be entitled to obtain payment of the merger consideration only by signing an affidavit to that effect and, if required by the surviving corporation, posting a bond in an amount sufficient to protect the surviving corporation against claims by any other party related to your lost, stolen or destroyed National Processing share certificate.

REPRESENTATIONS AND WARRANTIES

      The merger agreement contains customary representations and warranties made by us, including representations and warranties relating to:

      -     our corporate organization and similar matters;

      -     our subsidiaries;

      -     our capital structure;

      - the authorization, execution, delivery and enforceability of the merger agreement, the absence of conflicts with or violations of organizational documents or other obligations as a result of the merger, and the specification of any required governmental consents or approvals;

      - the timely filing and accuracy of our reports and financial statements filed with the SEC and the absence of any undisclosed liabilities;

      -     the absence of material adverse effects;

      - compliance with laws, the absence of investigations by regulatory agencies and the status of litigation matters;

      - absence of changes in benefit plans and benefit plan compliance, including compliance with the Employee Retirement Income Security Act of 1974, as amended;

      -     tax matters;

      -     material contracts;

      -     labor matters;

      -     intellectual property;

      -     shareholder voting requirements;

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      -     the inapplicability of state takeover statutes;

      -     the absence of brokers' fees payable in connection with the merger;

      -     the delivery of a fairness opinion by Morgan Stanley;

      -     environmental matters;

      -     employment and consulting agreements;

      -     payments to current or former employees of National City; and

      - contracts related to the authorization, processing or other related activities with respect to debit and credit cards honored by United Air Lines, Inc.

      The merger agreement also contains customary representations and warranties by Bank of America and Monarch Acquisition relating to:

      -     corporate organization and similar matters;

      - the authorization, execution, delivery and enforceability of the merger agreement, the absence of conflicts with or violations of organizational documents and the specification of any required governmental consents or approvals;

      - the accuracy of information supplied to National Processing for inclusion in the proxy statement;

      -     litigation matters;

      - the sufficiency of Bank of America's resources to pay the aggregate merger consideration;

      -     the absence of brokers' fees payable in connection with the merger;
            and

      - the capitalization and operations of Monarch Acquisition since its formation.

MATERIAL ADVERSE EFFECT

      Many of the representations and warranties made by us or Bank of America and Monarch Acquisition are qualified by a material adverse effect threshold. For purposes of the merger agreement, a material adverse effect means a material adverse effect on the financial condition, properties, assets, liabilities, business or results of operations of the relevant entity and its subsidiaries, taken together as a whole, or on the ability of the relevant entity to consummate the transactions contemplated by the merger agreement, excluding (a) changes or conditions generally affecting the United States economy, financial markets or the industries in which the relevant entity operates (except to the extent the relevant entity is adversely affected in a disproportionate manner),
(b) the execution and delivery of the merger agreement, or the consummation or announcement of the merger, or (c) any outbreak of major hostilities in which

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the United States is involved or any act of terrorism within the United States or directed against its facilities or citizens.

COVENANTS

      We have agreed that during the period from the date of the merger agreement until the completion of the merger, we will, and will cause our subsidiaries to:

      - carry on our businesses in the ordinary course consistent with past practice, and

      - use reasonable best efforts to keep available the services of our current officers and other key employees and maintain our respective relationships with customers, suppliers, distributors, lessors and others having business dealings with us.

      We have also agreed that, during the period from the date of the merger agreement until the completion of the merger, neither we nor our subsidiaries will take any of the following actions without Bank of America's written approval:

      - declare or pay any dividend or other distribution, except for dividends paid by our wholly owned subsidiaries;

      - except pursuant to existing agreements, purchase, redeem or otherwise acquire any shares of its capital stock or other securities or the shares of capital stock or other securities of our subsidiaries or any rights, warrants or options to acquire any such shares of capital stock or other securities;

      -     split, combine or reclassify any of its capital stock;

      -     enter into any agreement with respect to voting its capital stock;

      - issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, calls, commitments, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of shares by a National Processing subsidiary to another subsidiary or the issuance of National Processing common shares upon the exercise of outstanding stock options under the National Processing stock plans;

      -     amend its certificate of incorporation or code of regulations;

      - merge or consolidate with any other person, or acquire by purchasing an equity interest in or the assets of, any business, corporation or other business organization, or otherwise acquire any material amount of assets of any other person;

      - sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets other than (i) dispositions of

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

            properties and assets in the ordinary course consistent with past practice, (ii) dispositions of such properties and assets that, individually or in the aggregate, are not material, and (iii) the granting of permitted liens and liens required under existing bank agreements;

      - except as required by law, contracts or plans in existence on or prior to July 12, 2004: (A) except for normal increases in salary and wages in the ordinary course consistent with past practice, grant any increase in the compensation, bonuses and incentives, or benefits payable by National Processing or any subsidiary to any current or former director, officer, employee or consultant; (B) adopt, enter into, establish, make any new grants or award of, or amend or otherwise increase, reprice or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under any National Processing benefit plan; (C) enter into or amend any employment, severance, change in control agreement or any similar agreement or any collective bargaining agreement or, except as required in accordance with National Processing's severance policy, grant any severance or termination pay to any officer, director, consultant or employee of National Processing or its subsidiaries; (D) pay or award any pension, retirement, allowance or other non-equity incentive awards, or other employee or director benefit not required by any outstanding National Processing benefit plan; or (E) hire any employee at a compensation level expected to be more than $200,000 per annum;

      - (A) amend, terminate, or waive any material right or benefit under any material contract, other than in the ordinary course; (B) enter into any material contract; (C) enter into any contract that would restrict or prevent Bank of America and its subsidiaries from engaging or competing in any line of business or in any geographic area; (D) enter into any contract that would restrict or prevent National Processing or any of its subsidiaries from (1) engaging or competing in any of Bank of America's businesses or in any geographic area or (2) pricing, to the extent such contract contains a provision that restricts pricing in any of Bank of America's businesses; or (E) enter into any contract that is material that contains a change-of-control provision that would be applicable to the merger;

      - pay, discharge, compromise or settle any litigation or other proceedings before a governmental entity for an amount in excess of $1,000,000, individually or in the aggregate;

      - pay, discharge, settle, compromise or satisfy any material claims, liabilities or other obligations, other than in the ordinary course, or waive any material rights or claims other than in the ordinary course;

      - implement or adopt any change in the accounting principles or procedures used by it unless required by GAAP or by law;

      - prepare or file any tax return inconsistent in any material respect with past practice or amend any tax returns except as required by law or make or rescind any express or deemed election or settle or compromise any claim or action relating to taxes;

      - incur or modify any indebtedness or guarantee indebtedness of another person, or issue or sell any debt, securities or warrants or other rights to acquire any debt security of National Processing or any of its subsidiaries, except for indebtedness for borrowed money incurred in the ordinary course not to exceed $5,000,000 in the aggregate;

      - make any loans, advances or capital contributions to any other person (other than to National Processing or any of its wholly owned subsidiaries) other than in the ordinary course of business; or

      -     authorize, or commit or agree to take, any of the foregoing actions.

      In addition, National Processing agreed to terminate, effective as of the closing of the merger, any tax-sharing agreements between National City and National Processing or any of its subsidiaries.

NO SOLICITATION

      We have agreed that we will not, nor will we authorize or permit any of our subsidiaries or our or their directors, officers, employees or representatives (including any investment banker, attorney, accountant or other representative retained by us or any of our subsidiaries) to, directly or indirectly:

      - initiate, solicit or knowingly encourage, or facilitate any inquiries or the making of any acquisition proposal (defined below); or

      - continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement, an acquisition proposal.

      The merger agreement provides that, notwithstanding the restrictions described above, if at any time prior to the time that our shareholders adopt the merger agreement we receive an unsolicited bona fide written acquisition proposal, we may, if our board of directors determines in good faith, after consultation with outside counsel, that it is reasonably likely to be necessary to do so in order to comply with its fiduciary duties under applicable law, and, subject to providing notice of our decision to do so to Bank of America:

      - furnish, pursuant to a confidentiality agreement containing provisions no more favorable to such person than the confidentiality agreement entered into with Bank of America, information about us to the person making such unsolicited acquisition proposal, provided such acquisition proposal constitutes, or is reasonably likely to result in, a transaction more favorable to our shareholders, from a financial point of view, than the merger;

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

      - participate, pursuant to a confidentiality agreement containing provisions no more favorable to such person than the confidentiality agreement entered into with Bank of America (other than standstill provisions), in discussions or negotiations regarding such acquisition proposal with the person making such unsolicited acquisition proposal, provided such acquisition proposal constitutes, or is reasonably likely to result in, a transaction more favorable to our shareholders, from a financial point of view, than the merger; or

      - recommend such unsolicited acquisition proposal to our shareholders if our board of directors determines in good faith, after consultation with outside counsel and its financial advisor, that such acquisition proposal, if accepted, is reasonably likely to be consummated after considering all legal, financial and regulatory aspects of the proposal and, if consummated, would be more favorable to our shareholders, from a financial point of view, than the merger (including any counterproposals that Bank of America may make in response to such an acquisition proposal), provided that any such more favorable acquisition proposal must involve a purchase of assets or interests representing at least 50% of our consolidated assets rather than the 15% used in the definition of "acquisition proposal" below.

The merger agreement provides that the term "acquisition proposal" means any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation or similar transaction involving National Processing, (ii) any purchase of an equity interest representing an amount equal to or greater than a 5% voting or economic interest in National Processing or (iii) any purchase of assets, securities or ownership interests representing an amount equal to or greater than 15% of the consolidated assets of National Processing and its subsidiaries.

      We have agreed to promptly notify Bank of America within two business days of the receipt of any acquisition proposal by a third party, including the name of the person making such proposal and the material terms and conditions of such proposal. We have also agreed to keep Bank of America informed on a current basis of any changes in the status and terms of any such acquisition proposals.

      Nothing described above limits our ability to take actions to comply with our disclosure obligations under Rule 14d-9 and 14e-2 of the Exchange Act with regard to an acquisition proposal.

SHAREHOLDER MEETING

      We have agreed to call and hold a meeting of our shareholders for the purpose of obtaining the adoption of the merger agreement by the affirmative vote of the holders of at least two-thirds of the outstanding National Processing common shares on the record date. We will, through our board of directors, recommend to National Processing shareholders that the merger agreement be adopted.

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ACCESS TO INFORMATION; CONFIDENTIALITY

      During the period prior to the effective time of the merger, we will afford Bank of America and its representatives reasonable access during normal business hours to all of our properties, books, contracts, commitments, personnel and records. The information will be held in confidence to the extent required by the provisions of the confidentiality agreement between us and Bank of America.

REASONABLE BEST EFFORTS; COOPERATION

      We and Bank of America have agreed to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with each other in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated by the merger agreement. This includes:

      - obtaining all necessary actions or nonactions, waivers, consents and approvals from governmental entities and making all necessary registrations and filings and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity;

      - obtaining all necessary consents, approvals or waivers from third parties;

      - defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the transactions contemplated by the merger agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

      - executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the merger agreement.

      We have also agreed to (i) reasonably assist and cooperate with Bank of America in any integration planning to take effect after the effective time of the merger and (ii) cooperate with Bank of America in connection with implementing internal controls over financial reporting to assist Bank of America in complying with Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder by the SEC and NYSE; provided that, in each case, such cooperation takes place during normal business hours and does not unreasonably interrupt the operation of the business of National Processing. National Processing and its subsidiaries will also assist in obtaining customer and other consents required as a result of the merger agreement and related transactions.

      National Processing and Bank of America will:

      - make the filings required of such party under the HSR Act with respect to the merger within ten days after the date of the merger agreement;

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

      - comply at the earliest practicable date with any request under the HSR Act for additional information, documents or other materials received by such party from any governmental entity in respect of such filings or the merger; and

      - cooperate with the other party in connection with making any filing under the HSR Act and in connection with any filings, conferences or other submissions related to resolving any investigation or other inquiry by any such governmental entity under the HSR Act with respect to the merger.

      Subject to applicable laws relating to the exchange of information, National Processing and Bank of America will have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to National Processing or Bank of America, as the case may be, and any of their respective subsidiaries, that appear in any filing made with any governmental entity in connection with the merger. In exercising this right, each of National Processing and Bank of America will act reasonably and as promptly as practicable. Each of National Processing and Bank of America will, and will cause each of their subsidiaries to, use its reasonable best efforts to obtain (and will cooperate with each other in obtaining) the termination of all waiting periods under the HSR Act and not to extend any waiting period under the HSR Act. Prior to the termination of the merger agreement, each party will be required to prosecute, cooperate in, and defend against any litigation instituted by the FTC or the Antitrust Division or any other governmental entity which seeks to restrain or prohibit the consummation of the merger or which seeks to impose material limitations on the ability of Bank of America, National Processing or any of their respective affiliates or subsidiaries to acquire, operate or hold, or to require Bank of America, National Processing or any of their respective affiliates or subsidiaries to dispose of, or hold separate, any material portion of their assets or business after the effective time of the merger.

EMPLOYEE BENEFIT MATTERS

      National Processing Stock Options

      The board of directors of National Processing or, if appropriate, any committee administering the National Processing stock option plans, will amend the National Processing stock option plans and adopt such resolutions to:

      - provide that each option to purchase National Processing common shares outstanding immediately prior to the completion of the merger will become fully vested and will be converted into the right to receive the excess, if any, of $26.60 over the sum of (1) the exercise price per share of the stock option and (2) any applicable withholding tax, multiplied by the number of common shares subject to the stock option; and

      - make such other changes to the National Processing stock option plans and National Processing stock options as it deems appropriate to give effect to the merger.

      Prior to the effective time of the merger, National Processing will take all reasonable steps as may be required to cause the transactions contemplated by the merger agreement and

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any other dispositions of equity securities of National Processing in connection with the merger agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be approved by National Processing's board of directors or a committee of two or more non-employee directors of National Processing for the purpose of exempting such transactions from the "short swing profits" provisions pursuant to Rule 16b-3 promulgated under the Exchange Act.

      Benefit Plans

      Bank of America has agreed to provide compensation and benefits to National Processing employees that are substantially comparable in the aggregate to the benefits provided to similarly situated employees of Bank of America or its subsidiaries prior to the effective time of the merger. However, neither Bank of America nor the surviving corporation is obligated to (x) maintain any particular National Processing compensation or benefit plan, (y) grant or issue any equity or equity-based awards or (z) retain the employment of any person employed by National Processing or any of its subsidiaries immediately prior to the effective time of the merger.

      For all purposes under the employee benefit plans of Bank of America and its affiliates providing benefits to any employees of National Processing or any of its subsidiaries after the effective time of the merger, each such employee shall receive credit for his or her service with National Processing and its affiliates before the effective time of the merger (including predecessor or acquired entities or any other entities for which National Processing and its affiliates have given credit for prior service), for purposes of eligibility, vesting and benefit accrual (but not (i) for purposes of eligibility for subsidized early retirement benefits, (ii) for purposes of benefit accrual under defined benefit pension plans and (iii) for any new program for which credit for benefit accrual for service prior to the effective date of such program is not given to similarly situated employees of Bank of America other than the employees of National Processing and its subsidiaries prior to the effective time of the merger) to the same extent as such employee was entitled, before the effective time of the merger, to credit for such service under any similar or comparable National Processing benefit plans (except to the extent such credit would result in a duplication of accrual of benefits).

      For purposes of each benefit plan of Bank of America or its subsidiaries in which employees of National Processing or its subsidiaries participate, Bank of America and its subsidiaries will cause all pre-existing condition exclusions, waiting periods and actively-at-work requirements of such plans to be waived for employees of National Processing and its subsidiaries and their covered dependents, other than limitations or waiting periods that are already in effect with respect to such employees and dependents and that have not been satisfied as of the date such employees and dependents commence participation in such benefit plans of Bank of America and its subsidiaries. Bank of America and its subsidiaries will give full credit for all co-payments and deductibles to the extent satisfied in the plan year in which the effective time of the merger occurs as if there had been a single continuous employer.

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INDEMNIFICATION

      In the event of any threatened or actual claim, action, suit, proceeding or investigation, in which any individual who has been at any time prior to the date of the merger agreement, or who becomes prior to the effective time of the merger, a director, officer or employee of National Processing or its subsidiaries is, or is threatened to be, made a party based on, or arising out of, or pertaining to (i) the fact that such individual is or was a director, officer or employee of National Processing or its subsidiaries or (ii) the merger agreement or any of the transactions contemplated by the merger agreement, whether asserted or arising before or within six years after the effective time of the merger, the parties will cooperate and use their reasonable best efforts to defend against and respond thereto. For a period of six years after the effective time of the merger, Bank of America will indemnify and hold harmless, to the fullest extent provided by applicable law, the articles of incorporation and code of regulations of National Processing or otherwise under indemnification agreements that they may have had with National Processing, each such indemnified party against any losses, claims, damages, liabilities, costs, expenses (including reimbursement for reasonable fees and expenses incurred in advance of the final disposition of any claim, suit, proceeding or investigation to each indemnified party as provided by the articles of incorporation and code of regulations of National Processing or otherwise), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation.

      Bank of America will use its reasonable best efforts to cause the individuals serving as officers and directors of National Processing or its subsidiaries immediately prior to the effective time of the merger to be covered for six annual periods after the effective time of the merger by directors' and officers' liability insurance not substantially less favorable to the insureds than the policies maintained by National Processing immediately prior to the effective time of the merger (provided that Bank of America may substitute therefor policies, including "tail" policies, of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policies) with respect to acts or omissions occurring prior to the effective time of the merger that were committed by such officers and directors in their capacity as such.

PUBLIC ANNOUNCEMENTS

      National Processing and Bank of America have agreed to consult with each other before issuing any press release or otherwise making any public announcement with respect to the transactions contemplated by the merger agreement, including the merger. The parties will provide each other the opportunity to review and comment upon any press release or other public announcement or statement with respect to the transactions contemplated by the merger agreement, including the merger, and will not issue any such press release or other public announcement or statement prior to such consultation, except as may be required by applicable law, fiduciary duties, court process or by obligations pursuant to any listing agreement with any national securities exchange.

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TERMINATION OF TAX-SHARING AGREEMENT

      Any tax-sharing agreement between National City and the company or any of its subsidiaries will be terminated as of the date of the closing of the merger and will have no further effect for any taxable year.

FEES AND EXPENSES

      All fees and expenses, including any fees payable to any broker, investment banker, counsel or financial advisor, incurred in connection with the merger, the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such fees and expenses, whether or not the merger is consummated.

CONDITIONS OF THE MERGER

      The obligation of each party to effect the merger is subject to the satisfaction or waiver on or before the closing date of the following conditions:

      - adoption of the merger agreement by National Processing shareholders, and receipt of evidence that holders of less than 10% of the shares of National Processing's capital stock issued and outstanding immediately before the closing of the merger are eligible to effectively assert dissenters' rights;

      - the receipt of any consents and approvals of, and filings and notices to, any governmental entity required to consummate the merger, the failure of which to be obtained or taken is reasonably expected to materially impair the ability to consummate the merger, will have been obtained;

      - the waiting period and any extension applicable to the transactions contemplated by the merger agreement under the HSR Act will have terminated or expired; and

      - no judgment, rule, regulation or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger will be in effect.

      The obligation of Bank of America to effect the merger is also subject to the satisfaction or waiver of the following conditions:

      - the representations and warranties of National Processing set forth in the merger agreement are true and correct (without giving effect to any materiality or material adverse effect qualifications) as of July 12, 2004 and as of the closing date as though made on the closing date, except to the extent the representation or warranty expressly relates to an earlier date (in which case it must be true as of such date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on National Processing;

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

      - National Processing has performed in all material respects all of its obligations under the merger agreement at or prior to the closing date;

      - National Processing has delivered the following commercial agreements: Transition Services Agreement between National Processing and National City; and Marketing and Cash Advance Agreements between each financial institution subsidiary of National City, on the one hand, and Bank of America, on the other hand, and a release (See "Certain Other Agreements");

      - National Processing has obtained the consent or approval from each person whose consent or approval is required under any material contract of National Processing or its subsidiaries;

      - Bank of America has received releases and guarantees evidencing the allocation of liability with respect to certain agreements dealing with the provision of authorization, processing or other related activities with respect to debit and credit cards honored by United Air Lines, Inc.;

      - National Processing has obtained a waiver relinquishing the rights of ABN AMRO Merchant Services, LLC and Michigan National Bank to purchase National Processing's 70% ownership interest in ABN AMRO Merchant Services LLC and a waiver by all applicable parties of any restriction against competition contained in the applicable operating agreement that affects Bank of America or the surviving corporation after the merger; and

      - no third-party claim, litigation or proceeding seeking an injunction, order or decree on similar legal adjudication seeking to limit Bank of America's or its subsidiaries' business activities as a result of the merger is in effect.

      The obligation of National Processing to effect the merger is also subject to the satisfaction or waiver of the following conditions:

      - the representations and warranties of Bank of America set forth in the merger agreement are true and correct (without giving effect to any materiality or material adverse effect qualifications) as of July 12, 2004 and as of the closing date as though made on the closing date, except to the extent the representation or warranty expressly relates to an earlier date (in which case it must be true as of such date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on Bank of America's ability to consummate the merger; and

      - Bank of America has performed in all material respects all of its obligations under the merger agreement at or prior to the closing date.

      We can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived by the party permitted to do so.

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TERMINATION

      National Processing and Bank of America may mutually agree in writing, at any time before the effective time of the merger, to terminate the merger agreement. Also, either party may terminate the merger agreement, without the consent of the other, before the effective time of the merger if:

      - the merger is not consummated by November 30, 2004, whether this date is before or after the National Processing shareholder approval, unless the party whose breach of any provision of the merger agreement results in or causes the failure of the merger to be consummated by such time;

      - National Processing shareholders fail to adopt the merger agreement at the special meeting; or

      - any final and nonappealable order of any court or governmental entity prohibits the merger, provided that such prohibition is not the result of a breach of the merger agreement by the party terminating the merger agreement.

      Bank of America can terminate the merger agreement before the effective time of the merger if:

      - any condition to the obligation of both parties to effect the merger, or any condition to the obligation of Bank of America to effect the merger, is not capable of being satisfied prior to November 30, 2004, provided that Bank of America gives National Processing three business days prior notice of such termination and the inability to fulfill the condition is not due to the failure of Bank of America to comply with the terms of the merger agreement;

      - National Processing's board of directors has withdrawn, modified or qualified in any manner adverse to Bank of America its recommendation that the National Processing shareholders adopt the merger agreement; or

      - there has occurred any change, effect, event, occurrence or state of facts that results in a material adverse effect on National Processing.

      National Processing can terminate the merger agreement before the effective time of the merger if:

      - any condition to the obligation of both parties to effect the merger, or any condition to the obligation of National Processing to effect the merger, is not capable of being satisfied prior to November 30, 2004, provided that National Processing gives Bank of America three business days prior notice of such termination and the inability to fulfill the condition is not due to the failure of National Processing to comply with the terms of the merger agreement; or

      - National Processing's board of directors has withdrawn, modified or qualified in any manner adverse to Bank of America its recommendation that the National Processing shareholders adopt the merger agreement.

FEE IF THE MERGER AGREEMENT IS TERMINATED

      A termination fee of $50,000,000 is payable by National Processing to Bank of America in the event that (i) National Processing's board of directors withdraws, modifies or qualifies in any manner adverse to Bank of America its recommendation that the National Processing shareholders adopt the merger agreement and National Processing terminates the merger agreement as a result of such withdrawal, modification or qualification or (ii) National Processing fails to hold the special meeting by November 19, 2004 and Bank of America terminates the merger agreement because any condition to the obligation of both parties to effect the merger, or any condition to the obligation of Bank of America to effect the merger, is not capable of being satisfied by November 30, 2004.

      National Processing will not be obligated to pay this termination fee in the event that National City pays the termination fee referred to under "The Shareholders Agreement -- Termination and Termination Fee."

EFFECT OF TERMINATION

      If the merger agreement is terminated by either National Processing or Bank of America in accordance with its terms, the merger agreement will immediately become void and have no effect, without any liability or obligation on the part of National Processing, Bank of America or Monarch Acquisition, other than certain provisions relating to the payment of fees and expenses and certain other general provisions which shall survive the termination. However, no party will be relieved from any liability for any willful or intentional breach of the merger agreement.

AMENDMENT

      The merger agreement may be amended by the parties at any time by an instrument in writing signed on behalf of each of the parties. However, after the adoption of the merger agreement at the special meeting there will be no amendment made that by law requires further approval by the National Processing shareholders, without the further approval of the National Processing shareholders.

EXTENSION; WAIVER

      At any time before the effective time of the merger, either party may extend the time for the performance of any of the obligations or acts of the other party, waive any inaccuracies in any representations or warranties or waive compliance with any of the covenants or conditions contained in the merger agreement. Any agreement on the part of either party to any such extension or waiver shall be valid only if in a written instrument signed on behalf of such party. The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of those rights.

BANK OF AMERICA COMMITMENT

      If the merger agreement is terminated solely as a result of the inability of National Processing to obtain a waiver relinquishing the rights of ABN AMRO Merchant Services, LLC and Michigan National Bank to purchase National Processing's 70% ownership interest in ABN AMRO Merchant Services, LLC, then, for a two-year period following such termination, Bank of America and its affiliates agree that they will not enter into any agreement with ABN AMRO Bank N.V. or any of its affiliates for the purpose of conducting certain processing, reporting, settlement and related transactions.

                           THE SHAREHOLDERS AGREEMENT

      In connection with the merger, National City, which owned approximately 83.2% of our issued and outstanding common shares as of the close of business on the record date, entered into a shareholders agreement with Bank of America. The following description of the shareholders agreement describes the material provisions of the shareholders agreement but does not purport to describe all of the terms of the shareholders agreement. The full text of the shareholders agreement is attached to this proxy statement as Annex B. You are urged to read the shareholders agreement in its entirety because it is a legal document that relates to the rights between Bank of America and National City.

VOTING MATTERS

      National City has agreed that prior to the completion of the merger or the termination of the merger agreement in accordance with its terms, it will:

      - appear at all National Processing shareholder meetings or otherwise cause the National Processing shares it owns (the "Shares") to be counted as present at such meetings for the purpose of establishing a quorum; and

      -     vote the Shares against:

            (i)   the approval of any action, agreement or proposal that would:

                  - result in a breach in any representation, warranty, covenant or obligation of National Processing in the merger agreement;

                  -     hinder or delay the completion of the merger;

                  - postpone or adjourn the special meeting (unless Bank of America consents in writing); or

                  - preclude the fulfillment of a condition precedent to the closing of the merger under the merger agreement; and

            (ii) the approval of any action, agreement, merger, consolidation, combination, control share acquisition, sale or transfer of a material amount of assets, reorganization, going-private transaction or recapitalization of National Processing, other than pursuant to the merger agreement.

Except for the foregoing limitations, National City at all times retains the right to vote the Shares in its sole discretion on all matters which are at any time presented to the National Processing shareholders.

TRANSFER AND OTHER RESTRICTIONS

      National City has agreed that prior to completion of the merger or the termination of the merger agreement in accordance with its terms, it will not:

      -     transfer any Shares or any interest in the Shares;

      - grant any proxy, power of attorney, deposit any of the Shares to a voting trust or enter into a voting agreement or arrangement regarding the Shares; or

      - take any action that would make any of its representations or warranties in the shareholders agreement untrue or incorrect or that would have the effect of preventing it from performing its obligations under the shareholders agreement.

NO SOLICITATION

      National City has agreed that, except as permitted for National Processing under the terms of the merger agreement, it will not, nor will it permit any of its subsidiaries or its or their directors, officers or other representatives to:

      - initiate, solicit, encourage or facilitate any acquisition proposal (as described in "The Merger Agreement -- No Solicitation");

      - engage in negotiations or discussions with any person concerning, or provide information to any person relating to, an acquisition proposal; or

      - encourage or facilitate any effort or attempt to make or implement an acquisition proposal.

TERMINATION AND TERMINATION FEE

      The shareholders agreement will terminate upon the termination of the merger agreement pursuant to its terms.

      National City has agreed to pay Bank of America a termination fee of $50,000,000 if National City:

      - (i) does not vote the Shares in favor of adoption of the merger agreement or (ii) breaches its obligations under the shareholders agreement discussed above in " -- Voting Matters", " -- Transfer and Other Restrictions", or " -- No Solicitation;"

and either

      - National Processing or Bank of America terminates the merger agreement because the National Processing shareholders approval is not obtained at the special meeting; or

      - the merger agreement is terminated in any of the following circumstances at a time when Bank of America could otherwise terminate the merger agreement in accordance with the immediately preceding bullet point: (i) mutual termination by Bank of America and National Processing; (ii) the merger is not consummated by November 30, 2004; or (iii) any condition to the obligation of both parties, or any condition to the obligation of Bank of America, to effect the merger is not capable of being satisfied prior to November 30, 2004.

      National City will not be obligated to pay this termination fee in the event that National Processing pays the termination fee referred to under "The Merger Agreement -- Fee if the Merger Agreement is Terminated."

NONCOMPETITION AND NONSOLICITATION OBLIGATIONS

      National City has agreed that for a period of three years after the effective time of the merger it will limit its ownership or control of any person engaged in North America in the business of:

      - authorizing, processing, transmitting, settling and reporting charge card transactions for merchants;

      - the settlement and reporting of commission payments for car rental companies, cruise line operators, tour operators and hotels; and

      - the collection, settlement and reporting of health-care claims between insurance payers and health-care providers (collectively, the "Business").

This definition does not apply to National City's and its affiliates' (i) performance under the service and sponsorship agreement and master referral agreement discussed below in "Certain Other Agreements", (ii) performance relating to retaining liability for the UAL Contract, (iii) subject to performance under the service and sponsorship agreement and master referral agreement, performance of any third party agreement requiring a referral of business that may compete with the Business or (iv) ownership interest in debit card, ATM card and credit card networks (collectively, the "Permitted Activities"), The definition of Business also excludes the authorization of charge card transactions by a financial institution on behalf of its own charge card holders and the collection or settlement of health-care claims by a financial institution on behalf of its customers in connection with those customers' use of their checking and related accounts with such financial institution. In addition, National City's ownership of not more than 5% of any person engaged in the Business will not constitute a breach of its obligations under the shareholders agreement.

      If, during the non-compete period described above, National City or any downstream affiliate acquires any person engaged in the Business, and such acquired Business has a market share less than 5% of the Business in the United States (based on purchase volume in U.S. dollars), Bank of America will have the option to purchase such acquired Business pursuant to specified procedures in the event National City decides to dispose of such acquired Business.

      If, during the non-compete period described above, National City or any downstream affiliate acquires any person engaged in the Business, and such acquired Business individually, or when aggregated with any other such acquired Businesses, has a market share equal to or greater than 5% of the Business in the United States (based on purchase volume in U.S. dollars), National City is required to sell such acquired Business within 18 months of consummating such acquisition and Bank of America will have the option to purchase such acquired Business pursuant to specified procedures.

      National City has also agreed that it will not:

      - other than with respect to Permitted Activities, induce any customer, supplier, licensee or other person to cease doing business with National Processing or any of its subsidiaries or interfere with the relationships National Processing and its subsidiaries have with these persons;

      - other than with respect to Permitted Activities, solicit the business of any known customer of National Processing or its subsidiaries with respect to products that compete with the Business; or

      - without the prior written approval of Bank of America, solicit or hire or intentionally encourage or induce any other person to solicit or hire, any employee of National Processing or its subsidiaries as of July 12, 2004, with a base salary in excess of $100,000, a title of vice president or above or who is employed in a sales position, provided that (i) general solicitations not specifically directed at such employees and (ii) actions by such employees to contact National City and its affiliates, will be deemed not to violate this agreement.

NONDISCLOSURE OF PROPRIETARY INFORMATION

      National City has agreed not to disclose or make use of in competition with Bank of America, National Processing or any of their respective affiliates, confidential information concerning the Business or National Processing's customers, except (i) to the extent National City is required to do so by law or the disclosure requirements of an applicable stock exchange or the SEC, (ii) as is necessary in order to perform its obligations under the Service and Sponsorship Agreement or the Master Referral Agreement or (iii) as is necessary in order to retain the liabilities relating to the UAL Contract.

TAXES

      Bank of America and National City have agreed to prorate certain taxes and to allocate responsibility for the preparation and filing of tax returns for the tax periods prior to and after the closing date of the merger. In addition, Bank of America and National City will cooperate, to the extent reasonably requested by the other party, in connection with the filing of such tax returns and any audit, litigation, examination or other judicial or administrative proceeding with respect to taxes or preparation of other financial or accounting reports or other documents.

INDEMNIFICATION

      Bank of America and National City have agreed that National City will assume and pay in a timely fashion all past, present and future liabilities for the UAL Contract and related agreements entered into by National Processing or its subsidiaries in support of NCBK's obligations under the UAL Contract, including any liabilities in respect of:

      - National Processing's or its subsidiaries' past activities under such agreements that may result in any charge, chargeback, recapture, refund, fee, tax, claim or other payment made by National Processing or any of its subsidiaries as a result of a failure by United Air Lines to pay any of these amounts;

      - any past, present or future transactions processed under the UAL Contract and related agreements or otherwise on behalf of United Air Lines or its affiliates, or the credit or debit card charges incurred in connection with those transactions that may result in any charge, chargeback, recapture, refund, fee, tax, claim or other payment made upon National Processing or any its subsidiaries;

      - National Processing's or any subsidiary's processing or transmitting of electronic data for United Air Lines pursuant to the UAL Contract or the Service and Sponsorship Agreement discussed in "Certain Agreements -- Service and Sponsorship Agreement", whether prior to or after the effective time of the merger that may result in any charge, chargeback, recapture, refund, fee, tax, claim or other payment made upon National Processing or any of its subsidiaries;

      - any guarantee between National Processing or any of its subsidiaries, on the one hand, and MasterCard(R), VISA(R) or any other charge card organization, on the other hand, or any other contractual obligation owing to such entity, arising from any transaction processed for United Air Lines or any guarantee of the payment of that transaction;

      - any sponsor agreement, obligation or guarantee by National Processing or any of its subsidiaries in favor of NCBK;

      - any other charge, chargeback, recapture, refund, fee, tax, claim or other payment made upon, or payments by, National Processing or any of its subsidiaries as a result of the failure by United Air Lines to pay any of such amounts; and

      - the actual cost of National Processing or its subsidiaries for rendering processing or subprocessing services on behalf of National City in connection with the UAL Contract as provided in the service and sponsorship agreement.

      National City has agreed to indemnify, defend, reimburse and hold harmless Bank of America and its affiliates and each of their respective officers, directors and employees from all liabilities or damages asserted against or incurred by any of them arising from:

      - any litigation or other proceedings in bankruptcy initiated by or on behalf of United Air Lines or any creditor of, or trustee for, United Air Lines;

      - the failure of National Processing, prior to the effective time of the merger, to make or accurately report or disclose the scope of its exposure with respect to United Air Lines as required under applicable law;

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

      - the UAL Contract, National City's relationship with United Air Lines or any obligation of NCBK to National Processing under the service and sponsorship agreement; and

      - any breach or violation of its obligations or certain of its representations or warranties in the shareholders agreement.

PURCHASE PRICE REIMBURSEMENT

      National City has agreed to reimburse Bank of America in an amount equal to:

            - (i) $26.60 times (ii) the number of common shares issued and outstanding at the effective time of the merger (including restricted shares) in excess of (x) 53,344,125 plus (y) the number of common shares underlying the National Processing stock options identified in National Processing's disclosure letter to the merger agreement that are exercised between July 12, 2004 and the effective time of the merger, if any; plus

            - (i) the number of common shares underlying the National Processing stock options not identified in National Processing's disclosure letter to the merger agreement, if any, times (ii) $26.60 less the exercise price of such stock options; plus

            - (i) 0.83 times (ii) the amount by which the cash on National Processing's balance sheet on September 30, 2004 is less than the sum of (x) $322 million plus (y) the aggregate exercise price of all National Processing stock options exercised between July 12, 2004 and September 30, 2004, provided that in no event will the reimbursement referred to in this bullet point exceed (A) 0.83 times (B)(1) the sum of clauses (x) plus
                  (y) above minus (2) $296 million.

      As a result of this reimbursement obligation, National City may be required to make a payment to Bank of America based on the foregoing formula. Under no circumstances will any other holder of National Processing common shares be obligated to make, or contribute to, any such payment. In addition, Bank of America does not have any purchase price reimbursement obligation to National City or any other National Processing shareholder.

                            CERTAIN OTHER AGREEMENTS

      Pursuant to, and simultaneously with the execution of, the merger agreement, National City and certain of its affiliates entered into, or agreed to enter into, various agreements with us and Bank of America. These agreements are discussed below.

      Service and Sponsorship Agreement

      National Processing and NCBK, a subsidiary of National City, are parties to a Sponsorship Agreement entered into on June 30, 1996. Pursuant to the sponsorship agreement, National Processing serves as NCBK's sole agent for the purpose of providing electronic data authorization and capture, reporting, settlement and clearing services for merchants who participate in Visa(R) and MasterCard(R) programs. In connection with NCBK's role as sponsor, NCBK, National Processing and United Air Lines, Inc. entered into the UAL Contract. The sponsorship agreement provides, among other things, that National Processing will indemnify NCBK against certain losses and claims, including chargebacks for airline tickets that have been purchased pursuant to the UAL Contract.

      In connection with the merger, National Processing and NCBK entered into a Service and Sponsorship Agreement dated July 12, 2004, effective upon closing of the merger, with respect to the UAL Contract. Pursuant to this Service and Sponsorship Agreement, Bank of America through National Processing has agreed to make a one-time payment of $36 million to NCBK in exchange for NCBK's agreement to release National Processing from its obligation under the sponsorship agreement to indemnify NCBK against any losses or claims to the extent related to or arising from the UAL Contract. National City has also agreed, pursuant to the Shareholders Agreement, to assume National Processing's obligations and potential liabilities under, and to indemnify Bank of America for losses related to, the UAL Contract. As a result of this arrangement, NCBK will remain liable for any such losses or claims under the UAL Contract.

      In addition, pursuant to the terms of the service and sponsorship agreement, National Processing will pay NCBK processing fees for NCBK's settlement of United Air Lines transactions services set forth in the service and sponsorship agreement. National Processing will pass through to NCBK the fees it receives from United Air Lines, less the cost of processing such transactions. National City will have the opportunity to earn a profit of approximately $1 million under the Service and Sponsorship Agreement over the term of that agreement.

      Master Referral Agreement

      National City and Bank of America entered into a Master Referral Agreement dated July 12, 2004, effective upon closing of the merger, pursuant to which National City is eligible to receive fees from Bank of America based on National City's and its affiliates' use of Bank of America's merchant services. National City and its affiliates are also eligible to receive fees in the event that their respective business customers utilize Bank of America's merchant services. National City and its affiliates have agreed to refer their processing business through National Processing. The agreement has a ten-year term, which includes a repricing option after the fifth year. National City is subject to termination fees in the event of a termination of the agreement other than in certain limited circumstances.

      Transition Services Agreement

      In connection with the merger, National City and National Processing will enter into a transition services agreement, pursuant to which National City or its affiliates will provide, at cost, certain services to National Processing following the completion of the merger with respect to information technology and human resources. Human resources services will be provided for up to six months following the merger and information technology services will be provided for up to twelve months after the merger. Any provision of services beyond the applicable term for such service will be on a cost plus 15% basis.

           BENEFICIAL OWNERSHIP OF NATIONAL PROCESSING COMMON SHARES

      As of the date of this proxy statement, National Processing has one class of equity security outstanding, National Processing common shares. Beneficial ownership of National Processing common shares, for purposes of the beneficial ownership disclosures in this proxy statement, has been determined in accordance with Rule 13d-3 of the General Rules and Regulations under the Exchange Act. Under Rule 13d-3, a person is deemed to be the beneficial owner of securities if he or she has or shares, directly or indirectly, voting power and/or investment power with respect to such securities or has the right to acquire beneficial ownership within 60 days. Accordingly, the amounts shown do not purport to represent beneficial ownership for any purpose other than as set forth under Rule 13d-3.

      The following table sets forth the beneficial security ownership of all shareholders known to us as of July 27, 2004, to be the owner of more than five percent of the National Processing common shares.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

               NAME
           AND ADDRESS                      AMOUNT AND
          OF BENEFICIAL                      NATURE OF                   PERCENT
              OWNER                    BENEFICIAL OWNERSHIP             OF CLASS
              -----                    --------------------             --------
National City Corporation
1900 East Ninth Street
Cleveland, OH 44114-3484                    44,365,400                    83.2%

      The following table sets forth, as of July 27, 2004, the beneficial security ownership (including shares with respect to which the following persons have the right to acquire beneficial ownership within 60 days after such date) of each director and named executive officer of National Processing and all directors and executive officers of National Processing as a group:

                  BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

                                                AMOUNT AND
                                                NATURE OF                  PERCENT
      NAME OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP(1)(2)        OF CLASS
      ------------------------          --------------------------        --------
Paul G. Clark                                       2,200                     *
Steven C. Cory                                     10,000                     *
David E. Fountain                                  80,501                     *
Aureliano Gonzalez-Baz                             42,501                     *

Jon L. Gorney                                        300                      *
Jeffrey P. Gotschall                              32,501                      *
Preston B. Heller, Jr.                            42,501                      *
Jeffrey D. Kelly                                   9,000                      *
Mark D. Pyke                                     255,493                      *
J. Armando Ramirez                                 2,000                      *
Robert C. Robins                                  48,501                      *
Directors and Executive Officers of
National Processing as a Group (14
persons)                                          610,023                     *

*     The percent of common shares beneficially owned is less than 1%.

(1) Beneficial ownership of the shares held by each individual consists of sole voting power and sole investment power, or of voting power and investment power that is shared with a spouse or a family member of the individual, or held by trust.

(2) Includes common shares of National Processing the following individuals had a right to acquire within 60 days after July 27, 2004: Fountain, 70,001; Gonzalez-Baz, 42,501; Gotschall, 32,501; Heller, 42,501; Pyke,
      218,143; and Robins 40,001.

                             ADDITIONAL INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at (800) SEC-0330. You also may obtain copies of this information by mail from the Public Reference Room at the address set forth above, at prescribed rates. In addition, the SEC maintains a web site that contains reports, proxy statements and other information about issuers like Bank of America and us who file electronically with the SEC. The address of that site is http://www.sec.gov.

      You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated September [ ], 2004. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to National Processing shareholders nor the payment of cash in the merger shall create any implication to the contrary.

                    SHAREHOLDER PROPOSALS FOR ANNUAL MEETINGS

      National Processing does not currently expect to hold an annual meeting of shareholders in 2005 because National Processing will not be a separate public company after the merger is consummated. If the merger is not consummated and such a meeting is held, National Processing shareholders may propose matters to be presented at the 2005 annual meeting of shareholders and nominate persons for election as directors as described below.

      Under the SEC rules, holders of National Processing common shares who wish to make a proposal to be included in the proxy statement for the 2005 annual meeting of shareholders must cause such proposal to be received by National Processing at its principal office not later than November 19, 2004. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal, the number of National Processing common shares owned and the dates those shares were acquired by the shareholder. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. The proponent should also state his or her intention to appear at the 2005 annual meeting of shareholders, either in person or by representative, to present the proposal. The proxy rules of the SEC govern the content and form of shareholder proposals and the minimum shareholding requirement. All proposals must be made in compliance with National Processing's articles of incorporation and code of regulations and must be a proper subject for action at the 2005 annual meeting of shareholders.

      Additionally, if properly requested, a shareholder may submit a proposal for consideration at the 2005 annual meeting of shareholders, but not for inclusion in the proxy statement for the 2005 annual meeting of shareholders. Under Regulation 8(c) of the National Processing code of regulations, for business to be properly requested by a shareholder to be brought before an annual meeting, National Processing's Secretary must receive from the shareholder a notice in writing of such request not more than 60 and no less than 30 calendar days prior to the annual meeting. In addition, the shareholder must be a shareholder of record of National Processing at the time of giving such notice and be entitled to vote at such annual meeting.

                                                                         ANNEX A

                                                                  Execution Copy

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                           BANK OF AMERICA CORPORATION

                            MONARCH ACQUISITION, INC.

                                       and

                            NATIONAL PROCESSING, INC.

                            Dated as of July 12, 2004

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
ARTICLE I        THE MERGER.................................................................        A-1

     Section 1.1     The Merger.............................................................        A-1
     Section 1.2     Closing................................................................        A-1
     Section 1.3     Effective Time.........................................................        A-2
     Section 1.4     Articles of Incorporation and Code of Regulations......................        A-2
     Section 1.5     Directors and Officers of the Surviving Corporation....................        A-2
     Section 1.6     Further Assurances.....................................................        A-2

ARTICLE II       EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES............        A-2

     Section 2.1     Effect on Capital Stock................................................        A-2
     Section 2.2     Exchange of Certificates...............................................        A-3
     Section 2.3     Treatment of Company Options and Other Equity Awards...................        A-5
     Section 2.4     Dissenters' Rights.....................................................        A-5
     Section 2.5     Adjustments to Prevent Dilution........................................        A-6
     Section 2.6     Withholding Rights.....................................................        A-6

ARTICLE III      REPRESENTATIONS AND WARRANTIES.............................................        A-6

     Section 3.1     Representations and Warranties of Company..............................        A-6
     Section 3.2     Representations and Warranties of Parent and Merger Sub................       A-19

ARTICLE IV       COVENANTS RELATING TO CONDUCT OF BUSINESS..................................       A-21

     Section 4.1     Conduct of Business....................................................       A-21
     Section 4.2     Acquisition Proposals..................................................       A-24

ARTICLE V        ADDITIONAL AGREEMENTS......................................................       A-25

     Section 5.1     Preparation of Proxy Statement; Shareholders Meeting...................       A-25
     Section 5.2     Access to Information; Confidentiality.................................       A-26
     Section 5.3     Reasonable Best Efforts; Cooperation...................................       A-27
     Section 5.4     Employee Benefits......................................................       A-28
     Section 5.5     Indemnification; Directors' and Officers' Insurance....................       A-29
     Section 5.6     Public Announcements...................................................       A-30
     Section 5.7     Section 16(b)..........................................................       A-31
     Section 5.8     Tax-Sharing Agreement..................................................       A-31
     Section 5.9     Parent Acknowledgement.................................................       A-31

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                   Page
                                                                                                   ----
ARTICLE VI       CONDITIONS PRECEDENT.......................................................       A-31

     Section 6.1     Conditions to Each Party's Obligation to Effect the Merger.............       A-31
     Section 6.2     Conditions to Obligations of Parent and Merger Sub.....................       A-32
     Section 6.3     Conditions to Obligations of the Company...............................       A-33

ARTICLE VII      TERMINATION, AMENDMENT AND WAIVER..........................................       A-34

     Section 7.1     Termination............................................................       A-34
     Section 7.2     Effect of Termination..................................................       A-35
     Section 7.3     Amendment..............................................................       A-35
     Section 7.4     Extension; Waiver......................................................       A-35
     Section 7.5     Fees and Expenses......................................................       A-35

ARTICLE VIII     GENERAL PROVISIONS.........................................................       A-36

     Section 8.1     Nonsurvival of Representations and Warranties..........................       A-36
     Section 8.2     Notices................................................................       A-36
     Section 8.3     Interpretation.........................................................       A-37
     Section 8.4     Counterparts...........................................................       A-38
     Section 8.5     Entire Agreement; No Third-Party Beneficiaries.........................       A-38
     Section 8.6     Governing Law..........................................................       A-39
     Section 8.7     Assignment.............................................................       A-39
     Section 8.8     Consent to Jurisdiction................................................       A-39
     Section 8.9     Specific Enforcement...................................................       A-39
     Section 8.10    Severability...........................................................       A-39
     Section 8.11    Disclosure Letters.....................................................       A-39
     Section 8.12    Parent Commitment......................................................       A-40

                             TABLE OF DEFINED TERMS

TERM                                                PAGE
----                                                ----
ABN AMRO.......................................     A-40
Acquisition Proposal...........................     A-24
affiliate......................................     A-38
Agreement......................................      A-1
Business.......................................     A-40
Certificate....................................      A-3
Certificate of Merger..........................      A-2
Charge Card....................................     A-40
Closing........................................      A-1
Closing Date...................................      A-1
Code...........................................      A-6
Company........................................      A-1
Company Benefit Plans..........................     A-12
Company Common Stock...........................      A-2
Company Disclosure Letter......................      A-6
Company Option.................................      A-5
Company Preferred Stock........................      A-7
Company Recommendation.........................     A-17
Company SEC Documents..........................      A-9
Company Shareholder Approval...................     A-17
Company Shareholders Meeting...................     A-26
Company Subsidiaries...........................      A-7
Company Subsidiary.............................      A-7
Confidentiality Agreement......................     A-26
Dissenting Shareholder.........................      A-5
Dissenting Shares..............................      A-5
Effective Time.................................      A-2
Employees......................................     A-28
Environmental Law..............................     A-18
ERISA..........................................     A-12
ERISA Affiliate................................     A-12
Exchange Act...................................      A-9
Exchange Fund..................................      A-3
Excluded Shares................................      A-3
Federal Reserve Board..........................      A-9
Foreign Antitrust Laws.........................      A-9
GAAP...........................................     A-10
Governmental Entity............................      A-9
Group..........................................     A-14
Hazardous Substance............................     A-18
HSR Act........................................      A-9
Indemnified Parties............................     A-29

Intellectual Property Rights...................     A-17
IRS............................................     A-15
knowledge......................................     A-38
Liens..........................................     A-38
MasterCard.....................................     A-40
Material Adverse Effect........................      A-7
Material Contract..............................     A-16
Merger.........................................      A-1
Merger Consideration...........................      A-3
Merger Sub.....................................      A-1
Multiemployer Plan.............................     A-14
Multiple Employer Plan.........................     A-14
NCC............................................     A-15
New Plans......................................     A-28
Noncompetition Agreement.......................     A-31
NYSE...........................................      A-9
OGCL...........................................      A-1
Old Plans......................................     A-29
Option Consideration...........................      A-5
Parent.........................................      A-1
Parent Disclosure Letter.......................     A-19
Paying Agent...................................      A-3
PBGC...........................................     A-13
Permits........................................     A-11
Permitted Liens................................     A-38
person.........................................     A-38
Proxy Statement................................      A-9
Representatives................................     A-24
Restraints.....................................     A-32
Sarbanes-Oxley.................................     A-11
SEC............................................      A-6
Securities Act.................................      A-9
subsidiary.....................................     A-38
Surviving Corporation..........................      A-1
Takeover Statute...............................     A-17
Tax............................................     A-16
Tax Returns....................................     A-16
Termination Date...............................     A-34
Termination Fee................................     A-36
UAL Agreement..................................     A-19
VISA...........................................     A-40

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 12, 2004, by and among National Processing, Inc., an Ohio corporation (the "Company"), Bank of America Corporation, a Delaware corporation ("Parent"), and Monarch Acquisition, Inc., an Ohio corporation and wholly owned indirect subsidiary of Parent ("Merger Sub").

                                R E C I T A L S:

      A. The respective Boards of Directors of the Company and Merger Sub have each determined that the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement is advisable, fair to and in the best interests of their respective companies and shareholders and accordingly have agreed to effect the Merger; and

      B. The Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements specified herein in connection with the Merger and also to prescribe certain conditions to the Merger.

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

      Section 1.1 The Merger. In accordance with the Ohio General Corporation Law (the "OGCL"), Merger Sub will be merged with and into the Company at the Effective Time and the separate corporate existence of Merger Sub will thereupon cease. Following the Effective Time, the Company will be the surviving corporation (the "Surviving Corporation") and will be a wholly owned subsidiary of Parent. The Merger shall have the effects specified in the OGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub will be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

      Section 1.2 Closing. Unless otherwise mutually agreed between Parent and the Company, the closing of the Merger (the "Closing") will take place at 10:00 a.m., Eastern Time at the offices of Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, no later than the fifth business day after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date but subject to the satisfaction or waiver of those conditions) set forth in Article VI (but no earlier than October 15, 2004). The date on which the Closing occurs is hereinafter referred to as the "Closing Date".

      Section 1.3 Effective Time. As soon as practicable on the Closing Date or on such later date as shall be mutually agreed to by the parties to this Agreement, the Company and Parent will cause a certificate of merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Ohio Secretary of State in such form as is required by the relevant provisions of the OGCL. The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Ohio, or at such later time as may be agreed in writing by the Company, Parent and Merger Sub and specified in the Certificate of Merger (the "Effective Time").

      Section 1.4 Articles of Incorporation and Code of Regulations. The articles of incorporation, including any amendments thereto set forth in the Certificate of Merger, and code of regulations of Merger Sub, as in effect immediately before the Effective Time, will be the articles of incorporation and code of regulations, respectively, of the Surviving Corporation (with such changes thereto as the parties may agree), until thereafter changed or amended as provided therein or by applicable law.

      Section 1.5 Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

      Section 1.6 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                   ARTICLE II

         EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

      Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company, Parent or Merger Sub:

      (a) Merger Sub's Common Stock. At the Effective Time, each common share, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one fully paid and nonassessable common share of the Surviving Corporation.

      (b) Cancellation of Treasury Stock and Owned Stock. Each common share, without par value, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time and owned by Parent, or Merger Sub, the Company or any Company Subsidiary (other than such shares held in a fiduciary, collateral, custodial or similar capacity, which will be converted pursuant to
Section 2.1(c)) will automatically be canceled and retired without payment of any consideration therefor and will cease to exist.

      (c) Merger Consideration. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(b) and Dissenting Shares that are owned by Dissenting Shareholders that have properly exercised appraisal rights pursuant to Section 1701.85 of the OGCL (together, the "Excluded Shares")) will automatically be converted into the right to receive $26.60, without interest, in cash (the "Merger Consideration").

At the Effective Time, all such shares of Company Common Stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist and each certificate (a "Certificate") formerly representing any such shares of Company Common Stock (other than the Excluded Shares) will cease to have any rights with respect thereto and shall thereafter represent only the right to receive the Merger Consideration less any required withholding Taxes upon surrender of such Certificate in accordance with Section 2.2.

      Section 2.2 Exchange of Certificates.

      (a) Paying Agent. Prior to the Effective Time, Merger Sub shall appoint the Company's registrar and transfer agent or such other exchange agent, United States bank or trust company as may be approved in writing by the Company (such approval not to be unreasonably withheld or delayed) to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration. At the Effective Time, Parent shall deposit or shall cause to be deposited with the Paying Agent, in a separate fund established for the benefit of the holders of shares of Company Common Stock for payment in accordance with the provisions of this
Article II through the Paying Agent (the "Exchange Fund"), cash sufficient to pay the aggregate Merger Consideration in exchange for certificates representing Company Common Stock outstanding immediately prior to the Effective Time (other than Excluded Shares).

      (b) Payment Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(c), (i) a letter of transmittal (which must specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Paying Agent and will be in such form and have such other provisions as the Company and Merger Sub may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate will be entitled to receive in exchange therefor cash in an amount (after giving effect to any required Tax withholdings) equal to the product of (i) the number of shares of Company Common Stock represented by such Certificate multiplied by (ii) the Merger Consideration. The Certificate so surrendered will forthwith be canceled. No interest will be paid or accrued on any amount payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it will be a condition of payment that the Certificate so surrendered will be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment, shall pay any transfer or other Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the surrendered Certificate or establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b) each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to this provision of this Article II. The Merger Consideration shall be deemed to have been paid in full satisfaction of all rights pertaining to the Company Common Stock represented by such Certificate.

      (c) Stock Transfer Books. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were immediately outstanding prior to the Effective Time. If, after the Effective Time, Certificates other than Certificates evidencing Dissenting Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they will be canceled and exchanged for cash in the proper amount pursuant to this Article II.

      (d) Investment of Exchange Fund. The Paying Agent shall invest the Exchange Fund as directed by the Surviving Corporation; provided, that any such investment or any such payment of earnings shall not delay the receipt by holders of Certificates of the Merger Consideration, or otherwise impair such holders' rights hereunder. Any interest and other income resulting from such investment will be paid to the Surviving Corporation.

      (e) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by holders of Certificates for six months after the Effective Time, may at the option of the Surviving Corporation, be delivered to the Surviving Corporation. Any holders of Certificates (other than with respect to Excluded Shares) who have not heretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of (after giving effect to any required Tax withholdings) the Merger Consideration upon surrender of their Certificates, without any interest thereon.

      (f) No Liability. Immediately prior to the date on which any Merger Consideration, any cash payable to the holder of a Certificate pursuant to this
Article II or any dividends or distributions payable to the holder of a Certificate would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration or cash, dividends or distributions in respect of such Certificate will become the property of the Surviving Corporation, free and clear of all claims of interest of any Person previously entitled thereto. None of Merger Sub, the Company, the Surviving Corporation, Parent or the Paying Agent shall be liable to any holder of Certificates in respect of any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      (g) Lost, Stolen or Destroyed Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such

Certificate to be lost, stolen or destroyed and the posting by such person of a bond in customary amount and upon such terms as the Surviving Corporation may require as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration (after giving effect to any required Tax withholding) due to such person pursuant to this Agreement. Any affidavit of loss presented pursuant to this Article II, must be in form and substance reasonably satisfactory to the Surviving Corporation.

      Section 2.3 Treatment of Company Options and Other Equity Awards.

      (a) Immediately prior to the Effective Time, each option to purchase a share of Company Common Stock (each, a "Company Option") then outstanding shall become fully vested and shall be converted into the right to receive, upon the exercise thereof, an amount in cash (without interest) equal to the excess, if any, of the Merger Consideration over the sum of (x) the exercise price per share of the Company Common Stock under the Company Option and (y) any applicable withholding Tax (the "Option Consideration"). Each outstanding Company Option so converted shall, immediately following such conversion, be cancelled and the holder thereof shall be entitled to receive, as soon as practicable thereafter, an amount of cash (without interest) equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Option multiplied by (ii) the Option Consideration.

      (b) The compensation committee of the Board of Directors of the Company shall use commercially reasonable efforts to make such amendments and adjustments to or make such determinations with respect to the Company Options, restricted shares of Company Common Stock and other equity awards as are necessary to implement the provisions of this Section 2.3.

      Section 2.4 Dissenters' Rights. Shares of Company Common Stock that have not been voted for adoption of this Agreement and with respect to which appraisal must have been properly demanded in accordance with Section 1701.85 of the OGCL ("Dissenting Shares") will not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such shares (a "Dissenting Shareholder") fails to perfect or effectively withdraws or loses such holder's right to dissent from the Merger in accordance with the OGCL. Each Dissenting Shareholder shall be entitled to receive only the payment provided by Section 1701.85 of the OGCL with respect to shares of Company Common Stock owned by such Dissenting Shareholder. If a holder of Dissenting Shares so fails to perfect, effectively withdraws or otherwise becomes ineligible for such appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, each of such holder's Dissenting Shares will cease to be a Dissenting Share and will be converted into and represent the right to receive the Merger Consideration, without interest and less any required withholding Taxes, upon the surrender of the Certificates representing such shares. The Company shall give Parent prompt written notice of any demands by Dissenting Shareholders received by the Company or the Surviving Corporation, withdrawals of such demands, and any other instruments served on the Company or the Surviving Corporation and any material correspondence received by the Surviving Corporation or the Company in connection with such demands. After the Effective Time, Parent shall conduct all negotiations and proceedings with respect to demands for appraisal under the OGCL and the Company will be entitled to participate in such negotiations only as and to the extent requested by Parent. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal of Dissenting Shares, compromise or offer to settle or settle any such demands or approve any withdrawal of any such demands. Any funds paid to Dissenting Shareholders shall be paid out of the Exchange Fund to the extent such payment is equal to or less than the Merger Consideration and, if greater, the excess shall be paid out of the assets of the Surviving Corporation.

      Section 2.5 Adjustments to Prevent Dilution. In the event that the Company changes the number of shares of Company Common Stock, or securities convertible or exchangeable into or exercisable for shares of Company Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, subdivision, or other similar transaction, the Merger Consideration will be equitably adjusted to reflect such change.

      Section 2.6 Withholding Rights. The Surviving Corporation, Parent or the Paying Agent, as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any person such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code, of 1986, as amended (the "Code") or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Paying Agent, as the case may be, such amounts withheld shall be treated for purposes of this Agreement as having been paid to such person in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Paying Agent, as the case may be.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      Section 3.1 Representations and Warranties of Company. Except as disclosed in the Company SEC Documents filed with the Securities and Exchange Commission (the "SEC") (it being understood that any matter set forth in the Company SEC Documents shall be deemed to qualify any representation or warranty in this
Article III only to the extent that the description of such matter in the Company SEC Documents would be reasonably inferred to be a qualification with respect to such representation or warranty) or as otherwise set forth in the company disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Letter"), the Company hereby represents and warrants to Parent and Merger Sub as follows:

      (a) Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Ohio, and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other applicable entity power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company. The Company and each of the Company Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company. The Company has made available to Parent prior to the execution of this Agreement complete and correct copies of (i) its articles of incorporation and code of regulations, each as amended to date, and (ii) the articles of incorporation and bylaws (or similar organizational documents) of each of the Company Subsidiaries. As used in this Agreement, the term "Material Adverse Effect" means a material adverse effect on the financial condition, properties, assets, liabilities, business or results of operations of the relevant entity and its subsidiaries, taken together as a whole, or on the ability of the relevant entity to consummate the transactions contemplated herein, excluding any such effect resulting from or arising out of (i) changes or conditions generally affecting the United States economy, financial markets or the industries in which the relevant entity operates, except to the extent the relevant entity is materially and adversely affected in a disproportionate manner as compared to other comparable participants in such industry, (ii) the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or the announcement thereof, or (iii) any outbreak of major hostilities in which the United States is involved or any act of terrorism within the United States or directed against its facilities or citizens wherever located.

      (b) Subsidiaries. Section 3.1(b) of the Company Disclosure Letter sets forth all the subsidiaries of the Company (each a "Company Subsidiary," collectively, the "Company Subsidiaries")). Except as set forth in Section 3.1(b) of the Company Disclosure Letter, all outstanding shares of capital stock of, or other equity interests in, each Company Subsidiary (i) have been validly issued and are fully paid and nonassessable, (ii) are free and clear of all Liens and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except as set forth in Section 3.1(b) of the Company Disclosure Letter, all outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Company Subsidiaries are beneficially owned, directly or indirectly, by the Company, and the Company does not, directly or indirectly, own more than 20% but less than 100% of the capital stock or other equity interest in any person.

      (c) Capital Structure. The authorized capital stock of the Company consists of 95,000,000 shares of Company Common Stock, and 5,000,000 preferred shares, without par value (the "Company Preferred Stock"). At the close of business on June 30, 2004: (i) 53,342,125 shares of Company Common Stock were issued and outstanding; (ii) no shares of Company Preferred Stock were issued and outstanding; and (iii) no shares of Company Common Stock were held in the treasury of the Company. The Company has outstanding Company Options to acquire 2,810,392 shares of Company Common Stock. Section 3.1(c) of the Company Disclosure Letter contains a true and complete list as of June 30, 2004 of all outstanding Company Options, and stock awards and the number, exercise prices, vesting schedules and expiration dates of each grant to such holders. There are no phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of the Company. All outstanding shares of capital stock of the Company are, and all shares that may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable. Except as set forth in this Section 3.1(c) or as permitted pursuant to Section 4.1(a), (A) there are not issued, reserved for issuance or outstanding (1) any shares of capital stock or other voting securities of the Company or any Company Subsidiary, (2) any securities convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company or any Company Subsidiary, or (3) any warrants, calls, options, preemptive rights, rights of first refusal or other rights to acquire from the Company or any Company Subsidiary, and no obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or any Company Subsidiary and (B) there are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any Company Subsidiary is a party to any voting agreement or proxy with respect to the voting of any such securities. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities of the Company having the right to vote) on any matter on which the Company's shareholders may vote.

      (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement, and, subject to the Company Shareholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement by the Company will not, (i) conflict with the articles of incorporation or code of regulations (or comparable organizational documents) of any of the Company or any Company Subsidiary, (ii) result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or right of a third party or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or other authorization applicable to any of the Company or any Company Subsidiary or their respective properties or assets, (iii) subject to the governmental filings and other matters referred to in the following sentence, conflict with or violate any law applicable to the Company or any Company Subsidiary or their respective properties or assets or any judgment, order or decree to which the Company or any Company Subsidiary or their respective properties or assets have been specifically identified as subject or (iv) cause the suspension or revocation of any material authorization, consent, approval or license of the Company or any Company Subsidiary currently in effect, other than, in the case of clauses (ii) through (iv), any such breaches, conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, court or administrative, regulatory or other governmental agency, commission or authority (each, a "Governmental Entity") is required by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for: (A) the filing with the SEC of (y) a proxy statement relating to the Company Shareholders Meeting (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement") and (z) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby; (B) the filing of the Certificate of Merger with the Secretary of State of the State of Ohio and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and such filings with Governmental Entities to satisfy the requirements of state securities or "blue sky" laws; (C) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act");
(D) filings required under the antitrust and competition laws of foreign countries ("Foreign Antitrust Laws"), which are set forth on Section 3.1(d) of the Company Disclosure Letter; (E) filings required to be made with the New York Stock Exchange (the "NYSE"), (F) filing applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended, and the Federal Reserve Act, as amended; and (G) such consents, approvals, orders, authorizations, actions, registrations, declarations or filings the failure of which to be made or obtained (as applicable), individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company.

      (e)   SEC Reports and Financial Statements; Undisclosed Liabilities.

            (i) The Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, with the SEC since January 1, 2001 (as such reports, schedules, forms, statements and documents have been amended or supplemented since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates, or if amended or supplemented, as of the date of the last such amendment or supplement, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to make any filings with the SEC.

            (ii) The consolidated financial statements of the Company included in the Company SEC Documents filed prior to the date of this Agreement comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated statements of income, cash flows and shareholders' equity for the periods then ended (subject, in the case of interim financial statements, to normal year-end audit adjustments consistent with past practice), except that the interim financial statements do not contain all of the footnote disclosures required by GAAP.

            (iii) Except (A) as and to the extent disclosed in or reserved against in such financial statements, including the notes thereto, (B) as incurred in the ordinary course of business since the date of the most recent balance sheet included in the financial statements, (C) as disclosed in or reserved against in the Company SEC Documents or (D) obligations and liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither the Company nor any Company Subsidiary has any obligations or liabilities of any nature (whether accrued, absolute, contingent or otherwise) as of the date of this Agreement that are required by GAAP to be disclosed in or reserved against on a consolidated balance sheet of the Company or that have had or would reasonably be expected to result in a Material Adverse Effect on the Company.

      (f) Absence of Certain Changes or Events. Except for liabilities contemplated by this Agreement and the transactions contemplated hereby, and except as disclosed in the Company SEC Documents, since January 1, 2004, (i) the Company and each of the Company Subsidiaries has conducted its respective operations only in the ordinary course of business consistent with past practice, (ii) there has not been a Material Adverse Effect on the Company and
(iii) neither the Company nor any Company Subsidiary has taken any action that if taken after the date of this Agreement, would violate the provisions of
Section 4.1(a).

      (g)   Compliance with Applicable Laws; Litigation.

            (i) The operations of the Company and each Company Subsidiary since January 1, 2003, have not been and are not conducted in violation of any law, regulation of any Governmental Entity or any Permit applicable to or held by (as the case may be) the Company or any Company Subsidiary, except where such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company. Since January 1, 2003, neither the Company nor any Company Subsidiary has received any written notice alleging any such violation, except where such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is in default under or in violation of any of the rules and regulations of VISA U.S.A., Inc., VISA International, Inc., MasterCard International, Inc. and any successor organizations or associations, except where such default or violation would not reasonably be expected to result in a Material Adverse Effect on the Company.

            (ii) The Company and each Company Subsidiary hold all licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Entities necessary for the conduct of their respective businesses as currently conducted ("Permits"), except where the failure to hold such Permits, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company. Since January 1, 2003, neither the Company nor any Company Subsidiary has received written notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business except for such terminations, modifications or nonrenewals as, individually or in the aggregate, would not have or result in a Material Adverse Effect on the Company.

            (iii) As of the date of this Agreement, there is no investigation by a Governmental Entity or litigation, arbitration, or administrative proceeding pending against or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary as of the date of this Agreement that, if decided adversely to such person, would reasonably be expected to result in a Material Adverse Effect on the Company, or that seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement. Neither the Company nor any Company Subsidiary is a party to or subject to the provisions of any judgment, order, writ, injunction or decree of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on the Company.

            (iv) A list of all pending litigation, proceedings or investigations against the Company or any Company Subsidiary involving amounts in excess of $100,000, is included in Section 3.1(g)(iv) of the Company Disclosure Letter.

            (v) The Company and each of its officers and directors have complied in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such Act or the Exchange Act ("Sarbanes-Oxley") and (ii) the applicable listing and corporate governance rules and regulations of the NYSE. The Company has previously disclosed to Parent any of the information required to be disclosed by the Company and certain of its officers to the Company's Board of Directors or any committee thereof pursuant to the certification requirements contained in Form 10-K and Form 10-Q under the Exchange Act. Since the enactment of Sarbanes-Oxley, neither the Company nor any of its affiliates has made any loans to any executive officer or director of the Company in violation of Section 402 of Sarbanes-Oxley. Section 3.1(g)(v) of the Company Disclosure Letter lists all outstanding loans from the Company to any officer or director of the Company.

      (h)   Employee Benefit Plans.

            (i) With respect to (A) each bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, employment, disability, death benefit, "cafeteria" benefits under Section 125 of the Code, hospitalization, medical insurance, life insurance, severance or other employee benefit plan, agreement or arrangement, including each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute or with respect to which the Company or any Company Subsidiary has any liability, other than a plan or program operated by a Governmental Entity (such as government-operated workers' compensation or Social Security), (B) each change of control agreement providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary, to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound, and (C) each plan, agreement, program or policy providing for "fringe benefits" to employees of the Company or any Company Subsidiary (collectively, the "Company Benefit Plans"), no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary would be subject to any liability that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on the Company. Section 3.1(h) of the Company Disclosure Letter sets forth a true and complete list of each Company Benefit Plan.

            (ii) Each Company Benefit Plan and its administration is in material compliance with its terms and all applicable laws, including ERISA, if applicable, except for any failures that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company. Except as provided in Section 3.1(h) of the Company Disclosure Letter, the plan sponsor of each Company Benefit Plan that is intended to be qualified under Section 401(a), 401(k) or 4975(e)(7) of the Code either (A) has received a favorable determination letter from the IRS as to the qualified status of such Company Benefit Plan or (B) has filed or will file a request with the IRS for such a favorable determination letter within the applicable remedial amendment period. All contributions to, and payments from, the Company Benefit Plans that are required to have been made in accordance with such Company Benefit Plans, ERISA or the Code have been made other than any failures that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company. To the knowledge of the Company and any of the Company Subsidiaries, no nonexempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility, which would have a Material Adverse Effect on the Company, has occurred within the three years preceding the date of this Agreement with respect to any Company Benefit Plan.

            (iii) Neither the Company nor any trade or business, whether or not incorporated, which, together with the Company, would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA or Sections 414(b) or (c) of the Code (an "ERISA Affiliate") has incurred any liability under Title IV of ERISA (other than for premiums pursuant to Section 4007 of ERISA which have been timely paid) or Section 4971 of the Code that has not been satisfied. No Company Benefit Plan has within the three years preceding the date of this Agreement, incurred an accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, nor is there any request pending before the IRS for any waiver of the minimum funding standards of Section 302 of ERISA and Section 412 of the Code, nor has there been any prior such request granted with respect to any Company Benefit Plan where the minimum funding commitment has not yet been satisfied, nor has any Lien in favor of any Company Benefit Plan arisen under Section 412(n) of the Code or Section 302(f) of ERISA. Neither the Company nor any ERISA Affiliate has been required to provide security to any defined benefit pension plan pursuant to Section 401(a)(29) of the Code that has not been released. With respect to each Company Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (A) the fair market value of the assets of such Company Benefit Plan equals or exceeds the actuarial present value of all accrued benefits under such Company Benefit Plan (whether or not vested), based upon the actuarial assumptions used to prepare the most recent actuarial report for such Company Benefit Plan, (B) within the three years preceding the date of this Agreement there has been no partial termination of any such Company Benefit Plan that has affected the Employees of the Company or any Company Subsidiary, and (C) none of the following events has occurred: (x) the filing of a notice of intent to terminate, (y) the treatment of a Company Benefit Plan amendment as a termination under
      Section 4041 of ERISA or (z) the commencement of proceedings by the Pension Benefit Guaranty Corporation (the "PBGC") to terminate a Company Benefit Plan. There has been no "reportable event" within the meaning of
      Section 4043 of ERISA and the regulations and interpretations thereunder which required a notice to the PBGC which has not been fully and accurately reported in a timely fashion, as required, or which, whether or not reported, would constitute grounds for the PBGC to institute involuntary termination proceedings with respect to any Company Benefit Plan that is subject to Title IV of ERISA.

            (iv) The Company does not have any obligation under any Company Benefit Plan or otherwise to provide health or death benefits to or in respect of former employees of the Company, except as specifically required by the continuation requirements of Part 6 of Title I of ERISA or applicable state law.

            (v) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee, officer or director of the Company or any Company Subsidiary to severance pay, unemployment compensation or any other payment that would not have been payable if such transactions had not been consummated, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director.

            (vi) Neither the Company nor any Company Subsidiary is a party to any agreement, contract or arrangement (including this Agreement) that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. No Company Benefit Plan provides for the reimbursement of excise Taxes under Section 4999 of the Code or any income Taxes under the Code.

            (vii) With respect to each Company Benefit Plan, the Company has made available to Parent a true and complete copy of: (A) each writing constituting a current part of such Company Benefit Plan, including all current Company Benefit Plan documents and trust agreements, and all amendments thereto; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedules, if any; (C) the most recent annual financial report, if any; (D) the most recent actuarial report, if any; and (E) the most recent determination letter from the IRS, if any. Neither the Company nor any Company Subsidiary has made an enforceable commitment to make any new amendments to, or to adopt or approve any new, Company Benefit Plan. There are no Company Benefit Plans that are not evidenced by the written documents described in clause (A) above.

            (viii) No Company Benefit Plan is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"). None of the Company, the Company Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan that is subject to Title IV of ERISA.

            (ix) As of the date of this Agreement, there are no pending claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, or to the Company's knowledge, threatened against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans that could reasonably be expected to result in any material liability of the Company or any Company Subsidiaries to the PBGC, the United States Department of Treasury, the United States Department of Labor, any Multiemployer Plan, any Company Benefit Plan or any participant in a Company Benefit Plan.

      (i)   Taxes.

            (i) The Company, each Company Subsidiary, and each consolidated, unitary, or combined group (a "Group") of which the Company or a Company Subsidiary has been a member, have filed all Tax Returns and reports required to be filed by them or a request for extensions to file such returns or reports has been timely filed, granted and has not expired, and all such filed returns and reports are complete and accurate in all material respects in so far as they relate to the Company or any Company Subsidiary;

            (ii) The Company and each Company Subsidiary have paid or withheld and remitted (or the Group has paid on their behalf) all Taxes shown due on such Tax Returns;

            (iii) The Company and each Company Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party;

            (iv) There are no pending or threatened audits, examinations, investigations or other proceedings in respect of Taxes relating to the Company, a Company Subsidiary or any Group of which the Company or a Company Subsidiary has been a member. There is no dispute or claim concerning any material income Tax of any Group for any taxable period during which the Company or any Company Subsidiary was a member. Each deficiency resulting from any completed audit or examination relating to any amount of Taxes by any taxing authority or any concluded litigation has been timely paid;

            (v) There are no liens for Taxes upon the assets of the Company or any Company Subsidiary;

            (vi) Neither the Company nor any Company Subsidiary has any liability for Taxes for any person (other than the Company and the Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law);

            (vii) Neither the Company, nor any Company Subsidiary, nor any Group of which the Company or any Company Subsidiary has been a member, has waived any statute of limitation with respect to Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency;

            (viii) The Company and each Company Subsidiary have been included in the consolidated federal income Tax Return of the affiliated group of which National City Corporation ("NCC") is the common parent;

            (ix) Neither the Company nor any Company Subsidiary has executed or entered into with the Internal Revenue Service ("IRS"), or any taxing authority, a closing agreement pursuant to Section 7121 of the Code, or any similar provision of law, that will require any increase in taxable income or alternative minimum taxable income, or any reduction in Tax credits, for the Company or any Company Subsidiary for any taxable period ending after the Closing Date;

            (x) Neither the Company nor any Company Subsidiary has agreed to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of the Company or any Company Subsidiary that will or would reasonably cause any such entity to include any adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date.

            (xi) In the past five years, neither the Company nor any Company Subsidiary has distributed a corporation or has been distributed in a transaction that is reported to qualify under Code Section 355.

            (xii) As used in this Agreement, "Tax" means (A) any federal, state, local and foreign Taxes, assessments and other governmental charges, duties, impositions and liabilities, including Taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value-added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property Taxes, together with all interest, penalties and additions imposed with respect to such amounts,
      (B) any liability for the payment of any amounts of the type described in clause (A) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period (including any liability for Taxes as a member of a consolidated group under Treasury Regulation 1.1502-6) and (C) any liability for the payment of any amounts of the type described in clauses (A) or (B) as a result of any express or implied obligation to indemnify any other person. As used in this Agreement, "Tax Returns" means all domestic and foreign (whether national, federal, state, provincial, local or otherwise) Tax returns and reports required to be filed by or with respect to the Company or any Company Subsidiary.

      (j) Material Contracts. Section 3.1(j) of the Company Disclosure Letter sets forth a complete and accurate list of every contract to which the Company or any Company Subsidiary is a party to or bound by that (i) is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC); or (ii) limits or restricts the Company or any Company Subsidiary or that would, after the Effective Time, limit the Parent or any of its affiliates, or any successor thereto, from engaging or competing in any line of business or in any geographic area (each contract described in this Section 3.1(j), a "Material Contract"). Each Material Contract is a valid and binding agreement of the Company or a Company Subsidiary, as the case may be, and is in full force and effect, and neither the Company nor any Company Subsidiary, nor to the knowledge of the Company or any Company Subsidiary, any other party thereto, is in default or breach (or is in violation of a condition that, with the passage of time or the giving of notice, would cause such a default) in any respect under the terms of any such Material Contract, except for such breaches or defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. In addition,
Section 3.1(j) of the Company Disclosure Letter also includes a list of referral agreements between the Company and any other party.

      (k) Labor Matters. Neither the Company nor any Company Subsidiary is a party to or otherwise bound by any collective bargaining agreement or other contract with a labor union or labor organization. Neither the Company nor any Company Subsidiary is subject to a dispute, strike, or work stoppage or proceedings asserting that such entity has committed an unfair labor practice, except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on the Company. To the knowledge of the Company, as of the date of this Agreement, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened, involving employees of the Company or any Company Subsidiary except for such formation as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on the Company.

      (l) Intellectual Property. The Company and each Company Subsidiary owns or has a valid right to use all patents, trademarks, trade names, service marks, domain names, copyrights, and any applications and registrations therefor, technology, trade secrets, know-how, computer software and tangible and intangible proprietary information and materials (collectively, "Intellectual Property Rights") as are necessary in connection with the business of the Company and any Company Subsidiary, taken as a whole, except where the failure to own or have a valid right to use such Intellectual Property Right would not reasonably be expected to result in a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has infringed, misappropriated or violated in any material respect any Intellectual Property Rights of any third party, except where such infringement, misappropriation or violation would not reasonably be expected to result in a Material Adverse Effect on the Company. To the knowledge of the Company, no third party infringes, misappropriates or violates any Intellectual Property Rights owned or exclusively licensed by or to the Company or any Company Subsidiary, except where such infringement, misappropriation or violation would not reasonably be expected to result in a Material Adverse Effect on the Company.

      (m) Voting Requirement. The affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock at the Company Shareholders Meeting to adopt this Agreement, is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement and the Merger and the transactions contemplated hereby (the "Company Shareholder Approval").

      (n) State Takeover Statutes. The Board of Directors of the Company has taken all necessary action so that no "fair price," "moratorium," "control share acquisition" or other anti-takeover law (each, a "Takeover Statute") (including the control share acquisition provisions codified in Sections 1701.831 et seq. of the OGCL and the moratorium provision codified in the Section 1704.01 et seq. of the OGCL) is applicable to the Merger and the other transactions contemplated by this Agreement. The Board of Directors of the Company has (i) duly and validly approved this Agreement, (ii) determined that the transactions contemplated by this Agreement are advisable and in the best interests of the Company and its shareholders, (iii) unanimously resolved to recommend to such shareholders that they vote in favor of the Merger (the "Company Recommendation") and (iv) taken all corporate action required to be taken by the Board of Directors of the Company for the consummation of the transactions contemplated by this Agreement.

      (o) Brokers. Except for Morgan Stanley & Co. Incorporated, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

      (p) Fairness Opinion. The Board of Directors of the Company has received the opinion of Morgan Stanley & Co. Incorporated, subject to the qualifications set forth therein, to the effect that, as of the date of such opinion, the Merger Consideration to be received by the holders of shares of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders other than NCC.

      (q) Environmental Matters. Except for matters that would not reasonably be expected to result in a Material Adverse Effect on the Company: (i) the Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws; (ii) to the knowledge of the Company, no property currently owned or operated by the Company or any of the Company Subsidiaries (including soils, groundwater, surface water, buildings or other structures) is contaminated with any Hazardous Substance, which contamination would reasonably be expected to require remediation by the Company or any of the Company Subsidiaries pursuant to any Environmental Law; (iii) to the knowledge of the Company, no property formerly owned or operated by the Company or any of the Company Subsidiaries was contaminated with any Hazardous Substance during or prior to such period of ownership or operation, which contamination would reasonably be expected to require remediation by the Company or any of the Company Subsidiaries pursuant to any Environmental Law; (iv) to the knowledge of the Company, neither the Company nor any of the Company Subsidiaries is liable for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any of the Company Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of the Company Subsidiaries may be in violation of, or subject to, liability under any Environmental Law; (vi) neither the Company nor any of the Company Subsidiaries is subject to any written order, decree, injunction or indemnity with any Governmental Entity or any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (vii) to the knowledge of the Company, there are no other circumstances or conditions involving the Company or any of the Company Subsidiaries that would reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law. As used in this Agreement, the term "Environmental Law" means any federal, state, local or foreign statute, law, regulation, order, decree, permit, authorization, common law or legally binding agency requirement relating to: (i) the protection, investigation or restoration of the environment, health, safety or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance. As used in this Agreement, the term "Hazardous Substance" means (i) any substance that is listed, classified, regulated or for which liability is imposed pursuant to any Environmental Law;
(ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon; and (iii) any other substance that is the subject of regulatory action by any Governmental Entity in connection with any Environmental Law.

      (r) Employment Agreements. Except as set forth in Section 3.1(r) of the Company Disclosure Letter, there exist no written or oral employment, consulting, noncompetition, severance, retirement, parachute, or indemnification agreements between the Company or any Company Subsidiary and any current or former officer, director, employee or agent of the Company or any Company Subsidiary. The Company has made available to Parent prior to the execution of this Agreement true and complete signed copies of each such agreement.

      (s) Payments Regarding NCC. Except as set forth in Section 3.1(s) of the Company Disclosure Letter, there exists no arrangement pursuant to which any officer or employee of NCC is, or may become entitled to any compensation from the Company or benefit under an employment, consulting, noncompetition, severance, retirement, parachute, or indemnification agreement or arrangement with the Company or any other Company Benefit Plan. Except as set forth in
Section 3.1(s) of the Company Disclosure Letter, there are no, nor will there be at the Effective Time any, amounts owing from the Company or any Company Subsidiary to NCC or any of its Affiliates.

      (t) UAL Transaction Agreements. Section 3.1(t) of the Company Disclosure Letter contains a complete list of all agreements between the Company or any Company Subsidiary, on the one hand, and any third party, on the other hand, that deals with or relates to the provision of authorization, processing, settlement, servicing, payment or other related activities with respect to debit cards and credit cards honored by United Air Lines, Inc. (the "UAL Agreements"). Complete copies of the UAL Agreements have been made available to Parent.

      Section 3.2 Representations and Warranties of Parent and Merger Sub. Except as disclosed in the Parent SEC Documents filed with the SEC (it being understood that any matter set forth in the Parent SEC Documents shall be deemed to qualify any representation or warranty in this Article III only to the extent that the description of such matter in the Parent SEC Documents would be reasonably inferred to be a qualification with respect to such representation or warranty) or as otherwise set forth in the parent disclosure letter delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Letter"), each of Parent and Merger Sub hereby represents and warrants to the Company as follows:

      (a) Organization, Standing and Corporate Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has the requisite corporate power and authority to carry on its business as now being conducted. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Parent or Merger Sub. Parent has made available to the Company prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and bylaws and the articles of incorporation and code of regulations of Merger Sub, each as amended to date.

      (b) Authority; Noncontravention. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles. The execution and delivery of this Agreement by Parent and Merger Sub does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement by Parent and Merger Sub will not conflict with the certificate of incorporation or by-laws (or comparable organizational documents) of Parent or Merger Sub. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Ohio and appropriate documents with the relevant authorities of other states in which Merger Sub is qualified to do business and such filings with Governmental Entities to satisfy the requirements of state securities or "blue sky" laws;
(ii) the filing of a premerger notification and report form by Parent under the HSR Act; (iii) any filings required under the Foreign Antitrust Laws; (iv) the filings, reports, registrations, notices, consents, approvals or authorizations required to be made by the NYSE and the Exchange Act; and (v) such consents, approvals, orders, authorizations, actions, registrations, declarations or filings the failure of which to be made or obtained (as applicable), individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Parent or Merger Sub.

      (c) Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company shareholders or at the time of the Company Shareholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

      (d) Litigation. As of the date of this Agreement, there is no investigation by a Governmental Entity or litigation, arbitration, or administrative proceeding pending against or, to the knowledge of Parent, threatened against Parent or Merger Sub as of the date of this Agreement that would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with the consummation of the transactions contemplated by this Agreement.

      (e) Financial Capability. Parent and Merger Sub, will have available at the Effective Time sufficient funds to enable Parent and Merger Sub to pay in full the Merger Consideration, the Option Consideration and all fees and expenses payable by Parent and Merger Sub in connection with this Agreement and the transactions contemplated thereby.

      (f) Brokers. Except for consultants paid for by Parent, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

      (g) Merger Sub. As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the outstanding capital stock of Merger Sub is and at the Effect Time will be, owned by Parent or a direct or indirect subsidiary of Parent. Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the Merger. Except for obligations or liabilities incurred in connection with its incorporation or organization, and except for this Agreement and any other agreements or arrangements contemplated by this Agreement and the transactions contemplated hereby and thereby, Merger Sub has not incurred, directly or indirectly through any subsidiary, any obligations or liabilities or entered into any agreement or arrangements with any person.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

      Section 4.1 Conduct of Business.

      (a) Conduct of Business by the Company. Except as set forth on Section 4.1(a) of the Company Disclosure Letter, or as otherwise contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to preserve intact their current business organizations, use reasonable best efforts to keep available the services of their current officers and other key employees and preserve their relationships with customers, suppliers, distributors, lessors and other persons having business dealings with them. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, without the prior written consent of Parent:

            (i) (A) other than dividends and distributions by a direct or indirect wholly owned Company Subsidiary to the Company or another wholly owned Company Subsidiary, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock, (C) except pursuant to agreements entered into, or in existence on or prior to the date of this Agreement (and previously disclosed to Parent), with respect to the Company Stock Plans, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Company Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, or (D) enter into any agreement with respect to the voting of its capital stock;

            (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, calls, commitments, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of shares by one Company Subsidiary to the Company or any other Company Subsidiary or the issuance of shares of Company Common Stock upon the exercise of outstanding Company Stock Options under the Company Stock Plans or in connection with other outstanding awards under the Company Stock Plans, in each case, and in accordance with their present terms;

            (iii) adopt or propose any amendment to its articles of incorporation or code of regulations (or other comparable organizational documents);

            (iv) merge or consolidate the Company or any Company Subsidiary with any other person, except for any such transactions solely among wholly-owned Company Subsidiaries, or acquire by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any material amount of assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice);

            (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than dispositions of properties and assets in the ordinary course of business consistent with past practice or dispositions of such properties and assets that, individually or in the aggregate, are not material to the Company or any Company Subsidiary, and the granting of Permitted Liens and Liens required under existing bank agreements;

            (vi) except as required by law or as required by contracts or plans entered into or in existence on or prior to the date of this Agreement (and previously disclosed to Parent) and subject to Sections 4.1(a)(i) and
      (ii), (A) except for normal increases in salary and wages in the ordinary course of business consistent with past practice, grant any increase in the compensation, including, without limitation, bonuses and incentives, or benefits payable or to become payable by the Company or any Company Subsidiary to any current or former director, officer, employee or consultant; (B) adopt, enter into, establish, make any new grants or award of, or amend or otherwise increase, reprice or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under any Company Benefit Plan; (C) enter into or amend any employment, severance, change in control agreement or any similar agreement or any collective bargaining agreement or, except as required in accordance with the Company's severance policy in effect on the date of this Agreement and previously provided to Parent, grant any severance or termination pay to any officer, director, consultant or employee of the Company or any Company Subsidiaries; (D) pay or award any pension, retirement, allowance or other non-equity incentive awards, or other employee or director benefit not required by any outstanding Company Benefit Plan; (E) enter into any agreement, plan or arrangement that would be required to be listed on Section 3.1(s) of the Company Disclosure Letter; or (F) hire any employee at a compensation level expected to be more than $200,000 per annum;

            (vii) (A) amend, terminate, or waive any material right or benefit under any Material Contract, other than in the ordinary course of business, (B) enter into any contract that would have been a Material Contract had it existed on the date of this

      Agreement, (C) enter into any contract that would restrict or prevent, after the Effective Time, Parent and its subsidiaries from engaging or competing in any line of business or in any geographic area, (D) enter into any contract that would restrict or prevent, after the Effective Time, the Company or any of its subsidiaries from (1) engaging or competing in any of Parent's businesses or in any geographic area or (2) pricing, to the extent such contract contains a provision that restricts pricing in any of Parent's businesses, and (E) enter into any contract that is material that contains a change-of-control provision that would be applicable to the Merger or the transactions contemplated by this Agreement;

            (viii) pay, discharge, compromise or settle any litigation or other proceedings before a Governmental Entity for an amount in excess of $1,000,000, individually or in the aggregate, or which would be reasonably likely to have an adverse impact on the operations of the Company and the Company Subsidiaries taken together as a whole;

            (ix) pay, discharge, settle, compromise or satisfy any material claims, liabilities or other obligations, other than in the ordinary course of business consistent with past practice or in accordance with their terms existing on the date hereof, or waive, release or assign any material rights or claims other than in the ordinary course of business consistent with past practice;

            (x) implement or adopt any change in the accounting principles or procedures used by it unless required by GAAP or by law;

            (xi) prepare or file any Tax Return inconsistent in any material respect with past practice or amend any Tax Returns except as required by law or, except in the ordinary course of business and consistent with past practice, make or rescind any express or deemed election or settle or compromise any claim or action relating to Taxes, or change any of its methods of accounting or of reporting income or deductions for Tax purposes unless required by GAAP (or, if applicable with respect to foreign subsidiaries, the relevant foreign generally accepted accounting principles) or by law;

            (xii) incur or modify any indebtedness for borrowed money or guarantee such indebtedness of another person, or issue or sell any debt, securities or warrants or other rights to acquire any debt security of the Company or any Company Subsidiary; except for indebtedness for borrowed money incurred in the ordinary course of business not to exceed $5,000,000 in the aggregate;

            (xiii) make any loans, advances or capital contributions to any other person (other than to the Company or any of its wholly owned subsidiaries) other than in the ordinary course of business consistent with past practice; or

            (xiv) authorize, or commit or agree to take, any of the foregoing actions; provided, however, that the limitations set forth in this Section 4.1(a) do not apply to any transaction to which the only parties are the Company and wholly owned subsidiaries of the Company.

      (b) Other Actions. Except as required by law or permitted by this Agreement, the Company and Parent shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would reasonably be expected to cause any of its representations and warranties herein to be untrue or to result in any of the conditions to the Merger set forth in Article VI not being satisfied.

      Section 4.2 Acquisition Proposals.

      (a) None of the Company, any Company Subsidiary or any of the officers and directors of the Company or any Company Subsidiary shall, and the Company shall cause its and the Company Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant ("Representatives") retained by it or any Company Subsidiary) not to, directly or indirectly, initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation or similar transaction involving the Company, (ii) any purchase of an equity interest representing an amount equal to or greater than a 5% voting or economic interest in the Company or
(iii) any purchase of assets, securities or ownership interests representing an amount equal to or greater than 15% of the consolidated assets of the Company and the Company Subsidiaries taken as a whole (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal").

      (b) None of the Company, any of the Company Subsidiaries or any of the officers and directors of the Company or the Company Subsidiaries shall, and the Company shall cause its and the Company Subsidiaries' employees, agents and Representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) complying with its disclosure obligations under Rules 14d-9 and 14e-2 of the Exchange Act with regard to an Acquisition Proposal and (ii) at any time prior to, but not after, the time this Agreement is adopted by Company Shareholder Approval, (A) providing information in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal that constitutes, or is reasonably likely to result in, a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement, if the Board of Directors of the Company receives from the person so requesting such information, an executed confidentiality agreement containing provisions no more favorable to such person than those in the Confidentiality Agreement; (B) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal that constitutes, or is reasonably likely to result in, a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement, if the Board of Directors of the Company receives from such person an executed confidentiality agreement containing provisions no more favorable to such person than those in the Confidentiality Agreement (other than standstill provisions); or (C) recommending such an unsolicited bona fide written Acquisition Proposal to the shareholders of the Company, if and only to the extent that, (x) in each such case referred to in clause (A), (B) or (C) above, the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that such action is reasonably likely to be necessary in order for its directors to act in a manner consistent with their respective fiduciary duties under applicable law, and (y) in the case of clause (C) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor and outside counsel) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal, the likelihood of obtaining financing, and the person making the proposal, and if consummated, would result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement taking into account any change in proposal proposed by Parent and Parent shall have had written notice of the Company's intention to take the action referred to in clause (C) at least three business days prior to the taking of such action by the Company; provided, however, that any more favorable Acquisition Proposal referred to in clause (y) above must involve 50% rather than the 15% used in subsection (iii) of the definition of Acquisition Proposal.

      (c) The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of Section 4.2(a) of the obligations undertaken in this Section 4.2. The Company agrees that it will notify Parent promptly, but in any event within two business days if any such written inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, it or any of its Representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed on a current basis, and, in any event, within 48 hours of any changes in the status and terms of any such proposals or offers, including whether any such proposal has been withdrawn or rejected. The Company also agrees to provide any information to Parent that it is providing to another person pursuant to this
Section 4.2 at substantially the same time it provides it to such other person and that it will promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of a transaction with the Company to return all confidential information furnished prior to the execution of this Agreement to or for the benefit of such person by or on behalf of it or any of its Subsidiaries. The Company agrees promptly, but in any event, within five days after the date of this Agreement, to request the return or destruction of all information and materials provided prior to the date of this Agreement by it, its affiliates or their respective Representatives with respect to the consideration or making of any Acquisition Proposal.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

      Section 5.1 Preparation of Proxy Statement; Shareholders Meeting.

      (a) Proxy Statement. The Company shall use its reasonable best efforts to prepare and file, as promptly as practicable after the date of this Agreement, the Proxy Statement with the SEC and shall promptly notify Parent of receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company shall use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement and the Company shall cause the definitive Proxy Statement to be mailed as promptly as practicable, but in no event later than 5 business days after the date the SEC staff advises it has no further comments thereon or that the Company may commence mailing the Proxy Statement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by Parent and (iii) shall not file or mail such document or respond to the SEC prior to receiving Parent's approval, which approval shall not be unreasonably withheld or delayed.

      (b)   The Company agrees that as to itself and each Company Subsidiary,
(x) the Proxy Statement and any amendment or supplement thereto will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder by the SEC and (y) the information supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to shareholders of the Company or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement, in light of the circumstances under which they are made, not misleading.

      (c) Company Shareholders Meeting. The Company shall, as promptly as practicable following the date of this Agreement, convene and hold, a meeting of its shareholders (the "Company Shareholders Meeting") in accordance with applicable law, the Company's articles of incorporation and the Company's code of regulations for the purpose of obtaining the Company Shareholder Approval. To the extent necessary to act in a manner consistent with the fiduciary duties of the Board of Directors under applicable law, the Company Recommendation shall be included in the Proxy Statement and the Board of Directors of the Company shall use its reasonable best efforts to solicit and obtain such Company Shareholder Approval. In the event that subsequent to the date of this Agreement, the Board of Directors of the Company determines after consultation with outside counsel that it is necessary to withdraw, modify, or qualify the Company Recommendation in a manner adverse to Parent in order to act in a manner consistent with its fiduciary duties under applicable law, the Board of Directors may so withdraw, modify or qualify the Company Recommendation, provided, however, unless this Agreement is theretofore terminated, the Company shall nevertheless submit this Agreement to the holders of shares of Company Common Stock for adoption at the Company Shareholders Meeting.

      Section 5.2 Access to Information; Confidentiality. To the extent permitted by applicable law and subject to the Agreement, dated April 23, 2004, between the Company and Parent (the "Confidentiality Agreement"), the Company shall, and shall cause each Company Subsidiary to, upon reasonable notice and to the extent permitted under applicable law and the provisions of agreements to which the Company or a Company Subsidiary, as the case may be, is a party, afford to Parent and its Representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to its properties, books, contracts, commitments, personnel and records and other information concerning its business, properties and personnel as Parent may reasonably request. Parent shall hold, and shall cause its Representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement. Any investigation pursuant to this Section 5.2 shall be conducted in such a manner as not to interfere unreasonably with the conduct of the business of the Company or any Company Subsidiary; provided, however, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would violate any of its obligations with respect to confidentiality if the Company shall have used reasonable efforts (which shall not include the expenditure of funds) to obtain the consent of the third party to such disclosure.

      Section 5.3 Reasonable Best Efforts; Cooperation.

      (a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and to obtain satisfaction or waiver of the conditions precedent to the Merger, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Company further agrees to, and shall direct the Company Subsidiaries to, assist in obtaining customer and other consents required as a result of this Agreement and the transactions contemplated hereby. Subject to applicable law, the Company further agrees to, and shall direct the Company Subsidiaries to, reasonably assist and cooperate with Parent in any integration planning to take effect after consummation of the Merger; provided that any such integration planning takes place during normal business hours and does not unreasonably interrupt the operation of the business of the Company or the Company Subsidiaries as presently conducted. In addition, the Company further agrees to cooperate with Parent in connection with the implementation and assessment of internal controls over financial reporting to assist Parent with compliance with Section 404 of Sarbanes-Oxley and to take such other actions reasonably requested by Parent to further compliance with Sarbanes-Oxley and the rules and regulations promulgated thereunder by the SEC and NYSE; provided that any such cooperation takes place during normal business hours and does not unreasonably interrupt the operation of the business of the Company as presently conducted. Nothing set forth in this Section 5.3(a) will limit or affect actions permitted to be taken pursuant to Section 4.2.

      (b) Compliance with HSR Act. Parent and the Company shall (i) make the filings required of such party under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement within ten days after the date of this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents or other materials received by such party from the Federal Trade Commission or the Department of Justice or any other Governmental Entity in respect of such filings or the Merger and the other transactions contemplated by this Agreement, and (iii) cooperate with the other party in connection with making any filing under the HSR Act and in connection with any filings, conferences or other submissions related to resolving any investigation or other inquiry by any such Governmental Entity under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable. Each of Parent and the Company will, and will cause each of their subsidiaries to, use its reasonable best efforts to obtain (and will cooperate with each other in obtaining) the termination of all waiting periods under the HSR Act and not to extend any waiting period under the HSR Act. Prior to the termination of this Agreement, each party shall be required to prosecute, cooperate in, and defend against any litigation instituted by the Federal Trade Commission or the Department of Justice or any other Governmental Entity which seeks to restrain or prohibit the consummation of the Merger or which seeks to impose material limitations on the ability of Parent, the Surviving Corporation or any of their respective affiliates or subsidiaries to acquire, operate or hold, or to require Parent, Surviving Corporation or any of their respective affiliates or subsidiaries to dispose of or hold separate, any material portion of their assets or business or the Company's assets or business after the Closing Date.

      Section 5.4 Employee Benefits

      (a) Parent agrees that it shall cause the Surviving Corporation to provide compensation and benefits that are substantially comparable in the aggregate to the benefits currently provided to similarly situated employees of Parent or its subsidiaries, as applicable. Notwithstanding the foregoing, nothing contained herein shall obligate Parent, the Surviving Corporation or any affiliate of any of them to (x) maintain any particular Company compensation or benefit plan, (y) grant or issue any equity or equity-based awards or (z) retain the employment of any person employed by the Company or any Company Subsidiary immediately prior to the Effective Time (the "Employees").

      (b) For all purposes under the employee benefit plans of Parent and its affiliates providing benefits to any Employees after the Effective Time (the "New Plans"), each Employee shall receive credit for his or her service with the Company and its affiliates before the Effective Time (including predecessor or acquired entities or any other entities for which the Company and its affiliates have given credit for prior service), for purposes of eligibility, vesting and benefit accrual (but not (i) for purposes of eligibility for subsidized early retirement benefits, (ii) for purposes of benefit accrual under defined benefit pension plans and (iii) for any new program for which credit for benefit accrual for service prior to the effective date of such program is not given to similarly situated employees of Parent other than the Employees) to the same extent as such Employee was entitled, before the Effective Time, to credit for such service under any similar or comparable Company Benefit Plans (except to the extent such credit would result in a duplication of accrual of benefits). In addition, and without limiting the generality of the foregoing: (x) at the Effective Time, each Employee immediately shall be eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a similar or comparable Company Benefit Plans in which such Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans"); and (y) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Employee and his or her covered dependents to the extent such pre-existing condition exclusions and actively-at-work requirements were inapplicable to or had been satisfied by such Employee and his or her covered dependents immediately prior to the Effective Time under the relevant Old Plan, and Parent shall cause any eligible expenses incurred by such Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

      Section 5.5 Indemnification; Directors' and Officers' Insurance.

      (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of the Company or any of the Company Subsidiaries or who is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer, employee or agent of another person (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that such individual is or was a director, officer or employee of the Company or any Company Subsidiary or (ii) this Agreement or any of the transactions contemplated by this Agreement, whether asserted or arising before the Effective Time or asserted within six years after the Effective Time, the parties will cooperate and use their reasonable best efforts to defend against and respond thereto. For a period of six years after the Effective Time, Parent will indemnify and hold harmless, as and to the fullest extent provided by applicable law, the articles of incorporation and code of regulations of the Company and any agreement specifically listed in Section 5.5 of the Company Disclosure Letter, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reimbursement for reasonable fees and expenses incurred in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party as provided by the articles of incorporation and code of regulations of the Company and any agreement set forth in Section 5.5 of the Company Disclosure Letter), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation.

      (b) Parent will use its reasonable best efforts to cause the individuals serving as officers and directors of the Company or any of the Company Subsidiaries immediately prior to the Effective Time to be covered for six annual periods after the Effective Time by directors' and officers' liability insurance not substantially less favorable to the insureds than the policy maintained by the Company immediately prior to the Effective Time (provided that Parent may substitute therefor policies, including so-called "tail" policies, of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such.

      (c) The provisions of this Section 5.5 will survive the Effective Time and are intended to be for the benefit of, and will be enforceable by, each Indemnified Party and his or her heirs and representatives.

      (d) The rights of the Indemnified Parties and their heirs and legal representatives under this Section 5.5 shall be in addition to any rights such Indemnified Parties may have under the articles of incorporation or code of regulations of the Company or any Company Subsidiary, or under any other applicable laws.

      (e)   The obligations of Parent and the Surviving Corporation under this
Section 5.5 shall not be terminated or modified by Parent or the Surviving Corporation in a manner as to adversely affect any Indemnified Party to whom this Section 5.5 applies without the consent of the affected Indemnified Party. In the event that either Parent or the Surviving Corporation or any of their respective successors or assigns (A) consolidates with or merges into any other Person or (B) transfers at least 50% of its assets or property to any Person, then and in each such case, proper provision shall be made so that the applicable successors and assigns or transferees assume the obligations set forth in this Section 5.5.

      Section 5.6 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public announcement with respect to the transactions contemplated by this Agreement, including the Merger. The parties will provide each other the opportunity to review and comment upon any press release or other public announcement or statement with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or other public announcement or statement prior to such consultation, except as may be required by applicable law, fiduciary duties, court process or by obligations pursuant to any listing agreement with any national securities exchange.

      Section 5.7 Section 16(b).

      (a) Approval of Dispositions by Company's Board. Prior to the Effective Time, the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities), in connection with this Agreement by each individual who is subject to the reporting requirements of
Section 16(a) of the Exchange Act to be approved by Company's Board of Directors or a committee of two or more Non-Employee Directors of the Company (as such term is defined in Rule 16b-3 promulgated under the Exchange Act).

      (b) Content of Approval. Such approval shall specify: (i) the name of each officer or director, (ii) the number of securities to be disposed of for each named person, and (iii) that the approval is granted for purposes of exempting the transaction under Rule 16b-3 of the Exchange Act.

      Section 5.8 Tax-Sharing Agreement. Any Tax-sharing agreement between NCC and the Company or any Company Subsidiary will be terminated as of the Closing Date and shall have no further effect for any taxable year (whether the current year, a future year, or a past year).

      Section 5.9 Parent Acknowledgement. Parent acknowledges that, after the Effective Time, the Surviving Corporation and all of its subsidiaries shall remain subject to the terms of that certain Noncompetition Agreement dated as of July 11, 2001 by and among Affiliate Computer Services, Inc., ACS Data Entry, Inc., ACS Business Process Solutions, Inc., ACS Business Process Solutions de Mexico., S.A. de C.V., the Company, National Processing Company, LLC, NPC Internacional S.A. de C.V. and NPC International (Barbados) Holdings Limited (the "Noncompetition Agreement"). As required by Section 20 of the Noncompetition Agreement, Parent agrees that it is bound by the provisions of the Noncompetition Agreement but only with respect to the business, company or assets acquired by it pursuant to the Merger and not as to any other business, company or assets now or hereafter owned or operated by Parent or its subsidiaries (other than, after the Effective Time, the Surviving Corporation and all of its subsidiaries).

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

      Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

      (a) Shareholder Approval. The Company Shareholder Approval shall have been obtained in accordance with applicable law and the articles of incorporation and code of regulations of the Company, and the Company shall deliver evidence (i) of that approval and (ii) that holders of less than 10% of the shares of the Company's capital stock issued and outstanding immediately before the Closing are eligible to effectively assert their dissenters' rights pursuant to Section 1701.85 of the OGCL.

      (b) Governmental and Regulatory Approvals. All consents, approvals and actions of, filings with and notices to any Governmental Entity required of Parent, Merger Sub, the Company or any Company Subsidiary to consummate the Merger, the failure of which to be obtained or taken is reasonably expected to materially impair the ability of the parties to consummate the Merger, must have been obtained.

      (c) HSR Act. The waiting period (including any extension thereof) applicable to the consummation of the Merger under the HSR Act must have expired or been terminated.

      (d) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger; provided, however, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

      Section 6.2 Conditions to Obligations of Parent and Merger Sub. The obligation of Parent to effect the Merger is further subject to satisfaction or waiver of the following conditions:

      (a) Representations and Warranties. The representations and warranties of the Company set forth herein must be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and on and as of the Closing Date, as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on the Company.

      (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date.

      (c) Officer's Certificate. The Company must have furnished Parent with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

      (d) Commercial Agreements. The Company shall have delivered to Parent executed copies of each of the commercial agreements between the Company and NCC or an affiliate of NCC identified in Section 6.2(d) of the Company Disclosure Letter in a form reasonably satisfactory to Parent.

      (e) Consents Under Agreements. The Company shall have obtained the consent or approval of each person whose consent or approval is required under any Material Contract to which the Company or any Company Subsidiary is a party.

      (f) Settlement Arrangement for the UAL Agreement. The Parent shall have received the releases, guarantees and other agreements set forth in Schedule 6.2(f) of the

Company Disclosure Letter or otherwise reasonably requested by Parent, containing terms satisfactory to Parent, evidencing the allocation of liability pursuant to the UAL Agreement; provided, however, that Parent shall have used its reasonable best efforts to satisfy this condition, but in no event shall Parent be required to make any payment with respect thereto.

      (g) Consent Regarding ABN AMRO Merchant Services, LLC. The Company shall have obtained a waiver relinquishing the rights of ABN AMRO Merchant Services, LLC and Michigan National Bank to purchase the Company's 70% ownership interest in ABN AMRO Merchant Services, LLC and a waiver by all applicable parties of any restriction against competition contained in the applicable operating agreement affecting Parent or the Company after the Effective Time; provided, however, that Parent shall have used its reasonable best efforts to satisfy this condition, but in no event shall Parent be required to make any payment with respect thereto.

      (h) No Litigation. There shall be no claim, litigation, arbitration or administrative proceeding brought by a third-party seeking any injunction, writ, order, ruling, judgment, decision or decree or similar legal or arbitral adjudication seeking to limit Parent's or its Subsidiaries' business activities as a result of the consummation of the Merger or any of the transactions contemplated by this Agreement that has not been settled on terms satisfactory to Parent.

      Section 6.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

      (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth herein must be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and on and as of the Closing Date, as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on Parent or Merger Sub.

      (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date.

      (c) Officer's Certificate. Each of Parent and Merger Sub must have furnished the Company with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in
Section 6.3(a) and Section 6.3(b) have been satisfied.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

      Section 7.1 Termination.

      (a) Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Shareholder Approval, by mutual written consent of Parent and the Company.

      (b) Termination by Parent or the Company. This Agreement may be terminated at any time prior to the Effective Time, by action of either Parent or the Company:

            (i) if the Merger shall not have been consummated by November 30, 2004 whether such date is before or after the Company Shareholder Approval (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) is not available to any party whose breach of any provision of this Agreement results in or causes the failure of the Merger to be consummated by such time;

            (ii) if the Company Shareholders Meeting (including any adjournment or postponement thereof) shall have concluded without the Company Shareholder Approval having been obtained; or

            (iii) if any Restraint having the effect set forth in Section 6.1(d) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(iii) is not available to any party whose breach of any provision of this Agreement results in or causes such Restraint or the failure of such Restraint to be removed.

      (c) Termination by Parent. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Shareholder Approval, by action of Parent:

            (i)   if any of the conditions set forth in Section 6.1 or Section
      6.2 shall have become incapable of being fulfilled at any time on or before the Termination Date and shall not have been waived by Parent, and Parent shall have provided the Company with written notice of its intent to terminate this Agreement pursuant to this clause (i) at least three business days prior to the effective date of such termination, if the inability to fulfill the condition is not due to the failure of Parent or Merger Sub to comply in all respects with its obligations under this Agreement;

            (ii) if the Board of Directors of the Company shall have withdrawn, modified or qualified the Company Recommendation in a manner adverse to Parent; or

            (iii) if there shall have occurred any change, effect, event, occurrence or state of facts that results in a Material Adverse Effect on the Company.

      (d) Termination by the Company. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Shareholder Approval by the Company,

            (i)   if any of the conditions set forth in Section 6.1 or Section
      6.3 shall have become incapable of being fulfilled at any time on or before the Termination Date and shall not have been waived by the Company, and the Company shall have provided Parent with written notice of its intent to terminate this Agreement pursuant to this clause (i) at least three business days prior to the effective date of such termination, if the inability to fulfill the condition is not due to the failure of the Company to comply in all respects with its obligations under this Agreement; or

            (ii) if the Board of Directors of the Company shall have withdrawn, modified or qualified the Company Recommendation.

      Section 7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement will forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of this Section 7.2, Section 7.5 and Article VIII, which provisions survive such termination; provided, however, that nothing herein will relieve any party from any liability for any willful or intentional breach by such party of this Agreement.

      Section 7.3 Amendment. This Agreement may be amended by the parties at any time before or after the Company Shareholder Approval; provided, however, that, after the Company Shareholder Approval, there is not to be made any amendment that by law requires further approval by the shareholders of the Company without further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      Section 7.4 Extension; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may
(a) extend the time for the performance of any of the obligations or other acts of the other party or parties (as the case may be), (b) waive any inaccuracies in the representations and warranties of the other party or parties (as the case may be) contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party or parties (as the case may be) with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

      Section 7.5 Fees and Expenses.

      (a) Except as set forth in Section 7.5(b), all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

      (b)   If (i) the Company shall terminate this Agreement pursuant to
Section 7.1(d)(ii), or (ii) the Company shall have failed to hold the Company Shareholder Meeting by November 19, 2004 for the purpose of obtaining the Company Shareholder Approval and Parent terminates the Agreement pursuant to
Section 7.1(c)(i), then the Company shall pay to Parent, by wire transfer of immediately available funds, the amount of $50,000,000 (the "Termination Fee") on the date of such termination.

      (c)   The Company and Parent acknowledge that the agreements contained in
Section 7.5(b) are an integral part of the transaction contemplated in this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to promptly pay the Termination Fee, and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for any of the Termination Fee, the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the Termination Fee at the prime rate of Parent in effect on the date such payment was required to be made.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

      Section 8.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement will survive the Effective Time, except the covenants and agreements contained in Articles II and VIII and Sections 5.5 and 5.9, each of which will survive in accordance with its terms.

      Section 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement must be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as is specified by like notice):

                 if to the Company, to:

                        National Processing, Inc.
                        1900 East Ninth Street
                        Cleveland, Ohio 44114
                        Telecopy No.: 216-222-7084
                        Attention: Jon Gorney

                        with a copy (which shall not constitute notice) to:

                        Jones Day
                        North Point
                        901 Lakeside Avenue
                        Cleveland, Ohio  44114
                        Telecopy No.: (216) 579-0212
                        Attention: Lyle G. Ganske
                 if to Parent, to:

                        Bank of America Corporation
                        100 North Tryon Street
                        NC1-007-20-01
                        Charlotte, North Carolina 28255
                        Telecopy No.: (704) 386-0181
                        Attention: General Counsel

                        with a copy (which shall not constitute notice) to:

                        Helms Mulliss & Wicker, PLLC
                        201 North Tryon Street
                        Charlotte, North Carolina 28202
                        Telecopy No.: (704) 343-2300
                        Attention: Boyd C. Campbell

                 if to Merger Sub, to:

                        Monarch Acquisition, Inc.
                        c/o: Bank of America Corporation
                        100 North Tryon Street
                        NC1-007-20-01
                        Charlotte, North Carolina 28255
                        Telecopy No.: (704) 386-0181
                        Attention: General Counsel

                        with a copy (which shall not constitute notice) to:

                        Helms Mulliss & Wicker, PLLC
                        201 North Tryon Street
                        Charlotte, North Carolina 28202
                        Telecopy No.: (704) 343-2300
                        Attention: Boyd C. Campbell

      Section 8.3 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. In the event of an ambiguity or question of intent or interpretation, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. No provision of this Agreement will be interpreted in favor of, or against any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement will have the meanings ascribed to them herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein means such statute as is from time to time amended or supplemented, including by succession of comparable successor statutes. For purposes of this Agreement, (a) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (including its permitted successors and assigns), (b) "knowledge" of any person that is not an individual means the actual knowledge of such person's directors and executive officers,
(c) "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise, (d) "Liens" means all pledges, claims, liens, options, charges, easements, restrictions, adverse claims, covenants, conditions of record, encroachments, encumbrances and security interests of any kind or nature whatsoever, (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interest of which) is owned directly or indirectly by such first person, (f) all dollar amounts are expressed in United States funds, and (g) "Permitted Liens" means (i) Liens for Taxes or governmental assessments or similar obligations the payment of which is not yet due and payable or delinquent, or for Taxes the validity of which are being contested in good faith by appropriate proceedings, (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, and other similar Liens imposed by applicable law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, (iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security, and (iv) Liens securing executory obligations under any lease, regardless of whether it constitutes an "operating lease" or a "capitalized lease" under GAAP.

      Section 8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.5, are not intended to confer upon any person other than the parties any rights or remedies.

      Section 8.6 Governing Law. This Agreement is to be governed by, and construed in accordance with, the laws of the State of Ohio, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

      Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of each other party; provided, however, that Parent may assign Merger Sub's rights, interests and obligations, in whole or in part, under this Agreement to Parent or any other affiliate of Parent. Any assignment in violation of this Section 8.7 will be void and of no effect. Subject to the preceding two sentences, this Agreement is binding upon, inures to the benefit of, and is enforceable by, the parties and their respective successors and assigns.

      Section 8.8 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the federal courts located in the State of Ohio in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any other court.

      Section 8.9 Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Ohio, this being in addition to any other remedy to which they are entitled at law or in equity.

      Section 8.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      Section 8.11 Disclosure Letters. Matters reflected in the Company Disclosure Letter and the Parent Disclosure Letter are not necessarily limited to matters required by this Agreement to be reflected in such Disclosure Letters. Such additional matters may be set forth for informational purposes, do not necessarily include other matters of a similar nature that are not required to be reflected in such Disclosure Letters, and do not establish any standard or definition of materiality. The Company Disclosure Letter and the Parent Disclosure Letter have been arranged in a manner that corresponds to the Sections of this Agreement; provided, however, that a disclosure made in any section of the Company Disclosure Letter or the Parent

Disclosure Letter that is sufficient to reasonably inform the recipient of information required to be disclosed in another section of such Disclosure Letter to avoid a misrepresentation under a Section of this Agreement shall be deemed, for all purposes of this Agreement, to have been made under the other section of such Disclosure Letter. The mere listing in the Company Disclosure Letter or the Parent Disclosure Letter, however, of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty has to do with the existence of the document or other item itself or the mere listing of the document or item in such Disclosure Letter otherwise reasonably informs the recipient of an exception to the representation or warranty).

      Section 8.12 Parent Commitment.

      (a) If this Agreement is terminated solely as a result of the failure of the condition set forth in Section 6.2(g) hereof, for a two-year period beginning on the date of such termination, Parent and its affiliates agree that they shall not enter into any agreement with ABN AMRO Bank, N.V. or any of its affiliates (collectively, "ABN AMRO") for the purpose of conducting the Business (as defined below).

      (b) The provisions of this Section 8.12 shall not limit or interfere with (i) the conduct by Parent and its affiliates of the Business as that Business is conducted on the date hereof (including with ABN AMRO, but in such case only to the extent so conducted on the date hereof), (ii) the ability of Parent to acquire all or any part of the business, assets or operations of ABN AMRO or (iii) Parent's ability in the future to conduct the Business alone or in conjunction with any other third party (except as expressly limited in Section 8.12(a)).

      (c) "Business" means the business of (i) authorizing, processing, transmitting, settling and reporting Charge Card (as defined below) transactions for merchants, (ii) the settlement and reporting of commission payments for car rental companies, cruise line operators, tour operators and hotels and (iii) the collection, settlement and reporting of health-care claims between insurance payers and health-care providers; provided, however, that "Business" shall not include (x) authorizing Charge Card transactions by a financial institution on behalf of its own Charge Card holders or (y) the collection or settlement of health-care claims by a financial institution on behalf of its customers in connection with those customers' use of their checking, savings, money market, Automated Clearinghouse (ACH) transfers (in connection with such financial institution's cash management function) or similar accounts with such financial institution. "Charge Card" means (i) a valid card issued by (A) an issuing member of MasterCard Incorporated, International ("MasterCard") or VISA U.S.A., Inc. ("VISA") that contains the MasterCard service mark or the VISA Blue, White and Gold bands design service mark (or such marks as MasterCard or VISA (or their successors) may establish from time to time), or (B) American Express, Discover, JCB International Co., Ltd., Diners Club or Carte Blanche and (ii) any other card payment vehicles (including, but not limited to, on-line debit and EBT cards).

                     (SIGNATURES ARE ON THE FOLLOWING PAGE.)

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                               BANK OF AMERICA CORPORATION

                               By:  /s/ Rose-Marie V. Stercay
                                  ----------------------------------------------
                                    Name: Rose-Marie V. Stercay
                                    Title: Senior Vice President

                               MONARCH ACQUISITION, INC.

                               By:  /s/ Rose-Marie V. Stercay
                                  ----------------------------------------------
                                    Name: Rose-Marie V. Stercay
                                    Title: Vice President

                               NATIONAL PROCESSING, INC.

                               By:  /s/ Jon L. Gorney
                                  ----------------------------------------------
                                    Name: Jon L. Gorney
                                    Title: Chairman and Chief Executive Officer

                                                                         ANNEX B

                             SHAREHOLDERS AGREEMENT

      This SHAREHOLDERS AGREEMENT (this "Agreement") is made and entered into as of July 12, 2004, by and among Bank of America Corporation, a Delaware corporation ("Parent"), and National City Corporation, a Delaware corporation ("Shareholder"), and a shareholder of National Processing, Inc., an Ohio corporation (the "Company").

                                    RECITALS

            A. Concurrently with the execution of this Agreement, Parent, Monarch Acquisition, Inc., an Ohio corporation and wholly owned indirect Subsidiary of Parent ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), which provides for the merger of Merger Sub with and into the Company (the "Merger"). Following the Merger, the Company will continue as the surviving corporation (the "Surviving Corporation"). In the Merger, each share of Company Common Stock, other than Dissenting Shares and any shares of Company Common Stock owned by Parent or Merger Sub or held in the treasury of the Company, will be converted into the right to receive the Merger Consideration, on the terms and subject to the conditions of the Merger Agreement.

            B. As of the date hereof, Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of and has the sole right to vote and dispose of 44,365,400 shares of Company Common Stock (the "Shares").

            C. Shareholder is entering into this Agreement, and causing its Subsidiary, National City Bank of Kentucky ("NCBK") to enter into that certain Service and Sponsorship Agreement of even date herewith (the "Sponsorship Agreement"), as a material inducement and consideration to each of Parent and Merger Sub to enter into the Merger Agreement and for Parent to supply funds to the Company to make payment under the Sponsorship Agreement.

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the parties hereto agree as follows:

            1. Definitions. Capitalized terms that are used in this Agreement and are not otherwise defined herein will have the meanings ascribed to such terms in the Merger Agreement.

            (a) "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            (b) "Business" means the business of (i) authorizing, processing, transmitting, settling and reporting Charge Card transactions for merchants,
(ii) the settlement and reporting of commission payments for car rental companies, cruise line operators, tour operators and hotels and (iii) the collection, settlement and reporting of health-care claims between insurance payers and health-care providers; provided, however, that "Business" shall not include (x) authorizing Charge Card transactions by a financial institution on behalf of its own Charge Card holders or (y) the collection or settlement of health-care claims by a financial institution on behalf of its customers in connection with those customers' use of their checking, savings, money market, Automated Clearinghouse (ACH) transfers (in connection with such financial institution's cash management function) or similar accounts with such financial institution.

            (c) "Cash" means cash, cash equivalents and marketable securities and excludes any cash in a settlement account at Shareholder but shall be deemed to include any amounts paid by the Company from and including April 1, 2004 through and including September 30, 2004 for (i) legal fees and costs and investment banking fees (including related costs) incurred by the Company in connection with the negotiation, execution and performance of this Agreement and the Merger Agreement and the transactions and other agreements contemplated hereby and thereby and (ii) any severance or change in control payments made to any employee of the Company resulting from consummation of the Merger.

            (d) "Charge Card" means (i) a valid card issued by (A) an issuing member of MasterCard International, Inc. ("MasterCard") or VISA U.S.A., Inc. or VISA International Inc. (collectively, "VISA") that contains the MasterCard service mark or the Visa Blue, White and Gold bands design service mark (or such marks as MasterCard or VISA (or their successors) may establish from time to time), or (B) American Express, Discover, JCB International Co., Ltd., Diners Club or Carte Blanche and (ii) any other card payment vehicles (including, but not limited to, on-line debit and EBT cards).

            (e) "Commercial Agreements" means (i) the Sponsorship Agreement and (ii) the Referral Agreement.

            (f) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (including its permitted successors and assigns).

            (g) "Referral Agreement" means that certain Master Referral Agreement of even date herewith between Parent and Shareholder.

            (h) A "Subsidiary" of any Person means another Person, an amount of voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interest of which) is owned directly or indirectly by such first Person.

            (i) "Support Agreements" means those agreements entered into by the Company or any Company Subsidiary in support of its obligations under the UAL Agreement, including agreements with MasterCard, VISA, any other Charge Card organizations and NCBK and the Sponsorship Agreement.

            (j) "Tax Returns" means all domestic and foreign (whether national, federal, state, provincial, local or otherwise) Tax Returns and reports required to be filed by or with respect to Shareholder, the Company or any Company Subsidiary.

            (k) "Termination Date" means the date the Merger Agreement is terminated in accordance with its terms.

            (l) "Transfer" with respect to any security means to directly or indirectly: (i) sell, pledge, encumber, transfer or dispose of, or grant an option with respect to, such security or any interest in such security; or
(ii) enter into an agreement or commitment providing for the sale, pledge, encumbrance, transfer or disposition of, or grant of an option with respect to, such security or any interest therein.

            (m) "UAL Agreement" means the Charge Card Processing Agreement, dated as of November 15, 2000, by and among National Processing, LLC (successor by merger to National Processing Company), United Air Lines, Inc. ("UAL") and NCBK.

            2. General Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Parent as follows:

            2.1 Authority; Enforceability. Shareholder has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Shareholder and the consummation by Shareholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Shareholder. This Agreement has been duly executed and delivered by Shareholder, and, assuming the due authorization, execution and delivery by Parent, constitutes the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles.

            2.2 Noncontravention; Consents. The execution and delivery of this Agreement by Shareholder does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement by Shareholder will not, (i) conflict with the Amended and Restated Certificate of Incorporation or First Restatement of By-laws of Shareholder,
(ii) result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or right of a third party or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Shareholder under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or other authorization applicable to Shareholder or its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, conflict with or violate any law applicable to Shareholder or its properties or assets or any judgment, order or decree to which Shareholder or its properties or assets have been specifically identified as subject, other than, in the case of clauses
(ii) and (iii), any such breaches, conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not materially impair the ability of Shareholder to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by Shareholder in connection with the execution and delivery of this Agreement by Shareholder or the consummation by Shareholder of the transactions contemplated hereby, except for the filing with the SEC of such reports under
Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and such consents, approvals, orders, authorizations, actions, registrations, declarations or filings the failure of which to be made or obtained (as applicable), individually or in the aggregate, would not materially impair the ability of Shareholder to consummate the transactions contemplated by this Agreement.

            2.3 Shares Owned. As of the date hereof, Shareholder is the sole record and beneficial owner of the Shares free and clear of any lien, restriction, adverse claim, security interest or encumbrance. Shareholder holds exclusive power to vote or transfer the Shares, subject to the limitations set forth in this Agreement.

            2.4 Employees. Since March 31, 2004, neither Shareholder nor any of its Affiliates (other than the Company or any Company Subsidiary) has hired any employee of the Company or any Company Subsidiary who is at a level of vice president or above.

            2.5 Taxes. Except as disclosed in Section 3.1(i) of the Company Disclosure Letter:

            (a) Shareholder has, or has caused to be, filed all Tax Returns and reports required to be filed by it, or a request for extensions to file such Tax Returns or reports has been timely filed, granted and has not expired, and all such filed Tax Returns and reports are complete and accurate in all material respects in so far as they relate to the Company and any Company Subsidiary;

            (b) Shareholder, the Company, or a Company Subsidiary has paid or withheld and remitted all Taxes shown due on such Tax Returns;

            (c) Shareholder has withheld and paid, or has caused the Company or a Company Subsidiary to withhold and pay, all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party;

            (d) There are no pending or threatened audits, examinations, investigations or other proceedings in respect of Taxes relating to Shareholder or any Group of which the Company or any Company Subsidiary has been a member. There is no dispute or claim concerning any material income Tax liability of any Group for any taxable period during which the Company or any Company Subsidiary was a member. Each deficiency resulting from any completed audit or examination relating to any amount of Taxes by any taxing authority or any concluded litigation has been timely paid;

            (e) There are no liens for Taxes upon the assets of the Company or any Company Subsidiary;

            (f) Neither the Company nor any Company Subsidiary has any liability for Taxes for any Person (other than the Company or any Company Subsidiary under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law);

            (g) Neither Shareholder, nor any Group of which the Company or any Company Subsidiary has been a member, has waived any statute of limitation with respect to Taxes attributable to the Company or any Company Subsidiary or agreed to any extension of time with respect to any Tax assessment or deficiency;

            (h) The Company and each Company Subsidiary has been included in the consolidated federal income Tax Return of the affiliated group of which Shareholder is the common parent;

            (i) Shareholder has not executed or entered into with the IRS, or any taxing authority, a closing agreement pursuant to Section 7121 of the Code, or any similar provision of law, that will require any increase in taxable income or alternative minimum taxable income, or any reduction in Tax credits, for the Company or any Company Subsidiary for any taxable period ending after the Closing Date;

            (j)   Shareholder has not agreed to make any adjustment pursuant to
Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of Shareholder, the Company or any Company Subsidiary that will or would reasonably cause the Company or any Company Subsidiary to include any adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date;

            (k) In the past five years, neither the Company nor any Company Subsidiary has distributed a corporation and has been distributed in a transaction that is reported to qualify under Code Section 355.

            3. Representations and Warranties of Parent. Parent hereby represents and warrants to Shareholder as follows:

            3.1 Authority; Enforceability. Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent, and, assuming the due authorization, execution and delivery by Shareholder, constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles.

            3.2 Noncontravention; Consents. The execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement by Parent will not conflict with the articles of association or bylaws of Parent. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for the filing with the SEC of such reports under
Section 13 or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and for such consents, approvals, orders, authorizations, actions, registrations, declarations or filings the failure of which to be made or obtained (as applicable), individually or in the aggregate, would not materially impair the ability of Parent to consummate the transactions contemplated by this Agreement.

            4.    Agreement to Vote.

            4.1   Voting.

            (a) Shareholder hereby covenants and agrees that, prior to the Termination Date, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the shareholders of the Company, however called, and in any action taken by the written consent of shareholders of the Company without a meeting, Shareholder will appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent or cause to be voted or consented the Shares:

            (i) to the extent a vote is solicited in connection with the approval of any action, agreement or proposal that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement or that would delay or hinder the consummation of the Merger or that would postpone or adjourn such meeting (unless consented to by Parent in writing) or that would preclude fulfillment of a condition precedent to the Closing under the Merger Agreement, against the approval of such action, agreement or proposal; and

            (ii) against approval of any action, agreement, merger, consolidation, combination, control share acquisition, sale or transfer of a material amount of assets, reorganization, going-private transaction or recapitalization of the Company other than pursuant to the Merger Agreement and the Merger.

            (b) Prior to the Termination Date, Shareholder will not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with any provision of this Section 4.1. This Agreement is intended to bind Shareholder only with respect to the specific matters set forth in this Agreement.

            4.2   Transfer and Other Restrictions.

            (a) From the date hereof until the Termination Date, Shareholder agrees not to, directly or indirectly:

            (i)   Transfer any or all of the Shares or any interest therein; or

            (ii) grant any proxy, power of attorney, deposit any Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares; or

            (iii) take any other action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling Shareholder from performing its obligations under this Agreement.

            (b) Shareholder agrees with, and covenants to, Parent that Shareholder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares.

            4.3   Adjustments.

            (a) In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Shares, or the like, or any other action that would have the effect of changing Shareholder's ownership of the Company's capital stock or other securities or (ii) Shareholder becomes the beneficial owner of any additional shares of Company Common Stock or other securities of the Company, then the terms of this Agreement will apply to the shares of capital stock held by such Shareholder immediately following the effectiveness of the events described in clause (i) or such Shareholder becoming the beneficial owner thereof, as described in clause (ii), as though they were Shares of such Shareholder hereunder.

            (b) Shareholder hereby agrees, from the date hereof through the Effective Time (or the Termination Date if the Merger Agreement is terminated in accordance with its terms), to promptly notify the Company and Parent of the number of any new shares of Company Common Stock or other securities of the Company acquired by Shareholder after the date hereof.

            4.4   Acquisition Proposals.

            (a) Except to the extent that the Company and its Board of Directors are permitted by Section 4.2 of the Merger Agreement, from the date hereof through the Termination Date, none of Shareholder, any of its Subsidiaries or any of the officers or directors of Shareholder or any of its Subsidiaries shall, and Shareholder shall cause its and its Subsidiaries' employees, agents and Representatives retained by it or any of its Subsidiaries not to, directly or indirectly, initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any Acquisition Proposal.

            (b) Except to the extent that the Company and its Board of Directors are permitted by Section 4.2 of the Merger Agreement, from the date hereof through the Termination

Date, none of Shareholder, any of its Subsidiaries or any of the officers or directors of Shareholder or any of its Subsidiaries shall, and Shareholder shall cause its and its Subsidiaries' employees, agents and Representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement an Acquisition Proposal.

            (c) Shareholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations between Shareholder and any Person conducted heretofore with respect to any Acquisition Proposal. Shareholder agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of Section 4.4(a) of the obligations undertaken in this Section 4.4.

            5.    Termination.

            (a) Upon the Termination Date, this Agreement will terminate and be of no further force and effect, except for Sections 2, 5(a), 5(b), 5(c) and 10 hereof, which shall survive the Termination Date. At the Effective Time, Sections 4, 5(b) and 5(c) hereof will terminate and be of no further force or effect. Except as set forth in the preceding two sentences, this Agreement shall not terminate except by mutual written agreement of Parent and Shareholder. The termination of this Agreement or any provisions contained in this Agreement shall not release any party from any liability for any breach of this Agreement that occurred prior to such termination.

            (b) If Shareholder (i) does not vote the Shares in favor of adoption of the Merger Agreement or (ii) breaches its obligations under Section 4 hereof and (A) either the Company or Parent terminates the Merger Agreement pursuant to Section 7.1(b)(ii) of the Merger Agreement or (B) the Merger Agreement is terminated pursuant to Section 7.1(a), 7.1(b)(i) or 7.1(c) of the Merger Agreement at a time when the Merger Agreement is terminable by Parent pursuant to Section 7.1(b)(ii) of the Merger Agreement, Shareholder shall pay to Parent, by wire transfer of immediately available funds, a fee in the sum of $50.0 million (the "Termination Fee") within one business day after the date of such termination; provided, however, that in no event will Parent be entitled to receive the Termination Fee from Shareholder pursuant to this Section 5(b) if it has received the termination fee from the Company pursuant to Section 7.5(b) of the Merger Agreement.

            (c) Shareholder and Parent acknowledge that the agreement contained in Section 5(b) is an integral part of the transaction contemplated in this Agreement and the Merger Agreement, and that, without this agreement, Parent would not enter into this Agreement or the Merger Agreement; accordingly, if Shareholder fails to promptly pay the Termination Fee, and, in order to obtain such payment, Parent commences a suit that results in a judgment against Shareholder for any of the Termination Fee, Shareholder shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the Termination Fee at the prime rate of Parent in effect on the date such payment was required to be made.

            6.    Noncompetition and Nonsolicitation Obligations.

            6.1   Acknowledgments by Shareholder. Shareholder acknowledges that
(a) the Business prior to the Effective Time is continental in scope; (b) the products and services related to such Business are marketed throughout North America; (c) the Company's Business prior to the Effective Time competes with other businesses that are or could be located in any part of North America; (d) Parent has required that Shareholder make the covenants set forth in this
Section 6 as a condition to and inducement for Parent entering into this Agreement and the Merger Agreement; (e) the provisions of this Section 6 are reasonable and necessary to protect and preserve Parent's and the Company's interests in and operation of the Business from and after the Effective Time;
(f) Parent and the Company would be irreparably damaged if Shareholder were to breach the covenants set forth in this Section 6; and (g) the covenant in
Section 6.2(a) is reasonable with respect to its duration, geographical area and scope. As used in this Section 6, "Territory" means (i) the United States and
(ii) North America.

            6.2 Noncompetition and Nonsolicitation. For a period of three years after the Effective Time (the "Term"):

            (a) Shareholder will not, directly or indirectly (including through a downstream Affiliate), engage or invest in, own (or have more than a 5% ownership interest in), manage, operate, control or participate in the management, operation, control of, any Person engaged in the Business anywhere within the Territory (a "Competing Activity"); provided, however, that a Competing Activity shall in no case include (i) the performance by Shareholder of its obligations under the Commercial Agreements, (ii) the performance by Shareholder of its obligations related to retaining liability for the UAL Agreement, (iii) subject to Shareholder's obligations under the Commercial Agreements, Shareholder's or any of its Affiliates performing any agreement with a third party requiring Shareholder or such Affiliate to refer business to such third party that may compete with the Business or (iv) membership, participation (including as a director, officer, committee or task force member or otherwise) or an ownership interest in any debit card, ATM card, or credit card network (the permitted activities set forth in clauses (i) and (ii) hereinafter being referred to as the "Commercial Activities" and the permitted activities set forth in clauses (i) through (iv) hereinafter being referred to as the "Permitted Activities");

            (b) Other than with respect to the Permitted Activities, Shareholder will not, directly or indirectly (including through a downstream Affiliate), induce or attempt to induce any customer, supplier, licensee or other Person to cease doing business with the Company or any of Company Subsidiary or in any way interfere with the relationship between any such customer, supplier, licensee or other business entity and the Company or any Company Subsidiary; and

            (c) Other than with respect to the Permitted Activities, Shareholder will not, directly or indirectly (including through a downstream Affiliate), solicit the business of any Person known to Shareholder to be a customer of the Company or any Company Subsidiary, whether or not Shareholder or any such Affiliate had personal contact with such Person, with respect to products or activities that compete in whole or in part with the Business.

            In the event of a breach by Shareholder or any Affiliate thereof of any covenant set forth in this Section 6, the term of such covenant will be extended by the period of the duration of such breach.

            6.3   Exceptions.

            (a) If Shareholder complies with Section 6.4 hereof, its acquisition of a Person engaged in whole or in part (whether directly or through another Person) in the Business (such Person's portion of the Business, including, with respect to any interest of such Person in a joint venture, such Person's interest in the joint venture, the "Third Party Processing Business") will not constitute a breach of Shareholder's obligations under Section 6.2.

            (b) Shareholder's acquisition by (including by merger) a Person engaged in whole or in part in the Business will not constitute a breach of Shareholder's obligations under Section 6.2 unless such acquisition of Shareholder by such Person is structured as an acquisition of Shareholder for the purpose of circumventing the restrictions contained in Section 6.2, in which case the Third Party Processing Business of such acquiring Person shall be subject to the provisions of Section 6.4 as if Shareholder or one of its Affiliates were the acquiring party.

            6.4   Parent Rights With Respect to Third Party Processing
Businesses.

            (a) If, during the Term, Shareholder (directly or through a downstream Affiliate) enters into a contract to acquire, and consummates its acquisition of (whether during the Term or thereafter), a Third Party Processing Business in the United States or any interest in any such business, except if pursuant to Section 6.4(b) Shareholder decides not to sell such business, Shareholder will promptly deliver to Parent (i) notice of that acquisition accompanied by a description of the acquired business and financial information in sufficient detail to permit Parent or a third party to determine whether Parent desires to purchase such Third Party Processing Business and (ii) if the Third Party Processing Business is subject to any operating or ownership agreements, such as a joint venture or shareholders agreement, complete copies of these documents (under standard confidentiality terms).

            (b) If, during the Term, Shareholder (directly or through a downstream Affiliate) enters into a contract to acquire, and consummates its acquisition of (whether during the Term or thereafter), a Third Party Processing Business that has a market share less than 5% of the Business in the United States (based on purchase volume in U.S. dollars) and Shareholder determines to dispose of such Third Party Processing Business, Parent shall have a right to purchase such Third Party Processing Business under the terms described in the following sentences in this subsection (b); provided, however, that if and when Shareholder acquires multiple Third Party Processing Businesses that together aggregate a market share equal to or greater than 5% of the Business in the United States (based on purchase volume in U.S. dollars) such acquired businesses shall be treated as the acquisition of a single Third Party Processing Business as set forth in Section 6.4(c) hereof. Within 30 days of the closing of Shareholder's acquisition, Shareholder shall provide to Parent the information described in Section 6.4(a). Within 30 days after receipt of the last of such information, Parent shall notify Shareholder in writing whether or not it desires to purchase such Third Party Processing Business (the "Notice"). If it elects to purchase such business, (i) for a period no longer than 15 days,

Shareholder and Parent shall attempt in good faith to agree upon an independent valuation expert experienced in the field of valuation of merchant processing businesses or (ii) if agreement has not been reached within such period, Parent and Shareholder shall each select an independent valuation expert experienced in the field of valuation of merchant processing businesses and those two individuals shall select a third such expert (in either the case of (i) or (ii), the "Valuation Expert"). Shareholder shall provide or cause to be provided to the Valuation Expert information and access to personnel regarding the Third Party Processing Business (under standard confidentiality terms) reasonably sufficient for it to render its valuation. Within 30 days of its appointment, using customary valuation techniques, the Valuation Expert shall render an opinion as to the fair market value of the Third Party Processing Business, which shall be binding (the "Fair Market Value"). If Parent has elected to purchase the Third Party Processing Business and has caused the parties to initiate the valuation process described above, and after such valuation process, Parent determines that it does not want to pursue such purchase, it shall reimburse Shareholder for its expenses related to such valuation process. If Parent determines to pursue such purchase, Parent shall then be obligated to purchase the Third Party Processing Business for Fair Market Value and on other terms mutually agreed by Shareholder and Parent negotiating in good faith and using all reasonable efforts to close such transaction within 12 months of the date of Shareholder's acquisition of such Third Party Processing Business. If Parent elects not to purchase the Third Party Processing Business, Shareholder may retain such Third Party Processing Business.

            (c) If, during the Term, Shareholder (directly or through a downstream Affiliate) enters into a contract to acquire, and consummates its acquisition of (whether during the Term or thereafter), a Third Party Processing Business that has a market share equal to or greater than 5% of the Business in the United States (based on purchase volume in U.S. dollars), Shareholder must sell such Third Party Processing Business within 18 months of the closing of its acquisition; provided, however, that if Parent elects not to purchase such Third Party Processing Business, and Shareholder's acquisition of such Third Party Processing Business closes after the Term, Shareholder may retain such Third Party Processing Business. Parent shall have the right to purchase such Third Party Processing Business under the terms described in the following sentences in this subsection (c). Within 30 days of the closing of Shareholder's acquisition, Shareholder shall provide to Parent the information described in
Section 6.4(a). Within 30 days after receipt of the last of such information, Parent shall notify Shareholder in writing (i) that it desires to purchase the applicable Third Party Processing Business or (ii) that it does not desire to purchase such business. If Parent notifies Shareholder of its desire to purchase such business, it must then either (x) commit to purchasing such business at a Fair Market Value determined by a Valuation Expert selected in accordance with the procedure set forth in Section 6.4(b) or (y) notify Shareholder to conduct an auction process to sell the Third Party Processing Business. If Shareholder initiates an auction process pursuant to the preceding sentence, Parent must be permitted the opportunity to participate in such process with the same rights as any other participant. If the purchase is to be based on Fair Market Value determined by the Valuation Expert, Shareholder shall provide or cause to be provided to the Valuation Expert information and access to personnel regarding the Third Party Processing Business (under standard confidentiality terms) reasonably sufficient for it to render its valuation. Within 30 days of its appointment, using customary valuation techniques, the Valuation Expert shall render an opinion as to the Fair Market Value. Parent shall then be obligated to purchase the Third Party Processing Business for Fair Market Value and on other terms mutually agreed by Shareholder and Parent negotiating in good faith and using all reasonable efforts to close such transaction within 12 months of the date of Shareholder's acquisition of such Third Party Processing Business.

            (d) If the acquired Third Party Processing Business represents less than 100% ownership of the entity in which such Third Party Processing Business is conducted and such entity is subject to option or similar agreement giving Shareholder the right to dissolve, withdraw from or otherwise acquire a portion of the Business, the Parent shall have the right to purchase that acquired interest using the valuation method set forth in Section 6.4(b).

            (e) Notwithstanding the foregoing provisions in this Section 6.4, with respect to any Third Party Processing Business that consists of Shareholder's or its Affiliate's interest in a joint venture, Shareholder or its Affiliate, as applicable, need only exercise all reasonable efforts to carry out the intent of this Section 6.4 and shall not be required to breach any written agreement governing that joint venture.

            6.5 Restrictions on Soliciting Employees. During the Term, Shareholder shall not, and shall cause each of its directors, officers, employees, agents, assigns, Affiliates and Representatives (collectively, the "Related Parties") not to, without the prior written approval of the Parent, directly or indirectly, solicit, hire, employ, or intentionally encourage, entice or induce, or assist any other Person in so doing, as an employee or independent contractor, any individual who is an employee of the Company or any Company Subsidiary as of the date hereof (i) with a base salary in excess of $100,000, (ii) with a title of vice president or above or (iii) who is employed in a sales position (exclusive of employees who serve in principally administrative support position); provided, however, that the foregoing prohibitions shall not be deemed to be violated by any general solicitation of employment not specifically directed at such employees, including advertising of open positions, participating in job fairs or other generalized forms of solicitation or response to unsolicited inquiries about employment opportunities or if any such person contacts Shareholder of his or her own initiative without any direct or indirect solicitation by, or encouragement from, Shareholder.

            6.6 Remedies. If Shareholder breaches the covenants set forth in this Section 6, Parent and the Company will be entitled to the following remedies: (a) other than with respect to Section 6.4, damages from Shareholder and (b) injunctive or other equitable relief (other than the right to offset) to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of this Section 6, it being agreed that money damages alone would be inadequate to compensate the Company and Parent and would be an inadequate remedy for such breach. The rights and remedies of the Company and Parent in this Section 6 are cumulative and not alternative, and are in addition to any other remedies the Company and Parent has under this Agreement or by law.

            6.7 Severability. Whenever possible, each provision and term of this Section 6 will be interpreted in a manner to be effective and valid, but if any provision or term of this Section 6 is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Section 6. If any of the covenants set forth in this Section 6 are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Shareholder to the greatest extent permissible.

            7.    Nondisclosure of Proprietary Information.

            (a) Other than to the extent necessary with respect to the Commercial Activities, at any time after the Effective Time, Shareholder shall not, and shall cause its Related Parties not to, at any time, except as required by law or the disclosure requirements of any applicable stock exchange or the SEC, make use of in competition with the Parent, the Company or any of their respective Affiliates, divulge or otherwise disclose, directly or indirectly, any trade secret, proprietary data, pricing or other confidential information (including, but not limited to, any customer list, record or financial information) concerning the Business or the Company's customers that Shareholder or such Related Party may have learned as an owner, shareholder, employee, officer or director of the Company (collectively, the "Company Proprietary Information"). Notwithstanding the foregoing, Company Proprietary Information shall not include (i) any information that has become generally available in the public domain other than through a disclosure by Shareholder or a Related Party of Shareholder that is prohibited by this Section 7(a) or (ii) is shown to have been received by Shareholder or a Related Party of Shareholder from a Person that is not (A) a Related Party of the Company or the Parent or (B) under a restriction against divulging Company Proprietary Information.

            (b) Notwithstanding the foregoing Section 7(a), in the event that Shareholder or any of its Related Parties is requested or required (under applicable laws or by oral questions, interrogatories, requests for information or documents by any Governmental Entity or other Person in legal proceedings, subpoenas, civil investigative demands or other similar process) to disclose any Company Proprietary Information, such Shareholder or Related Party so requested or required shall provide the Company with prompt written notice of any such request or requirement so that the Company may object to production, seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver of the Company, Shareholder or a Related Party is nonetheless legally compelled to disclose such Company Proprietary Information, Shareholder or such Related Party may, without liability hereunder, disclose only that portion of the Company Proprietary Information that is legally required to be disclosed.

            8.    Tax Matters.

            8.1   Tax Periods Ending Before the Closing Date.

            (a) Shareholder shall (i) prepare and file all federal and state income and franchise Tax Returns for the Company or any Company Subsidiary with respect to all periods ending before the Closing Date that are due before the Closing Date, (ii) prepare and file or cause the Company or any Company Subsidiary to prepare and file all other Tax Returns, reports and forms for the Company or any Company Subsidiary that are due before the Closing Date and (iii) pay all Taxes with respect to clause (i) shown on such Tax Returns and at the time of such filing shall pay or shall cause the Company and any Company Subsidiary, as applicable, to pay all

Taxes with respect to clause (ii) shown on such returns. All such Tax Returns shall be prepared in a manner consistent with prior practices for the Company or any Company Subsidiary.

            (b) Parent shall prepare and file, or cause the Company or a Company Subsidiary to prepare and file, all other Tax Returns due on or after the Closing Date (other than income Tax Returns with respect to periods for which a consolidated, unitary or combined income Tax Return of Shareholder will include the operation of the Company or any Company Subsidiary) with respect to taxable periods ending before the Closing Date in a manner consistent with prior practices for the Company or any Company Subsidiary, except for changes necessary to comply with changes in, or application of, Tax law. Notwithstanding preparation of such Tax Returns, Shareholder shall be solely responsible for any Taxes incurred before the Closing Date in excess of any Taxes properly accrued on the books of the Company and any Company Subsidiary as of the Closing Date, excluding penalties solely attributable to the negligence of or the late filing of such Tax Returns by Parent or the Company or any Company Subsidiary after the Closing Date and net of any Tax overaccruals.

            (c) The filing party shall submit any such federal or state income or franchise Tax Returns to the reviewing party a reasonable number of days before the due date thereof (including any extensions that have been properly filed and copied to the reviewing party). The filing party shall submit all other Tax Returns to the reviewing party a reasonable number of days before the due date thereof (including any extensions that have been properly filed and copied to the other) to allow for reasonable review and comment. The reviewing party shall have the right to review and comment and consent to the form and substance of such Tax Returns (which consent may not be unreasonably withheld). Upon agreement with respect to the form and substance of such Tax Return, the filing party shall cause such Tax Return to be filed. If the filing party does not prepare and submit such Tax Return within the period set forth herein, the reviewing party may prepare and file (or cause to be prepared and filed) such Tax Return in a manner consistent with prior practices for the Company or any Company Subsidiary.

            8.2   Tax Periods Beginning Before and Ending After the Closing
Date.

            (a) Parent shall prepare or cause to be prepared and file or cause to be filed any Tax Returns for the Company and any Company Subsidiary for Tax periods beginning before and ending after the Closing Date in a manner consistent with prior practices for the Company and any Company Subsidiary, except for changes necessary to comply with changes in, or application of, Tax law. Notwithstanding preparation of such Tax Returns, Shareholder shall be solely responsible for any Taxes incurred before the Closing Date in excess of any Taxes properly accrued on the books of the Company and any Company Subsidiary as of the Closing Date, excluding penalties solely attributable to the negligence of or the late filing of such Tax Returns by Parent or the Company or any Company Subsidiary after the Closing Date and net of any Tax overaccruals.

            (b) For purposes of this Section 8.2, the portion of Taxes incurred before the Closing Date shall be allocated (i) based on an interim closing of the books as of the Closing Date with respect to Taxes determined on the basis of income and (ii) on a per diem basis with respect to all other Taxes.

            (c) Parent shall submit all Tax Returns to Shareholder a reasonable number of days before the due date thereof (including any extensions that have been properly filed and copied to the other) to allow for reasonable review and comment. Shareholder shall have the right to review and comment and consent to the form and substance of any such Tax Return prepared by Parent (which consent may not be unreasonably withheld). Upon agreement with respect to the form and substance of such Tax Return, Parent shall cause such Tax Return to be filed. If Parent does not prepare and submit such Tax Return within the period set forth herein, Shareholder may prepare and file (or cause to be prepared and filed) such Tax Return in a manner consistent with prior practices for the Company or any Company Subsidiary, as the case may be.

            8.3 Tax Periods Beginning On or After the Closing Date. Parent shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and any Company Subsidiary for Tax periods beginning on or after the Closing Date and shall be solely responsible for any Taxes incurred on or after the Closing Date.

            8.4   Cooperation on Tax and Other Matters.

            (a) (i) Shareholder shall have the right to elect to control any audit or examination by any taxing authority, file any amended return, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating or with respect to any federal or state income Taxes of the Company and any Company Subsidiary for all Tax periods ending before the Closing Date and (ii) Parent shall have the right to elect to control any audit or examination by any taxing authority, initiate any claim for refund, file any amended return, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating or with respect to any Taxes, other than those described in Section 8.4(a)(i), of the Company and any Company Subsidiary for all Tax periods; provided, however, that each party shall promptly notify the other of any audit, proceeding or other event described above in clause (i) or (ii) (each, an "Event"), and the parties shall consult with each other with respect to the resolution of any issue relating to Taxes arising as a result of or in connection with each Event and shall not, without prior consent of the other party, finally settle, compromise or resolve any matter related to such Event if such final settlement, compromise or resolution would result in liability to the other party. Shareholder shall not settle any audit or examination in a manner that would adversely effect the Company or any Company Subsidiary after the Closing Date without the prior written consent of Parent, which consent shall not be unreasonably withheld. Parent shall not settle any audit or examination in a manner that would adversely effect Shareholder or its Affiliates without the prior written consent of Shareholder, which consent shall not be unreasonably withheld. To the extent a party controls any Event as provided in this Section 8.4(a), such party shall pay the costs and expenses relating thereto.

            (b) Shareholder shall have the right to control an Event that relates only to its Taxes for Tax periods ending before the Closing Date. If such Event and the resolution thereof may involve, or have any effect on, the Taxes or liability of the Company or any Company Subsidiary or Parent after the Effective Time, Shareholder shall promptly notify Parent of such Event, and Shareholder shall consult with Parent with respect to the resolution of any issue relating to Taxes arising as a result of or in connection with such Event and shall not, without the prior consent of Parent, finally settle, compromise or resolve any matter related to such Event if such final settlement, compromise or resolution would result in liability to Parent, the Company or any Company Subsidiary. To the extent Shareholder controls any Event as provided in this Section 8.4(b), Shareholder shall pay the costs and expenses relating thereto, other than the costs and expenses related to Parent's review and consultation.

            (c) The parties shall cooperate fully, as and to the extent reasonably requested by any other party, in connection with the filing of Tax Returns pursuant to this Section 8 and any audit, litigation, examination or other judicial or administrative proceeding with respect to Taxes or preparation of other financial or accounting reports or other documents. Such cooperation shall include the retention and (upon the other party's request and sole expense) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The parties further agree, upon request, that they will use commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby). Shareholder may not make any Tax election regarding the Company or any Company Subsidiary from the date hereof through the Closing Date without the prior written consent of Parent, which consent may be withheld in its sole discretion. Parent may not make any Tax election regarding the Company or any Company Subsidiary after the Closing Date that could have an adverse impact on Shareholder or any of its Affiliates for a Tax period ending on or prior to the Closing Date.

            (d) Parent and Shareholder will provide reasonable assistance and access to records as reasonably requested by each other, including the testimony of employees, officers, experts and other witnesses within its control, in the defense of any claim, lawsuit, Tax examination or other proceeding relating to the Company or any Company Subsidiary. The requesting party shall reimburse all direct expenses incurred by the other party in providing such assistance.

            (e) Post-Closing Elections. At Shareholder's request, Parent shall cause the Company or any Company Subsidiary to make or join with Shareholder in making any election if the making of such election does not have an adverse impact on Parent (or the Company or any Company Subsidiary) for any Tax period ending after the Closing Date.

            (f) Carrybacks. Shareholder shall pay to Parent any Tax refund (or reduction in Tax liability) resulting from a carryback of a Tax attribute arising in a taxable period beginning after the Closing Date of the Company or any Company Subsidiary into Shareholder's consolidated Tax Return, when such refund (or reduction) is realized by Shareholder or any Affiliate. Shareholder shall be entitled to retain any Tax refund (or reduction in Tax liability) resulting from a carryback of a Tax attribute arising in a taxable period ending on or before or including the Closing Date. At Parent's request, Shareholder will cooperate with the Company and any Company Subsidiary in obtaining a refund (or reduction), including through the filing of amended Tax Returns or refund claims to the extent relating to a Tax period ending after the Closing Date, provided that the costs associated with any such filing or cooperation shall be borne solely by Parent. Parent agrees to indemnify Shareholder for any Taxes resulting from the disallowance of any post-acquisition Tax attribute on audit or otherwise. Notwithstanding anything in this Section 8.4(f) to the contrary, in no event will Shareholder be required to cooperate with the Company and any Company Subsidiary in obtaining a refund (or reduction) for a Tax period ending after the Closing Date if such action could result in an adverse Tax or financial impact on Shareholder or any of its Affiliates.

            (g) Carryovers. Shareholder shall be entitled to elect to retain any net operating loss carryovers or capital loss carryovers of the Company or any Company Subsidiary relating to a period ending on or prior to the Closing Date.

            (h) Tax-Sharing Agreement. Any Tax-sharing agreement between Shareholder and the Company or any Company Subsidiary will be terminated as of the Closing Date and shall have no further effect for any taxable year (whether the current year, a future year, or a past year).

            9.    Indemnification.

            9.1 UAL Liability. Parent and Shareholder agree that all liabilities arising from the relationships between the Company and the Company Subsidiaries, on the one hand, and United Airlines, Inc. and its Affiliates, on the other hand, whether arising from the UAL Agreement or any other agreement or course of conduct, shall be exclusively the obligation and liability of Shareholder. Accordingly, the parties shall take all steps appropriate to transfer to Shareholder, all past, present and future liability for the UAL Agreement and the Support Agreements as fully as if Shareholder had been the party contracting to such agreements in place of the Company, and Shareholder shall indemnify the Parent Group (as defined below) as provided in this Agreement. Notwithstanding the generality of the foregoing:

            (a) Shareholder shall pay in a timely fashion the entire cost of performance and shall satisfy all other obligations (other than those paid by NCBK under the Sponsorship Agreement) under the UAL Agreement and the Support Agreements, including, without limitation, the following (collectively, the "UAL Agreement Liability"):

            (i) the Company's (or any Company Subsidiary's) past activities under the UAL Agreement or any Support Agreement that result from a breach of the UAL Agreement or any Support Agreement or that result in a third party Claim;

            (ii) any transactions processed under the UAL Agreement, the Support Agreements or otherwise on behalf of UAL or any of its Affiliates, or the credit or debit card charges incurred in connection with those transactions, whether past, present or future, that may result in any charge, chargeback, recapture, refund, fee, tax, claim or other payment made upon the Company or any Company Subsidiary;

            (iii) the Company's (or any Company Subsidiary's) processing or transmitting of electronic data for UAL pursuant to the UAL Agreement or the Sponsorship Agreement whether prior to or after the Effective Time (provided that in connection with future transactions Parent shall cause the Company to follow the reasonable, good faith directions of Shareholder in performing under such contract) that may result in any charge, chargeback, recapture, refund, fee, tax, claim or other payment made upon the Company or any Company Subsidiary;

            (iv) any guarantee between the Company (or any Company Subsidiary) and MasterCard, VISA or any other Charge Card organization as well as any contractual obligation or commitment or payment or reimbursement obligation owing to MasterCard, VISA or any other Charge Card organization arising from any transaction processed for UAL or any guarantee of the payment of that transaction;

            (v) any sponsor agreement, obligation or guarantee by the Company or any Company Subsidiary in favor of NCBK;

            (vi) any charge, chargeback, recapture, refund, fee, Tax, Claim or other payment made upon, or payments by, the Company or any Company Subsidiary as a result of the failure by UAL to pay any of such amounts; and

            (vii) the Company's (or any Company Subsidiary's) cost for rendering, processing or subprocessing services on behalf of Shareholder in connection with the UAL Agreement as provided in the Sponsorship Agreement.

            (b) Shareholder shall indemnify, defend, reimburse and hold harmless the Parent and its Affiliates, and each officer, director and employee of the Parent or of any of its Affiliates and their respective heirs, successors and assigns (collectively, the "Parent Group"), from and against all Claims (as defined in Section 9.4), as asserted against, resulting to, imposed upon or incurred by any member of the Parent Group, directly or indirectly, arising from:

            (i) any litigation or other proceedings in bankruptcy initiated by or on behalf of UAL or any creditor of, or trustee for, UAL;

            (ii) by any third party resulting from the failure or omission by the Company, prior to the Effective Time, to make or accurately report or disclose the scope, nature or amount of its liability, potential liability or risk exposure with respect to UAL as required under applicable law; and

            (iii) the UAL Agreement, Shareholder's (or any of its Affiliates') relationship with UAL or any obligation of NCBK to the Company (or any of its Affiliates) under the Sponsorship Agreement.

            9.2 General Indemnity. Upon the terms and subject to the conditions of this Section 9, Shareholder shall indemnify, defend, reimburse and hold harmless the Parent Group from and against all Claims, as incurred, asserted against, resulting to, imposed upon or incurred by any member of the Parent Group, directly or indirectly, arising from:

            (a) if, and to the extent that, Parent or its Affiliate has suffered provable monetary damages, the breach or violation of Sections 6 or 7 of this Agreement;

            (b) the breach or violation of Sections 2.4, 2.5, 8 or 9.1 of this Agreement;

            (c) any and all Taxes of any (i) member of a Group (other than the Company or any Company Subsidiary) of which the Company or any Company Subsidiary (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local, or foreign law or regulation, and (ii) Person (other than the Company or any Company Subsidiary) imposed on the Company or any Company Subsidiary as a transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes relate to an event or transaction occurring before the Effective Time.

            9.3   Purchase Price Indemnity. Shareholder shall reimburse Parent:

            (a)   in an amount equal to (i) (A) the Merger Consideration times
(B) the number of shares of Company Common Stock issued and outstanding at the Effective Time, including restricted shares, in excess of (1) 53,344,125 plus
(2) the number of shares of Company Common Stock underlying any Company Options listed in Section 3.1(c) of the Company Disclosure Letter exercised between the date hereof and the Effective Time, if any, plus (ii) (A) the number of shares of Company Common Stock underlying any Company Options not listed in Section 3.1(c) of the Company Disclosure Letter times (B) the Merger Consideration minus the exercise price of such Company Options; and

            (b) in an amount equal to (i) 0.83 times (ii) the amount by which the Cash on the Company's balance sheet on September 30, 2004 is less than the sum of (A) $322 million plus (B) the aggregate exercise price of all Company Options exercised between the date hereof and September 30, 2004 (the sum of clauses (A) and (B), the "Threshold Amount"); provided, however, that in no event will the amount of reimbursement pursuant to this Section 9.3(b) exceed
(x) 0.83 times (y) (1) the Threshold Amount minus (2) $296 million.

            9.4 Any member of the Parent Group claiming entitlement to indemnification pursuant to this Section 9 is hereinafter sometimes referred to as an "Indemnified Party". The term "Claim" means and includes any and all liabilities, losses, damages, claims, costs and expenses, Taxes, interest, awards, charges, assessments, litigation, proceeding, investigation, settlement, judgment or judicial compromise (whether voluntary or involuntary), judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by any Indemnitee (including, without limitation, any action brought or otherwise initiated by any of them), including any consequential, punitive, special or incidental damages paid to any third party, but excluding any consequential, punitive, special or incidental damages awarded to Parent or its Affiliates. For purposes of determining the amount of a Claim from an underaccrual of income Taxes, such amount shall be reduced by any Tax benefit (including any future Tax benefit) derived by the Company or Shareholder in connection with that underaccrual. To avoid duplication of payments hereunder, if any, whenever following receipt of an indemnification payment, either party receives insurance proceeds or other third-party payment with respect to the same Claim for which indemnification has been paid, the amount of the indemnification payment duplicated will be refunded to the party making payment.

            9.5   Procedures.

            (a) An Indemnified Party shall give Shareholder written notice of any matter that such Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement within 20 days of such determination, stating the indemnifiable amount, if known, and method of computation thereof. The failure by any Indemnified Party so to notify Shareholder shall not relieve Shareholder from any liability which it may have to such Indemnified Party under this Section 9, except to the extent that Shareholder demonstrates that it has been materially prejudiced by such failure (except that Shareholder shall not be liable for any expense incurred during the period, if any, from the date that is 20 days after such determination to the date the Indemnified Party provides notice hereunder). If Shareholder does not notify the Indemnified Party in writing within 20 days following its receipt of such notice that Shareholder disputes its liability to the Indemnified Party under this Section 9, such Claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of Shareholder under this
Section 9 and Shareholder shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the Claim (or any portion thereof) is estimated, on such later date when the amount of such Claim (or such portion thereof) becomes finally determined. If Shareholder has timely disputed its liability with respect to such Claim, as provided above, Shareholder and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations and paid within 20 days, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction pursuant to the terms hereof.

            (b) Shareholder shall have the right to compromise or, if appropriate, defend any Claim at its own cost and, except as provided in the Shareholder Disclosure Letter delivered herewith, through counsel of its own choosing. In the event Shareholder undertakes to compromise or defend any Claim, it shall promptly (and in any event, no later than 20 days after receipt of the applicable notice of the Claim from the Indemnified Party) notify the Indemnified Party in writing of its intention to do so. The Indemnified Party shall fully cooperate with Shareholder and its counsel in the defense or compromise of such Claim (including by making available to Shareholder all books, records and other documents and materials that are under the direct or indirect control of the Indemnified Party and that are reasonably necessary or desirable for the defense of such matter). After the assumption of the defense by Shareholder, the Indemnified Party shall not be liable for any legal or other expenses subsequently incurred by Shareholder in connection with such Claim, including any costs or expenses associated with the compromise or resolution of the Claim (unless Shareholder disputes its liability for such indemnification Claim and a final, nonappealable court order or judgment determines that Shareholder is not liable to indemnify the Indemnified Party), but the Indemnified Party (unless the claim involves Taxes) may participate in such defense at its own expense. No settlement of a Claim defended by Shareholder shall be made without the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld. Shareholder shall not, except with the prior written consent of the Indemnified Party, consent to the entry of a judgment or settlement of a Claim that does not include as an unconditional term thereof, the giving by the claimant and/or plaintiff to the Indemnified Party of an unconditional release from all liability in respect of such Claim. If notice is given to Shareholder of a Claim and Shareholder does not, within 20 days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such Claim, Shareholder will be bound by any determination made in a proceeding with respect to such Claim or any compromise or settlement effected by the Indemnified Party.

            (c) Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a proceeding involving a Claim may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to Shareholder, assume the exclusive right to defend, compromise or settle such proceeding; provided, that the Indemnified Party may not settle or compromise any such claim or demand without the prior written consent of Shareholder, such consent not to be unreasonably withheld.

            9.6 Procedure for Calculating Cash at the Effective Time. Within 30 days after the earlier to occur of October 31, 2004 or the Closing Date, Parent shall deliver to Shareholder its calculation (in a manner consistent with the Company's past practice) of Cash at the Effective Time with supporting documentation (the "Calculations"). If Shareholder disputes Parent's calculation of Cash, Shareholder shall give Parent notice within 15 days of receipt of the Calculations, (i) setting forth Shareholder's calculation of Cash and (ii) specifying in reasonable detail Shareholder's basis for its disagreement with Parent's Calculations. The failure by Shareholder to notify Parent of its disagreement within such 15 calendar-day period will constitute Shareholder's acceptance of Parent's computation of Cash. If Shareholder and Parent are unable to resolve any disagreement between them within 10 calendar days after Shareholder's giving the notice of disagreement, the items in dispute will be referred for determination to a nationally recognized accounting firm independent of Shareholder and Parent and mutually acceptable to Shareholder and Parent (the "Accountants"). The Accountants will make a determination as to each of the disputed items, which determination will be (w) in writing, (x) furnished to each of Shareholder and Parent as promptly as practicable after the referral of the disputed items to the Accountants but in any event no later than 15 calendar days after being retained, (y) made in accordance with this Agreement and (z) conclusive and binding on Shareholder and Parent. The fees and expenses of the Accountants in connection with the determination referred to in this
Section 9.5 will be borne equally by Shareholder and Parent.

            10.   Miscellaneous.

            10.1 Further Assurances. The parties shall execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Each party hereto shall cooperate with the other party hereto, to the extent reasonably requested by such party, to enforce rights and obligations herein provided.

            10.2 Limitation. Shareholder will retain at all times the right to vote the Shares, in Shareholder's sole discretion, on all matters, other than those set forth in Section 4.1, which are at any time or from time to time presented to the Company's shareholders generally.

            10.3 Severability. If any term in or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            10.4 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

            10.5 Extension; Waiver. Either Parent or Shareholder may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement, or (c) waive compliance by the other party with any of the agreements contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

            10.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the Shareholder Disclosure Letter delivered herewith (which shall be incorporated herein be reference) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and is not intended to confer upon any Person other than the parties any rights or remedies.

            10.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of each other party. Any assignment in violation of this
Section 10.7 will be void and of no effect. Subject to the preceding two sentences, this Agreement is binding upon, inures to the benefit of, and is enforceable by, the parties and their respective successors and assigns.

            10.8 Governing Law. This Agreement is to be governed by, and construed in accordance with, the laws of the State of Ohio, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

            10.9 Jurisdiction. With respect to any matter that may be litigated hereunder, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the federal courts located in the State of Ohio in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. The parties waive their right to jury trial.

            10.10 Notices. All notices, requests, claims, demands and other communications under this Agreement must be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as is specified by like notice):

            If to Parent:

            Bank of America Corporation
            100 North Tryon Street
            NC1-007-20-01
            Charlotte, North Carolina 28255
            Attention: General Counsel
            Telecopy No.: (704) 386-0181

            With a copy (which shall not constitute notice) to:

            Helms Mulliss & Wicker, PLLC
            201 North Tryon Street
            Charlotte, North Carolina 28202
            Attention: Boyd C. Campbell
            Telecopy No.: (704) 343-2300

            If to Shareholder:

            National City Corporation
            1900 East Ninth Street
            Cleveland, Ohio 44114
            Attention: General Counsel
            Telecopy No.: (216) 222-2336

            With a copy (which shall not constitute notice) to:

            Jones Day
            North Point
            901 Lakeside Avenue
            Cleveland, Ohio 44114
            Attention: Lyle G. Ganske
            Telecopy No.: (216) 579-0212

            10.11 Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Ohio, this being in addition to any other remedy to which they are entitled at law or in equity.

            10.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            10.13 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. In the event an ambiguity or question of intent or interpretation, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. No provision of this Agreement will be interpreted in favor of, or against any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation."

            10.14 Fees and Expenses. Except as provided in Section 5 hereof or in the Shareholder Disclosure Letter delivered pursuant hereto, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

            10.15 Survival of Representations and Warranties. All representations and warranties in this Agreement shall survive the Termination Date.

                           [Intentionally Left Blank]

      IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first above written.

                                            BANK OF AMERICA CORPORATION

                                            By:  /s/ Rose-Marie V. Stercay
                                                --------------------------------
                                            Name: Rose-Marie V. Stercay
                                            Title: Senior Vice President

                                            NATIONAL CITY CORPORATION

                                            By:   /s/ J. Armando Ramirez
                                                --------------------------------
                                            Name: J. Armando Ramirez
                                            Title: Executive Vice President

                                                                         ANNEX C

                          Letterhead of Morgan Stanley

Board of Directors
National Processing, Inc.
1231 Durrett Lane
Louisville, KY 40213

Members of the Board:

We understand that National Processing, Inc. ("National Processing" or the "Company"), Bank of America Corporation ("Parent") and Monarch Acquisition, Inc., a wholly owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated July 12, 2004 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Company. Pursuant to the Merger, Company will become a wholly owned subsidiary of Parent and each outstanding share of common stock, no par value per share (the "Common Stock"), of National Processing, other than shares held in treasury or held by Parent, Merger Sub or any subsidiary of the Company (other than such shares held in a fiduciary, collateral custodial or similar capacity) or as to which dissenters' rights have been perfected, will be converted into the right to receive $26.60 per share in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement. We further understand that approximately 83.2% of the outstanding shares of Common Stock is owned by National City Corporation ("National City"). We note that National City and Parent intend to enter into a Shareholder Agreement and various commercial agreements in connection with the Merger (collectively, the "National City Agreements").

You have asked for our opinion as to whether the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders other than National City.

For purposes of the opinion set forth herein, we have:

      a) reviewed certain publicly available financial statements and other information of the Company;

      b) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

      c) reviewed certain financial projections prepared by the management of the Company;

      d) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

      e)    reviewed the reported prices and trading activity for the Common
                Stock;

      f) compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;

      g) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

      h) participated in discussions and negotiations among representatives of the Company, Parent and National City and their financial and legal advisors;

      i) reviewed the Merger Agreement, drafts of the National City Agreements and certain related documents; and

      j) performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement and that the transactions contemplated by the National City Agreements will be consummated in accordance with their terms. This opinion does not address the fairness of any consideration to be received by National City pursuant to the Merger Agreement or the National City Agreements. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and National City and have received fees for the rendering of these services.

It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that a copy of our opinion may be included in its entirety, if required, in any filing required to be made with the Securities and Exchange Commission in connection with the Merger. In addition, Morgan Stanley expresses no opinion or recommendation as to how the holders of the Common Stock should vote at the shareholders' meeting held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders other than National City.

                                              Very truly yours,

                                              MORGAN STANLEY & CO. INCORPORATED

                                              By: /s/ James Head
                                                  ------------------------------
                                                  James Head
                                                  Managing Director

                                                                         ANNEX D

                 OHIO REVISED CODE SECTIONS 1701.84 AND 1701.85

SECTION 1701.84 DISSENTS IN CASE OF A MERGER, CONSOLIDATION, COMBINATION, OR MAJORITY SHARE ACQUISITION.

      The following are entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

      (A) Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to section 1701.78, 1701.781, 1701.79, 1701.791, or
            1701.801 of the Revised Code;

      (B) In the case of a merger into a domestic corporation, shareholders of the surviving corporation who under section 1701.78 or 1701.781 of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

      (C) Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

      (D) In the case of a combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

      (E) Shareholders of a domestic subsidiary corporation into which one or more domestic or foreign corporations are being merged pursuant to section 1701.801 of the Revised Code.

SECTION 1701.85 PROCEDURE IN CASE OF DISSENTS.

      (A)   (1)   A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

            (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

            (3)   The dissenting shareholder entitled to relief under division
                  (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

            (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

            (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

      (E) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

      (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

      (D)   (1)   The right and obligation of a dissenting shareholder to
            receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

                  (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

                  (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

                  (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

                  (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

            (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

      (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                      PROXY

                                            PROXY SOLICITED ON BEHALF OF THE
NATIONAL PROCESSING                      BOARD OF DIRECTORS FOR OCTOBER __, 2004
                                                     SPECIAL MEETING

      The undersigned shareholder of National Processing, Inc. hereby appoints Thomas A. Richlovsky and Carlton E. Langer and each of them, with power of substitution, proxies for the undersigned to vote all the shares of Common Stock of National Processing which the undersigned is entitled to vote at the special meeting of shareholders of National Processing to be held on October __, 2004 and any adjournment thereof as follows and in their discretion to vote and act upon such other business as may properly come before the meeting. The Board of Directors recommends a vote FOR the following:

1. TO ADOPT THE AGREEMENT AND PLAN OF MERGER AMONG BANK OF AMERICA CORPORATION, MONARCH ACQUISITION, INC., AN INDIRECT WHOLLY OWNED SUBSIDIARY OF BANK OF AMERICA, AND NATIONAL PROCESSING, INC., AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

                                             [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                             (Continued, and TO BE SIGNED, on the reverse side.)

________________________________________________________________________________

                         (Continued from reverse side.)

Proxy No.                                                                Shares

UNLESS OTHERWISE INDICATED, THE PROXIES ARE INSTRUCTED TO VOTE FOR THE PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER.

                                              Dated _________________ ___, 2004

                                              __________________________________

                                              __________________________________

                                              __________________________________
                                              (Sign here)

                                              INSTRUCTIONS: Please sign exactly
                                              as shown hereon. When signing as a
                                              fiduciary or on behalf of a
                                              corporation, bank, trust company,
                                              or other similar entity, your
                                              title or capacity should be shown.

                PLEASE SIGN, DATE, AND RETURN YOUR PROXY PROMPTLY
                            IN THE ENCLOSED ENVELOPE.